UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

Textron Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF ANNUAL MEETING

To the Shareholders of Textron Inc.:

The 2015 annual meeting of shareholders of Textron Inc. will be held on Wednesday, April 22, 2015, at 11:00 a.m. at the Company’s principal executive office located at 40 Westminster Street, Providence, Rhode Island for the following purposes:

1.   To elect the eleven director nominees named in the proxy statement to hold office until the next annual shareholders’ meeting;

2.   To approve the proposed Textron Inc. 2015 Long-Term Incentive Plan;

3.   To approve Textron’s executive compensation on an advisory basis;

4.   To ratify the appointment by the Audit Committee of Ernst & Young LLP as Textron’s independent registered public accounting firm for 2015;

5.   If properly presented at the meeting, to consider and act upon two shareholder proposals set forth beginning on page 55 in the accompanying proxy statement, which are opposed by the Board of Directors; and

6.   To transact any other business as may properly come before the meeting or any adjournment or postponement of the meeting.

You are entitled to vote all shares of common stock registered in your name at the close of business on February 27, 2015. If your shares are held in the name of your broker or bank and you wish to attend the meeting in person and vote your shares, your broker or bank must issue to you a proxy covering your shares.

Whether or not you plan to attend the meeting, we urge you to complete, sign and date the enclosed proxy card and return it in the accompanying postage-paid envelope as soon as possible so that your shares may be represented at the meeting. Shareholders of record also have the option of voting their shares via the Internet or by using a toll-free telephone number. Instructions on how to vote either via the Internet or by telephone are included on the proxy card.

A list of shareholders entitled to vote at the 2015 annual meeting will be open to examination by any shareholder, for any purpose germane to the meeting, for ten days prior to the meeting, at Textron’s principal executive office, 40 Westminster Street, Providence, Rhode Island 02903.

By order of the Board of Directors,

E. Robert Lupone

Executive Vice President,

General Counsel and Secretary

Providence, Rhode Island

March 6, 2015

YOUR VOTE IS IMPORTANT

BROKERS ARE NOT PERMITTED TO VOTE ON THE ELECTION OF DIRECTORS OR ON CERTAIN OTHER PROPOSALS WITHOUT INSTRUCTIONS FROM THE BENEFICIAL OWNER. THEREFORE, IF YOUR SHARES ARE HELD IN THE NAME OF YOUR BROKER OR BANK, IT IS IMPORTANT THAT YOU VOTE. WE ENCOURAGE YOU TO VOTE PROMPTLY, EVEN IF YOU INTEND TO ATTEND THE ANNUAL MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 22, 2015:

The Company’s Proxy Statement for the 2015 Annual Meeting of Shareholders, the Annual Report to Shareholders for the fiscal year ended January 3, 2015 and the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2015 are available at www.textron.com under “Investor Relations — Investor Resources — Annual Report & Proxy Materials”. The Company will provide by mail, without charge, a copy of its Annual Report on Form 10-K, at the request of registered shareholders. Please direct all inquiries to the Company at (401) 457-2353 or by submitting a written request to the Secretary at Textron Inc., 40 Westminster Street, Providence, Rhode Island 02903.

PROXY STATEMENT

General

This proxy statement, which is being mailed on or about March 6, 2015, to each person entitled to receive the accompanying notice of annual meeting, is furnished in connection with the solicitation by the Board of Directors of Textron Inc. of proxies to be voted at the annual meeting of shareholders to be held on April 22, 2015, at 11:00 a.m. at the Company’s principal executive office, located at 40 Westminster Street, Providence, Rhode Island, and at any adjournments or postponements thereof.

Shareholders Who May Vote

All shareholders of record at the close of business on February 27, 2015 will be entitled to vote. As of February 27, 2015, Textron had outstanding 277,009,278 shares of common stock, each of which is entitled to one vote with respect to each matter to be voted upon at the meeting. Proxies are solicited to give all shareholders who are entitled to vote on the matters that come before the meeting the opportunity to do so whether or not they attend the meeting in person.

Voting

All shareholders may vote by mail. Shareholders of record may also vote via the Internet or by using the toll-free telephone number listed on the proxy card. Internet and telephone voting information is provided on the proxy card. A control number, located on the lower right portion of the proxy card, is designated to verify a shareholder’s identity and allow the shareholder to vote the shares and confirm that the voting instructions have been recorded properly. If you vote via the Internet or by telephone, please do not return a signed proxy card. Shareholders who hold their shares through a bank or broker can vote via the Internet or by telephone if these options are offered by the bank or broker.

If voting by mail, please complete, sign, date and return your proxy card enclosed with the proxy statement in the accompanying postage-paid envelope. You can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. That recommendation is shown for each proposal on the proxy card.

You also may vote in person at the meeting. If your shares are held in the name of your broker or bank and you wish to vote in person at the meeting, you must request your broker or bank to issue you a proxy covering your shares.

Savings Plan Participants

If you are a participant in a Textron savings plan with a Textron stock fund as an investment option, the accompanying proxy card shows the number of shares allocated to your account under the plan. When you vote via the Internet or by telephone, or your proxy card is returned properly signed, the plan trustee will vote your proportionate interest in the plan shares in the manner you direct, or if you vote by mail and make no direction, in proportion to directions received from the other plan participants (except for any shares allocated to your Tax Credit Account under the Textron Savings Plan, which will be voted only as you direct). All directions will be held in confidence.

Changing or Revoking a Proxy

Whether voting by mail, via the Internet or by telephone, if you are a shareholder of record you may change or revoke your proxy at any time before it is voted by submitting a new proxy with a later date, voting via the Internet or by telephone at a later time, delivering a written notice of revocation to Textron’s Secretary, or voting in person at the meeting. If your shares are held in the name of your broker or bank, you may change or revoke your voting instructions by contacting the bank or brokerage firm or other nominee holding the shares or by obtaining a legal proxy from such institution and voting in person at the annual meeting.

Required Vote

A quorum is required to conduct business at the meeting. A quorum requires the presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares entitled to vote at the meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker non-vote occurs when you fail to provide voting instructions to your broker for shares owned by you but held in the name of your broker and your broker does not have authority to vote without instructions from you. Under those circumstances, your broker may be authorized to vote for you without your instructions on routine matters but is prohibited from voting without your instructions on non-routine matters. The ratification of independent public accountants is a routine matter on which your broker may vote your shares without your instructions. Non-routine matters include the election of directors, the approval of the Textron Inc. 2015 Long-Term Incentive Plan, the advisory vote to approve Textron’s executive compensation and the shareholder proposals. Those items for which your broker cannot vote result in broker non-votes.

Election of each of the nominees for director requires a vote of the majority of the votes cast at the meeting, which means that the number of shares voted “for” a nominee for director must exceed the number of shares voted “against” that nominee. Abstentions and broker non-votes are not counted for this purpose and will have no effect on the outcome of the election.

Approval of all other matters to be voted on at the meeting requires the affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote on the matter. Abstentions will have the same effect as votes “against” the proposal, and broker non-votes (when applicable) will have no effect on the outcome of the vote.

Costs of Proxy Solicitation

Textron pays the cost of this solicitation of proxies. Textron will request that persons who hold shares for others, such as banks and brokers, solicit the owners of those shares and will reimburse them for their reasonable out-of-pocket expenses for those solicitations. In addition to solicitation by mail, Textron employees may solicit proxies by telephone, by electronic means and in person, without additional compensation for these services. Textron has hired Alliance Advisors, LLC of Bloomfield, New Jersey, a proxy solicitation organization, to assist in this solicitation process for a fee of $15,000, plus reasonable out-of-pocket expenses.

Confidential Voting Policy

Under Textron’s policy on confidential voting, individual votes of shareholders are kept confidential from Textron’s directors, officers and employees, except for certain specific and limited exceptions. Comments of shareholders written on proxies or ballots are transcribed and provided to Textron’s Secretary. Votes are counted by employees of American Stock Transfer & Trust Company, LLC (“AST”), Textron’s independent transfer agent and registrar, and certified by Inspectors of Election who are employees of AST.

Attending the Meeting

If your shares are held in the name of your bank or broker and you plan to attend the meeting, please bring proof of ownership with you to the meeting. A bank or brokerage account statement showing that you owned voting stock of Textron on February 27, 2015 is acceptable proof to obtain admittance to the meeting. If you are a shareholder of record, no proof of ownership is required. All shareholders or their proxies should be prepared to present government-issued photo identification upon request for admission to the meeting.

ELECTION OF DIRECTORS

At the 2015 annual meeting, eleven directors are to be elected to hold office until the 2016 annual meeting and until their successors have been elected and qualified. All eleven nominees are currently Textron directors. It is the intention of the persons named on the accompanying proxy card, unless otherwise instructed, to vote “For” each of the directors who have been nominated for election. If any director nominee is unable or unwilling to serve as a nominee at the time of the annual meeting, the persons named as proxies will vote for the balance of the nominees and may vote for a substitute nominee designated by the present Board. Information is furnished below with respect to each nominee for election. The Board of Directors recommends a vote “FOR” each of the director nominees (Items 1 – 01 through 1–11 on the proxy card).

Nominees for Director

Scott C. Donnelly	Director Since 2009
Mr. Donnelly, 53, is Chairman, President and Chief Executive Officer of Textron. Mr. Donnelly joined Textron in June 2008 as Executive Vice President and Chief Operating Officer and was promoted to President and Chief Operating Officer in January 2009. He was appointed to the Board of Directors in October 2009, became Chief Executive Officer of Textron in December 2009 and Chairman of the Board in September 2010. Previously, Mr. Donnelly was the President and CEO of General Electric (GE) Company’s Aviation business unit, a position he had held since July 2005. GE’s Aviation business unit is a leading maker of commercial and military jet engines and components as well as integrated digital, electric power and mechanical systems for aircraft. Prior to July 2005, Mr. Donnelly served as Senior Vice President of GE Global Research, one of the world’s largest and most diversified industrial research organizations with facilities in the U.S., India, China and Germany and held various other management positions since joining GE in 1989. In 2013, Mr. Donnelly joined the board of directors of Medtronic plc.

Kathleen M. Bader	Director Since 2004
Ms. Bader, 64, was President and Chief Executive Officer of NatureWorks LLC, which makes proprietary plastic resins and was formerly known as Cargill Dow LLC, until her retirement in January 2006. Formerly she was a Business President of a $4.2 billion plastics portfolio at the Dow Chemical Company, a diversified chemical company. She joined Dow in 1973 and held various management positions in Dow’s global and North American operations, before becoming Chairman, President and Chief Executive Officer of Cargill Dow LLC, at the time an equal joint venture between Dow and Cargill Incorporated, in February 2004. She assumed the position of President and Chief Executive Officer of NatureWorks in February 2005 following Cargill’s acquisition of Dow’s interest in Cargill Dow. In 2011, Ms. Bader became a director of Tyson Foods, Inc. She also served for seven years on President Bush’s Homeland Security Advisory Council.

R. Kerry Clark	Director Since 2003
Mr. Clark, 62, is the retired Chairman and Chief Executive Officer of Cardinal Health, Inc., a leading provider of services supporting the health care industry. He joined Cardinal Health in April 2006 as President and Chief Executive Officer, became Chairman in November 2007 and retired in September 2009. Prior to joining Cardinal Health he was Vice Chairman of the Board, P&G Family Health, and a director of The Procter and Gamble Company, which markets consumer products in over 140 countries, from 2002-2006. He joined Procter and Gamble in 1974 and served in various key executive positions before becoming Vice Chairman of the Board in 2002, and held that position until leaving the company in April 2006. Mr. Clark became a director of General Mills, Inc. in 2009, a director of Avnet, Inc. in 2012 and a director of Anthem, Inc. in 2014. He is also a director of Hauser Private Equity LLC, an investment firm.

James T. Conway	Director Since 2011
Mr. Conway, 67, is a retired General in the United States Marine Corps who served as the 34th Commandant of the Marine Corps from 2006 through his retirement in 2010 and concurrently as a member of the Joint Chiefs of Staff. Prior to being named Commandant, Mr. Conway served as Director of Operations (J-3) on the Joint Chiefs of Staff. Among his previous postings were Commanding General of I Marine Expeditionary Force from 2002 through 2004 (which involved two combat tours in Iraq) Commanding General of the 1st Marine Division, and President of the Marine Corps University. Mr. Conway was named a director of xG Technology, Inc. in 2015.

Ivor J. Evans	Director Since 2003
Mr. Evans, 72, was appointed Chairman and Chief Executive Officer of Meritor, Inc. in August 2013, after serving as Executive Chairman and Interim Chief Executive Officer and President since May 2013 and as a director since 2005. Mr. Evans served as Vice Chairman of Union Pacific Corporation, one of America’s leading transportation companies until his retirement in March 2005. He joined Union Pacific in 1998 as President and Chief Operating Officer of the Union Pacific Railroad, and became Vice Chairman in January 2004. From 1989 to 1998, he served in various executive positions at Emerson Electric Company, including Senior Vice President, Industrial Components and Equipment. Mr. Evans has also been an Operating Partner at HCI Equity Partners (formerly, Thayer | Hidden Creek), a private equity firm, since April 2005. He served as a director of Cooper Industries, from 2003 to 2012, Roadrunner Transportation Systems, Inc., from 2005 to 2014 and Spirit AeroSystems, from 2005 through April 2015.

Lawrence K. Fish	Director Since 1999
Mr. Fish, 70, is the retired Chairman and Chief Executive Officer of Citizens Financial Group, Inc., a multi-state bank holding company. He was named Chairman, President and Chief Executive Officer upon joining the bank in 1992 and held that position until relinquishing the title of President in 2005 and the title of Chief Executive Officer in 2007 and retiring in March 2009. Mr. Fish also serves as Chairman of the Board of Directors of Houghton Mifflin Harcourt (since 2010) and as a director of Tiffany & Co. (since 2008) and National Bank Holdings Corporation (since 2010).

Paul E. Gagné	Director Since 1995
Mr. Gagné, 68, is Chairman of Wajax Corporation, a leading Canadian distributor and support service provider of mobile equipment, industrial components and power systems, a position he has held since May 2006. He previously was President and Chief Executive Officer of Avenor Inc., a publicly-traded Canadian forest products company, serving in that capacity from 1991 until November 1997, when he left the company. In 1998, Mr. Gagné joined Kruger Inc., a Canadian privately held producer of paper and tissue, as a consultant in corporate strategic planning, serving in that capacity until December 2002. He has been on the Board of Wajax Corporation since 1996, and he is also a director of CAE Inc. (since 2006). In 2011, Mr. Gagné became a director of Ainsworth Lumber Co. Ltd. He also previously served as a director of Fraser Papers Inc. from 2005 through 2011 and Inmet Mining Corporation from 1996 through 2013.

Dain M. Hancock	Director Since 2005
Mr. Hancock, 73, was Executive Vice President of Lockheed Martin Corporation and President of Lockheed Martin’s Aeronautics Company until his retirement in January 2005. Lockheed Martin is principally engaged in the research, design, development, manufacture and integration of advanced technology systems, products and services. He joined Lockheed Martin in 1993 as Vice President when Lockheed acquired General Dynamics Corporation’s military aircraft business, with which Mr. Hancock began his industrial career. Mr. Hancock served in various key executive positions before becoming President of Lockheed Martin Tactical Aircraft Systems in 1995 and Executive Vice President of Lockheed Martin Corporation and President of the Aeronautics Company in 2000.

Lord Powell of Bayswater KCMG	Director Since 2001

Lord Powell, 73, previously served as Private Secretary and advisor on foreign affairs and defense to British Prime Ministers Margaret Thatcher and John Major from 1983 to 1991. He is a director of LVMH Moët Hennessy-Louis Vuitton (since 1996), Mandarin Oriental Hotel Group (since 1992), and Hong Kong Land Holdings Limited (since 2008) and was a director of Caterpillar Inc. (from 2001 through 2013) and of Schindler Holding Ltd. (from 2003 through March 2014). In January 2015, Lord Powell became an Advisory Director of Northern Trust Corp.

Lloyd G. Trotter	Director Since 2008
Mr. Trotter, 69, is a managing partner of GenNx 360 Capital Partners, a private equity buyout firm focused on industrial business-to-business companies. Mr. Trotter was Vice Chairman of General Electric Company, a diversified technology, media and financial services company, and President and Chief Executive Officer of GE Industrial, one of GE’s principal businesses, a role he assumed in 2006 and held until his retirement in February 2008. Mr. Trotter previously was Executive Vice President of Operations of GE and, from 2004 to 2006, he served as President and Chief Executive Officer of GE Consumer and Industrial, a role he assumed following the 2004 merger of GE’s Consumer Products, Industrial Systems and Supply businesses. He began his GE career in 1970 and held various production, technology and management positions in several GE businesses, before being named a GE Senior Vice President and President and Chief Executive Officer of Industrial Systems in 1998. Mr. Trotter also serves as a director of PepsiCo, Inc. (since 2008) and in January 2015, was named a director of Meritor, Inc. He also previously served on the supervisory board of Daimler A.G. (from 2009 through 2014).

James L. Ziemer	Director Since 2007

Mr. Ziemer, 65, was the President and Chief Executive Officer and a director of Harley-Davidson, Inc. until his retirement in April 2009. Harley-Davidson, Inc. is the parent company for the group of companies doing business as Harley-Davidson Motor Company which design, manufacture and sell motorcycles and related parts and accessories, and Harley-Davidson Financial Services, which provides related financing and insurance. Mr. Ziemer had been a director of Harley-Davidson, Inc. since December 2004 and was named President and Chief Executive Officer in April 2005. He previously served as Vice President and Chief Financial Officer of Harley-Davidson from December 1990 to April 2005 and President of The Harley-Davidson Foundation, Inc. from 1993 to 2006. Mr. Ziemer is also a director of Thor Industries, Inc. (since 2010).

The Board of Directors

Experience, Qualifications, Attributes and Skills

The Board of Directors believes that the Board, as a whole, should possess a combination of skills, professional experience and diversity of backgrounds necessary to oversee the Company’s business. In addition, the Board believes that there are certain attributes that every director should possess, as reflected in the Board’s membership criteria. Accordingly, the Board and the Nominating and Corporate Governance Committee consider the qualifications of directors and director candidates individually and in the broader context of the Board’s overall composition and the Company’s current and future needs.

The Nominating and Corporate Governance Committee is responsible for developing and recommending criteria for director nominees to the Board for approval. All of our current Board members share certain qualifications and attributes consistent with these criteria, which are set forth in the Company’s Corporate Governance Guidelines and Policies and are summarized below under “Board Committees — Nominating and Corporate Governance Committee”. These criteria include possessing specific skills and experience aligned with Textron’s strategic direction and operating challenges and that complement the overall composition of the Board. In addition, each Board member has demonstrated core business competencies, including high achievement and a record of success. All of our Board members are enthusiastic about Textron and devote sufficient time to be fully engaged in their role as a Textron Board member. Finally, all of our directors, other than our current CEO, satisfy the independence standards established by the New York Stock Exchange.

As discussed below, Textron’s directors have experience with businesses that operate in industries in which Textron operates, such as the defense, aviation, manufacturing and finance industries, or that involve skills, such as marketing or product branding, that are integral to Textron’s operations. The following highlights the specific experience, qualifications, attributes and skills of our individual Board members that have led the Nominating and Corporate Governance Committee to conclude that these individuals should continue to serve on our Board:

•

Mr. Donnelly, Textron’s current Chairman, President and CEO, has significant experience, gained in a variety of positions at General Electric and Textron, in the aerospace and defense sector, innovation, manufacturing, sales and marketing, portfolio management, talent development and business processes. Mr. Donnelly brings to the Board first-hand, real-time experience in, and understanding of, Textron operations gained through his service with the Company as Chief Operating Officer and now Chairman, President and CEO.

•

Ms. Bader has significant experience in strategic planning and change management, acquired through her leadership roles at Dow Chemical Company and NatureWorks LLC; she has expertise in managing strategic business process implementation and its attendant cultural transformation within global industrial business environments. She also brings to Textron extensive experience in managing turnarounds, Six Sigma, customer loyalty and employee satisfaction and the expansion of international business.

•

Mr. Clark provides the Board with extensive expertise in establishing brand equity worldwide and extending strategic initiatives globally, developed through his 30-year career at Procter and Gamble, as well as leadership in enhancing customer service and advancing customer relationships. His experience as CEO of Cardinal Health provides additional insight and value in corporate governance, talent development, change management, marketing and business development, and he is an “audit committee financial expert” under the criteria adopted by the Securities and Exchange Commission.

•

Mr. Conway managed significant operating budgets and addressed complex operational and strategic issues in his roles as a senior Marine Corps officer and his positions as Commandant and as a member of the Joint Chiefs of Staff. Mr. Conway’s deep understanding of the U.S. military and broad knowledge of the defense industry and international security issues, combined with his demonstrated leadership and management skills, make him a valuable strategic advisor, especially with respect to our defense businesses.

•

Mr. Evans has extensive experience in several industries in which Textron operates, including the transportation and manufacturing industries. His considerable experience in restructuring and cost containment, developed through his work with Emerson and Union Pacific and now as Chairman and CEO of Meritor, Inc., contributes to the Board’s evaluation of the Company’s long-term strategic plans and actions to improve cost productivity. His work at HCI Equity Partners brings to the Textron Board valuable experience and insight in portfolio management, mergers and acquisitions, corporate finance and operations management. Mr. Evans is also an “audit committee financial expert” under the criteria adopted by the Securities and Exchange Commission.

•

Mr. Fish has significant experience in the highest levels of leadership in the financial sector and brings to Textron considerable expertise in banking and commercial finance, corporate governance, corporate finance and the domestic and international financial markets. This experience assists the Board in its oversight of the Company’s finance business and other financial matters of importance to the Company.

•

Mr. Gagné has significant executive management and financial management experience as well as expertise in corporate strategic planning and risk management, gained through his service and leadership roles in a number of business enterprises, including as CEO of Avenor Inc., a Canadian public company. Mr. Gagné provides Textron with a seasoned assessment of Canadian business opportunities and practices and other international business opportunities. He is also an “audit committee financial expert” under the criteria adopted by the Securities and Exchange Commission and brings to the Audit Committee exceptional experience and understanding in the auditing and accounting fields.

•

Mr. Hancock’s extensive expertise in driving and growing business within the highly competitive aerospace and defense arena, developed through his 39-year career at Lockheed Martin and General Dynamics, provides insight to the Board in overseeing Textron’s defense and aerospace businesses. He brings to Textron a deep understanding of working with the Department of Defense (i.e. program management, contracting, international defense markets), as well as aerospace manufacturing and general management.

•

Lord Powell has extensive international business and national security experience garnered through distinguished high-level government service and service in the private sector. He is an expert on many global regions where Textron does business and has keen insight into geopolitical considerations that affect Textron’s efforts to increase its worldwide footprint. He also has a deep understanding of two significant Textron markets: international defense industries and the requirements of governments for equipment and services and has developed significant experience in matters relevant to executive compensation.

•

Mr. Trotter has significant experience through his leadership roles within General Electric, a diversified company with a financial services component in a variety of fields of importance to Textron. He has broad expertise in building powerful brands worldwide, implementing world-class processes and developing talented people. He also has deep knowledge of manufacturing operations, supply chain management and the development of international business opportunities, each of which is important to Textron’s operations.

•

Mr. Ziemer provides the Board with extensive expertise in establishing brand equity worldwide and leadership in fostering outstanding customer satisfaction and loyalty, developed through his 40-year career at Harley-Davidson. Mr. Ziemer’s significant experience with the captive finance business model assists the Board in its oversight of our Textron Financial business, and he is an “audit committee financial expert” under the criteria adopted by the Securities and Exchange Commission.

Meetings and Organization

During 2014, the Board of Directors held six regular meetings. The Board has standing Audit, Nominating and Corporate Governance, and Organization and Compensation committees. Directors are expected to regularly attend Board meetings and meetings of committees on which they serve and also the annual meeting of shareholders. Each director attended at least 75% of the total number of Board and applicable committee meetings. All directors attended the 2014 annual meeting of shareholders.

Corporate Governance

Governance Highlights

Director Independence

•  10 of our 11 directors are independent, with our CEO being the only management director

•  Our Audit, Nominating and Corporate Governance and Organization and Compensation Committees are each composed entirely of independent directors

•  The independent directors meet regularly in executive session without management present

Board Accountability

•  All directors must stand for election annually and be elected by a majority of votes cast in uncontested elections

•  Shareholders holding 25% of our outstanding shares may call a special meeting of shareholders

•  The number of other public company boards on which our directors may serve is limited

Independent Lead Director

•  The independent directors annually designate a director from among the Committee chairs to serve as Lead Director

•  The Lead Director is assigned clearly defined and expansive duties

•  The Lead Director presides at executive sessions of the independent directors without management present at each regularly scheduled Board meeting

Textron Stock

•  We have robust stock ownership requirements for both our directors and our senior executives, all of whom currently meet their respective requirements

•  Our executives and our directors are prohibited from hedging or pledging Textron securities

Corporate Governance Guidelines and Policies

Textron’s Corporate Governance Guidelines and Policies, originally adopted in 1996 and most recently revised in July, 2013, meet or exceed the listing standards adopted by the New York Stock Exchange and are posted on Textron’s website, www.textron.com, under “Investor Relations — Corporate Governance/ Corporate Governance Guidelines and Policies,” and are also available in print upon request to Textron’s Secretary.

Code of Ethics

Textron’s Business Conduct Guidelines, originally adopted in 1979 and most recently revised in September 2010, are applicable to all employees of Textron including the principal executive officer, the principal financial officer and the principal accounting officer. The Business Conduct Guidelines are also applicable to directors with respect to their responsibilities as members of the Board of Directors. The Business Conduct Guidelines are posted on Textron’s website, www.textron.com, under “About Textron — Our Commitment — Ethics and Compliance,” and are also available in print upon request to Textron’s Secretary. We intend to post on our website, at the address specified above, any amendments to the Business Conduct Guidelines or the grant of a waiver from a provision of the Business Conduct Guidelines requiring disclosure under applicable Securities and Exchange Commission rules.

Director Independence

The Board of Directors has determined that Ms. Bader, Messrs. Clark, Conway, Evans, Fish, Gagné, Hancock, Trotter and Ziemer and Lord Powell, are independent, as defined under the listing standards of the New York Stock Exchange, based on the criteria set forth in the Textron Corporate Governance Guidelines and Policies which are posted on Textron’s website as described above. In making its determination, the Board examined relationships between directors or their affiliates with Textron and its affiliates and determined that each such relationship did not impair the director’s independence. Specifically, the Board considered the fact that in 2014, the Textron Charitable Trust made a $10,000 donation to Friends of Atlantic Partnership Inc., the sister organization to the Atlantic Partnership for which Lord Powell serves as Chairman, a $20,000 donation to The Marine Corps University Foundation, an organization for which Mr. Conway serves as Chairman, and a $10,000 donation to the Semper Fi Wounded Warrior Fund, an organization for which Mr. Conway’s wife serves as Board Vice President. The Board determined that these donations have not compromised either director’s independence as a Textron director.

Other Directorships

Textron’s Corporate Governance Guidelines and Policies limit the number of other public company boards on which non-management directors may serve to five in the case of a director who is not a public company chief executive officer and three in the case of a director who is a chief executive officer of a public company.

Leadership Structure

Historically, as reflected in Textron’s Corporate Governance Guidelines and Policies, the Board has determined that the practice of combining the positions of Chairman of the Board and Chief Executive Officer serves the best interests of Textron and its shareholders. This is because the Board believes that the CEO, with his extensive knowledge of the Company’s businesses and full time focus on the business affairs of the Company, makes a more effective Chairman than an independent director, especially given the size and multi-industry nature of the Company’s business. The Board has committed to review, at least once every two years, whether combining these positions serves the best interests of Textron and its shareholders.

The functions of the Board are carried out by the full Board, and when delegated, by the Board committees, with each director being a full and equal participant. The Board is committed to high standards of corporate governance and its Corporate Governance Guidelines and Policies were designed, in part, to ensure the independence of the Board and include a formal process for the evaluation of CEO performance by all non-management Board members. The evaluation is used by the Organization and Compensation Committee as a basis to recommend the compensation of the CEO. In addition, the Audit Committee, the Nominating and Corporate Governance Committee, and the Organization and Compensation Committee are composed entirely of independent directors. Each of these committees’ charters provides that the committee may seek the counsel of independent advisors and each routinely meets in an executive session without management present. The Board and each of its three principal committees perform an annual self-evaluation.

The independent directors annually designate a director from among the chairs of the Audit Committee, the Nominating and Corporate Governance Committee and the Organization and Compensation Committee to serve as Lead Director. The Lead Director is assigned clearly defined and expansive duties, including (i) presiding at all meetings of the Board at which the Chairman is not present, including all executive sessions of the Board, (ii) serving, when needed, as liaison between the CEO and the independent directors, (iii) identifying, together with the CEO, key strategic direction and operational issues upon which the Board’s annual core agenda is based, (iv) discussing agenda items and time allocated for agenda items with the CEO prior to each Board meeting, including the authority to make changes and approve the agenda for the meeting, (v) determining the type of information to be provided to the directors for each scheduled Board meeting, (vi) convening additional executive sessions of the Board, (vii) determining to meet with Textron shareholders, as appropriate, after consultation with the CEO and General Counsel, and (viii) such other functions as the Board may direct. Textron’s Corporate Governance Guidelines and Policies also require that the Board meet in executive session for independent directors without management present at each regularly scheduled Board meeting. Textron’s Lead Director presides at such sessions. Additional executive sessions may be convened at any time at the request of a director, and, in such event, the Lead Director presides. During 2014, the independent directors met in executive session without management present during each of the Board’s six meetings. Currently, Kathleen M. Bader serves as Lead Director. The Nominating and Corporate Governance Committee reassesses on an annual basis the continuing effectiveness of the role of Lead Director.

Risk Oversight

The Board oversees the Company’s enterprise risk management process. Management reviews the process, including identification of key risks and steps taken to address them, with the full Board on a periodic basis. These reviews occur at an annual dedicated risk management session and as part of the Board’s annual review of the Company’s strategy. Although the full Board is responsible for this oversight function, the Organization and Compensation Committee, the Nominating and Corporate Governance Committee and the Audit Committee assist the Board in discharging its oversight duties.

The Organization and Compensation Committee reviews risks related to the subject matters enumerated in its charter, including risks associated with the Company’s compensation programs, to provide incentive compensation arrangements for senior executives that do not encourage inappropriate risk taking. The Nominating and Corporate Governance Committee considers risks related to the subject matters for which it is responsible as identified in its charter, including risks associated with corporate governance. Similarly, the Audit Committee discusses with management and the independent auditor, as appropriate, (i) risks related to its duties and responsibilities as described in its charter, (ii) management’s policies and processes for risk assessment and risk management and (iii) in the period between the Board’s risk oversight reviews, management’s evaluation of the Company’s major risks and the steps management has taken or proposes to take to monitor and mitigate such risks.

Accordingly, while each of the three committees contributes to the risk management oversight function by assisting the Board in the manner outlined above, the Board itself remains responsible for the oversight of the Company’s risk management program.

Shareholder Communications to the Board

Shareholders or other interested parties wishing to communicate with the Board of Directors, the Lead Director, the non-management directors as a group or with any individual director may do so by calling (866) 698-6655 (toll-free) or (401) 457-2269, writing to Board of Directors at Textron Inc., 40 Westminster Street, Providence, Rhode Island 02903, or by e-mail to textrondirectors@textron.com. The telephone numbers and addresses are also listed on the Textron website. All communications received via the above methods will be sent to the Board of Directors, the Lead Director, the non-management directors or the specified director.

Compensation of Directors

During 2014, for their service on the Board, non-employee directors were paid an annual retainer of $215,000 ($100,000 of which must be deferred and paid in the form of stock units, as discussed below). The annual retainer is prorated for directors who join the Board during the year. Non-employee directors who served on the Executive Committee or one of the standing committees, other than the Audit Committee, received $1,500 for each committee meeting attended. Non-employee directors who served on the Audit Committee received $2,500 for each committee meeting attended. Textron reimburses each director for his or her expenses in attending Board or committee meetings. The chairs of the Audit Committee, the Nominating and Corporate Governance Committee and the Organization and Compensation Committee received, respectively, an additional $15,000, $10,000 and $12,500, and the Lead Director an additional $15,000.

Textron maintains a Deferred Income Plan for Non-Employee Directors (the “Directors Deferred Income Plan”) under which they can defer all or part of their cash compensation until retirement from the Board. Deferrals are made either into an interest bearing account which bears interest at a monthly rate that is one-twelfth of the greater of 8% and the average for the month of the Moody’s Corporate Bond Yield Index, but in either case, not to exceed a monthly rate equal to 120% of the Applicable Federal Rate as provided under Section 1274(d) of the Internal Revenue Code, or into an account consisting of Textron stock units, which are equivalent in value to Textron common stock. Textron credits dividend equivalents to the stock unit account. Each year, directors are required to defer a minimum of $100,000 of their annual retainer into the stock unit account.

Textron sponsors a Directors Charitable Award Program that was closed to new participants in 2004. Under the program, Textron contributes up to $1,000,000 to the Textron Charitable Trust on behalf of each participating director upon his or her death, and the Trust donates 50% of that amount in accordance with the director’s recommendation among up to five charitable organizations. Textron currently maintains life insurance policies on the lives of the participating directors the proceeds of which may be used to fund these contributions. In 2014, Textron paid a total of $25,122 in premiums on the policies insuring our current directors. The directors do not receive any direct financial benefit from this program since the insurance proceeds and charitable deductions accrue solely to Textron. Non-employee directors also are eligible to participate in the Textron Matching Gift Program under which Textron will match contributions of directors and full-time employees to eligible charitable organizations at a 1:1 ratio up to a maximum of $7,500 per year.

Non-employee directors are eligible to receive awards granted under the Textron Inc. 2007 Long-Term Incentive Plan. Other than a one-time grant of restricted stock received upon joining the Board, they currently do not receive any such awards. This grant of restricted stock, in the amount of 2,000 shares, does not vest until the director has completed at least five years of Board service and all successive terms of Board service to which he or she is nominated and elected or in the event of death or disability or a change in control of Textron.

In order to align the financial interests of our directors with the interests of our shareholders, we require that our directors maintain a specified level of stock ownership equal to eight times the portion of their annual retainer payable in cash; toward this end, we require all non-employee directors to defer a minimum of $100,000 of their annual retainer into the stock unit account of the Directors Deferred Income Plan. All directors currently meet the stock ownership requirement which allows them to achieve the required level of ownership over time in the case of directors who have more recently joined the Board. We also have a stock retention policy restricting non-employee directors from transferring stock units or restricted stock while they serve on the Board. In addition, our directors are prohibited from (i) pledging Textron securities as collateral for any loan or holding Textron securities in a margin account or (ii) engaging in short sales of Textron securities or transactions in publicly-traded options or derivative securities based on Textron’s securities.

In December 2014, following a review of the non-employee directors’ compensation and benefits program by the Nominating and Corporate Governance Committee, on recommendation of the committee, the Board determined not to make any modifications to the program for 2015. None of our directors receive compensation for serving on the Board from any shareholder or other third party.

Employee directors do not receive fees or other compensation for their service on the Board or its committees.

Director Compensation Table

The following table provides 2014 compensation information for our directors other than Mr. Donnelly, whose compensation is reported in the Summary Compensation Table on page 34.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Kathleen M. Bader	142,802	100,000	7,500	250,302
R. Kerry Clark	151,500	100,000	0	251,500
James T. Conway	147,000	100,000	2,000	249,000
Ivor J. Evans	142,000	100,000	25,122	267,122
Lawrence K. Fish	128,500	100,000	7,500	236,000
Paul E. Gagné	151,500	100,000	0	251,500
Dain M. Hancock	149,000	100,000	0	249,000
Lord Powell of Bayswater KCMG	149,198	100,000	0	249,198
Lloyd G. Trotter	136,500	100,000	2,500	239,000
James L. Ziemer	160,500	100,000	0	260,500

(1)	The amounts in this column represent the grant date fair value of the portion of the director’s annual retainer mandatorily deferred into the stock unit account under the Directors Deferred Income Plan. These amounts are converted to stock units at a grant date fair value equal to the average share price for the calendar quarter in which the fees were payable.

(2)	The amounts in this column represent (i) the cost of life insurance premiums for Mr. Evans relating to the Directors Charitable Award Program described above; the premiums for Ms. Bader, Mr. Clark, Mr. Fish, Mr. Gagné and Lord Powell have been fully paid, and the other directors do not participate in the program because they joined the Board after the program was closed to new participants, and (ii) the amount of matching contributions made by the Company on behalf of participating directors pursuant to the Textron Matching Gift Program.

Board Committees

Executive Committee

Textron’s Board maintains an Executive Committee which has the power, between meetings of the Board of Directors, to exercise all of the powers of the full Board, except as specifically limited by Textron’s Amended and Restated By-Laws and Delaware law. Currently, Mr. Donnelly, Ms. Bader, Mr. Trotter and Mr. Ziemer comprise the Executive Committee, which did not meet during 2014.

Audit Committee

The Audit Committee pursuant to its charter, as amended in December 2014, assists the Board of Directors with its oversight of (i) the integrity of Textron’s financial statements, (ii) Textron’s compliance with legal and regulatory requirements, (iii) the independent auditor’s qualifications and independence, (iv) the performance of Textron’s internal audit function and independent auditor, and (v) risk management. The Audit Committee is directly responsible for the appointment, retention, compensation and oversight of Textron’s independent auditors. A copy of the charter is posted on Textron’s website, www.textron.com, under “Investor Relations — Corporate Governance — Board Committees and Charters,” and is also available in print upon request to Textron’s Secretary. The following six independent directors presently comprise the committee: Mr. Ziemer (Chair), Mr. Clark, Mr. Conway, Mr. Evans, Mr. Gagné and Mr. Hancock. The Board has determined that each member of the committee is independent as defined for audit committee members in the listing standards of the New York Stock Exchange. No member of the committee simultaneously serves on the audit committees of more than three public companies. The Board of Directors has determined that Mr. Clark, Mr. Evans, Mr. Gagné and Mr. Ziemer each are “audit committee financial experts” under the criteria adopted by the Securities and Exchange Commission. During 2014, the committee met ten times and a subcommittee of the Audit Committee met once.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee pursuant to its charter, as amended in December 2012, (i) identifies individuals to become Board members, and recommends that the Board select the director nominees for the next annual meeting of shareholders, (ii) develops and recommends to the Board a set of corporate governance principles applicable to Textron, (iii) oversees the evaluation of the Board and its committees and (iv) makes recommendations on compensation of the Board of Directors. A copy of the committee’s charter is posted on Textron’s website, www.textron.com, under “Investor Relations — Corporate Governance — Board Committees and Charters,” and is also available in print upon request to Textron’s Secretary.

In making its recommendations on director nominees to the Board, the committee will consider suggestions regarding possible candidates from a variety of sources, including shareholders. Nominees suggested by shareholders will be communicated to the committee for consideration in the committee’s selection process. Shareholder-recommended candidates are evaluated using the same criteria used for other candidates. The committee also periodically retains a third-party search firm to assist in the identification and evaluation of candidates. Though the committee does not have a formal policy for considering diversity in identifying nominees for director, it seeks a variety of occupational and personal backgrounds on the Board in order to obtain a range of viewpoints and perspectives.

Textron’s Amended and Restated By-Laws contain a provision which imposes certain requirements upon nominations for directors made by shareholders at the annual meeting of shareholders or a special meeting of shareholders at which directors are to be elected. Shareholders wishing to nominate an individual for director at the annual meeting must submit timely notice of nomination within the time limits described below under the heading “Shareholder Proposals and Other Matters for 2016 Annual Meeting” on page 59, to the committee, c/o Textron’s Secretary, along with the information described in our By-Laws.

The committee annually reviews the Board of Directors’ composition, the appropriate size of the Board, the results of the review of the Board’s overall performance and the strategy of the Company to determine future requirements for Board members over the next year or two. All candidates are evaluated against those requirements and the criteria for membership to the Board set forth in the Corporate Governance Guidelines and Policies including: (i) exemplary personal ethics and integrity; (ii) specific skills and experience aligned with Textron’s strategic direction and operating challenges and that complement the overall composition of the Board; (iii) core business competencies of high achievement and a record of success; (iv) financial literacy and a history of making good business decisions and exposure to best practices; (v) interpersonal skills that maximize group dynamics, including respect for others; (vi) strong communications skills and confidence to ask tough questions; and (vii) enthusiasm for Textron and sufficient time to be fully engaged. The committee must also take into account our By-Laws which provide that no person shall be elected a director who has attained the age of 75. In addition, the Guidelines and Policies provide that a substantial majority of the Company’s directors must be independent under the standards of the New York Stock Exchange. All recommendations of nominees to the Board by the committee are made solely on the basis of merit.

In making its recommendations on Board compensation, the committee annually reviews the director compensation and benefits program and consults with independent board compensation advisors, as appropriate.

The following five independent directors presently comprise the committee: Ms. Bader (Chair), Mr. Conway, Mr. Evans, Mr. Fish and Lord Powell. The Board of Directors has determined that each member of the committee is independent under the New York Stock Exchange listing standards. During 2014, the committee met three times.

Organization and Compensation Committee

The Organization and Compensation Committee pursuant to its charter, as amended in December 2013, (i) approves compensation arrangements, including merit salary increases and any annual and long-term incentive compensation, with respect to the Chief Executive Officer and other executive officers of the Company; (ii) oversees and, where appropriate, approves compensation arrangements applicable to other corporate officers; (iii) amends any executive compensation plan or nonqualified deferred compensation plan of the Company and its subsidiaries to the same extent that the plan may be amended by the Board; (iv) administers the executive compensation plans and nonqualified deferred compensation plans of the Company and its subsidiaries; (v) approves the Chief Executive Officer’s and other executive officers’ responsibilities and performance against pre-established performance goals; and (vi) plans for the succession of the Company’s management. A copy of the committee’s charter is posted on Textron’s website, www.textron.com, under “Investor Relations — Corporate Governance — Board Committees and Charters,” and is also available in print upon request to Textron’s Secretary. See the Compensation Discussion and Analysis (CD&A), beginning on page 19 for more information on the committee’s processes and the role of management and consultants in determining the form and amount of executive compensation. The following six independent directors presently comprise the committee: Mr. Trotter (Chair), Mr. Clark, Mr. Fish, Mr. Gagné, Mr. Hancock and Lord Powell. The Board of Directors has determined that each member of the committee is independent as defined under the New York Stock Exchange listing standards applicable to compensation committee members. During 2014, the committee met six times.

Compensation Committee Interlocks and Insider Participation

The members of the Organization and Compensation Committee during fiscal year 2014 consisted of Lord Powell, Mr. Clark, Mr. Fish, Mr. Gagné, Mr. Hancock and Mr. Trotter, who serves as Chair. No member of the Organization and Compensation Committee is or has been an executive officer or employee of Textron (or any of its subsidiaries), and no “compensation committee interlocks” existed during fiscal year 2014.

SECURITY OWNERSHIP

The following table sets forth information regarding the beneficial ownership of our common stock as of January 3, 2015, unless otherwise noted, by:

•	Each person or group known by us to own beneficially more than 5% of our common stock;

•	Each of our directors;

•	Each of our named executive officers, as defined under Securities and Exchange Commission rules (“NEOs”); and

•	All of our directors and executive officers as of 2014 year end as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes any shares over which a person exercises sole or shared voting or investment power. Shares of common stock subject to options that are exercisable, or restricted stock units that will vest, within 60 days of January 3, 2015, and shares held for the executive officers by the trustee under the Textron Savings Plan, are considered outstanding and beneficially owned by the person holding the option or unit or participating in the Plan but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Each shareholder listed below has sole voting and investment power with respect to the shares beneficially owned, except in those cases in which the voting or investment power is shared with the trustee or as otherwise noted.

Directors and Executive Officers	Number of Shares of Common Stock		Percent of Class
Kathleen M. Bader	16,689	(1)	*
R. Kerry Clark	7,000	(1)	*
Frank T. Connor	423,081	(2)(3)	*
James T. Conway	2,017	(1)	*
Scott C. Donnelly	1,470,185	(2)(3)	*
Ivor J. Evans	7,000	(1)	*
Lawrence K. Fish	36,980	(1)	*
Paul E. Gagné	5,220	(1)	*
Dain M. Hancock	2,151	(1)	*
Cheryl H. Johnson	25,013	(2)(3)	*
E. Robert Lupone	94,486	(2)(3)	*
Lord Powell of Bayswater KCMG	2,144	(1)	*
Lloyd G. Trotter	2,093	(1)	*
James L. Ziemer	2,134	(1)	*
All directors and executive officers as a group (14 persons)	2,096,193	(1)	*
Beneficial Holders of More than 5%
BlackRock, Inc.(4)	14,209,943		5.1
FMR LLC(5)	16,748,775		6.1
T. Rowe Price Associates, Inc.(6)	33,347,738		12.1
The Vanguard Group, Inc.(7)	19,551,692		7.1

*	Less than 1% of the outstanding shares of common stock.

(1)

Excludes stock units held by our non-employee directors under the Directors Deferred Income Plan that are paid in cash following termination of service as a director, based upon the value of Textron common stock, as follows: Ms. Bader, 49,831 shares; Mr. Clark, 68,874 shares; Mr. Conway, 13,958 shares; Mr. Evans, 62,232 shares; Mr. Fish, 86,756 shares; Mr. Gagné, 95,137 shares; Mr. Hancock, 89,098 shares; Lord Powell, 51,632 shares; Mr. Trotter 72,901 shares; and Mr. Ziemer, 60,425 shares.

(2)	Includes the following shares obtainable within 60 days of January 3, 2015, as follows: (i) upon the exercise of stock options: Mr. Connor, 394,227 shares; Mr. Donnelly, 1,300,326 shares; Ms. Johnson, 22,219 shares; Mr. Lupone, 78,139 shares and (ii) upon the vesting of RSUs: Mr. Connor, 15,895 shares; Mr. Donnelly, 52,049 shares; Mr. Lupone, 14,977 shares; and all directors and executive officers as of 2014 year end as a group, 1,877,832 shares.

(3)	Excludes (i) stock units held under non-qualified deferred compensation plans that are paid in cash, based upon the value of Textron common stock, as follows: Mr. Connor, 5,126 shares; Mr. Donnelly, 9,706 shares; Ms. Johnson, 156 shares; and Mr. Lupone, 2,084 shares (ii) RSUs payable in cash, based upon the value of Textron common stock, as follows: Mr. Connor, 6,225 shares; Mr. Donnelly, 17,474 shares; and Ms. Johnson, 3,486 shares; (iii) unvested RSUs payable in stock, as follows: Mr. Connor, 88,874 shares; Mr. Donnelly, 311,445 shares; Ms. Johnson, 25,237 shares; and Mr. Lupone, 67,105 shares; (iv) unvested PSUs that are paid in cash when earned and valued based upon the value of Textron common stock, as follows: Mr. Connor, 77,385 shares; Mr. Donnelly, 265,777 shares; Ms. Johnson, 15,924 shares; and Mr. Lupone, 36,958 shares.

(4)

Based on information disclosed in Schedule 13G filed by BlackRock, Inc. on February 6, 2015. According to this filing, BlackRock, Inc., through its various entities, beneficially owns these shares and has sole power to dispose of or direct the disposition of 14,161,072 of these shares and sole power to vote or direct the voting of 12,399,776 of these shares. The address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.

(5)	Based on information disclosed in Amendment No. 10 to Schedule 13G filed by FMR LLC, Edward C. Johnson 3d and Abigail P. Johnson on February 13, 2015. According to this filing, FMR LLC and certain of its subsidiaries and affiliates and other companies beneficially owns 16,748,775 shares of Textron common stock as a result of Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC acting as investment advisor to various investment companies (the “Funds”) with the power to direct the voting of those shares held by the Boards of Trustees of the Funds. Edward C. Johnson 3d, Abigail P. Johnson and FMR LLC, through their control of the subsidiaries of FMR LLC and related entities, have the sole power to dispose of or direct the disposition of all 16,748,775 shares and the sole power to vote or direct the voting of 452,324 of these shares. The address for FMR LLC is 245 Summer Street, Boston, MA 02210.

(6)	Based on information disclosed in Amendment No. 5 to Schedule 13G filed by T. Rowe Price Associates, Inc. on February 11, 2015. According to this filing, T. Rowe Price Associates, Inc., in its capacity as investment adviser for various individual and institutional investors, is deemed to beneficially own these shares as to which it has sole dispositive power and, with respect to 9,240,668 of these shares, sole voting power; however, T. Rowe Price Associates, Inc. expressly disclaims such beneficial ownership. The address for T. Rowe Price Associates, Inc. is 100 E. Pratt Street, Baltimore, MD 21202.

(7)	Based on information disclosed in Amendment No. 3 to Schedule 13G filed by The Vanguard Group, Inc. on February 10, 2015. According to this filing, The Vanguard Group, Inc. beneficially owns these shares and has sole power to dispose of or direct the disposition of 19,111,164 of these shares and sole power to vote or direct the voting of 476,625 of these shares. Vanguard Fiduciary Trust Company, a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 374,576 shares, as a result of its serving as investment manager of collective trust accounts. Vanguard Investments Australia, Ltd., a wholly-owned subsidiary of The Vanguard Group, Inc., is the beneficial owner of 168,001 shares as a result of its serving as investment manager of Australian investment offerings. The address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Textron’s directors, executive officers and controller to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission and to provide copies of such reports to Textron. As an administrative matter, Textron assists its reporting persons in fulfilling their responsibilities to prepare and file reports pursuant to Section 16(a), including with respect to making determinations on the availability of exemptions from reporting.

Based solely upon a review of copies of such reports and written representations of the reporting persons, to our knowledge, during the 2014 fiscal year, all such reporting persons timely filed all of the reports they were required to file under Section 16(a).

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished the following report on its activities:

The committee reviewed and discussed the audited consolidated financial statements and the related schedule in the Annual Report referred to below with management. The committee also reviewed with management and the independent registered public accounting firm (the “independent auditors”) the reasonableness of significant judgments and the clarity of disclosures in the financial statements, the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the committee by applicable requirements of the Public Company Accounting Oversight Board. In addition, the committee discussed with the independent auditors the auditors’ independence from management and the Company, including the matters in the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communication with the audit committee concerning independence, and considered the possible effect of non-audit services on the auditors’ independence.

The committee discussed with the Company’s internal and independent auditors the overall scope and plans for their respective audits and met with the internal and independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, including internal controls over financial reporting, and the overall quality of the Company’s financial reporting. The committee also reviewed the Company’s compliance program. Ten committee meetings were held during the year.

In reliance on the reviews and discussions referred to above, the committee recommended to the Board of Directors that the audited consolidated financial statements and the related schedule be included in the Annual Report on Form 10-K for the fiscal year ended January 3, 2015, to be filed with the Securities and Exchange Commission. The committee also reported to the Board that it had selected Ernst & Young LLP as the Company’s independent auditors for 2015, and recommended that this selection be submitted to the shareholders for ratification. In determining whether to reappoint Ernst & Young LLP as the Company’s independent auditor, the committee took into consideration a number of factors, including the quality of the committee’s ongoing discussions with Ernst & Young LLP and an assessment of the professional qualifications and past performance of the lead audit partner and Ernst & Young LLP.

JAMES L. ZIEMER, CHAIR

R. KERRY CLARK

JAMES T. CONWAY

IVOR J. EVANS

PAUL E. GAGNÉ

DAIN M. HANCOCK

COMPENSATION COMMITTEE REPORT

The Organization and Compensation Committee of the Board of Directors has furnished the following report:

The committee reviewed the Compensation Discussion and Analysis to be included in Textron’s 2015 proxy statement and discussed that Analysis with management.

Based on its review and discussions with management, the committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Textron’s 2015 proxy statement and Textron’s Annual Report on Form 10-K for the fiscal year ended January 3, 2015.

This report is submitted by the Organization and Compensation Committee.

LLOYD G. TROTTER, CHAIR

R. KERRY CLARK

LAWRENCE K. FISH

PAUL E. GAGNÉ

DAIN M. HANCOCK

LORD POWELL OF BAYSWATER KCMG

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

Business Overview

Textron’s 2014 revenues of $13.9 billion were up 15 percent from 2013, reflecting the success of our strategy of investing in new products and complementary acquisitions. Similarly, in 2014 we generated $1.2 billion in segment profit, up 26 percent from 2013, and diluted earnings per share from continuing operations of $2.15, a 23 percent increase from 2013.

We also made a number of significant accomplishments during the year that we expect will contribute to future growth in shareholder value as follows:

•

Completed the acquisition of Beech Holdings, LLC, which included Beechcraft Corporation and other subsidiaries (collectively “Beechcraft”), a leading manufacturer of business, special mission, light attack and trainer aircraft, with a global network of both factory-owned and authorized service centers, for an aggregate cash payment of $1.5 billion. Approximately $1.5 billion of our 2014 revenues were attributable to Beechcraft.

•

Made substantial progress in integrating our Cessna and Beechcraft businesses, forming a new segment called Textron Aviation, and meeting our cost performance objectives ahead of schedule. The acquisition of Beechcraft and the formation of the new Textron Aviation segment provide increased scale and complementary product offerings, allowing us to enhance our ability to support our customers.

•

Invested $694 million in research and development costs, a seven percent increase over the prior year, demonstrating our commitment to expanding our product lines across all of our businesses. As a result, we brought new products to market in many of our businesses, including the certification and first deliveries of two new models of Cessna business jets, the Citation X+ and the CJ3+. In addition, we made significant progress on a number of development programs including achieving first flights of the Cessna Citation Latitude jet and Bell 505 Jet Ranger X helicopter and progressing our Bell 525 Relentless helicopter towards first flight in 2015.

•

Made seven additional strategic acquisitions for an aggregate cash payment of $149 million in our Industrial and Textron Systems segments, including Tug Technologies Corporation, a producer of ground support equipment in the aviation industry, and ProFlight LLC, a leader in innovative and advanced pilot training.

•	Repurchased 8.9 million shares of Textron stock for an aggregate cash payment of $339.6 million.

Executive Compensation Highlights

After a review of our executive compensation and retirement programs in 2013 and 2014, the Organization and Compensation Committee (the “Committee”) approved certain changes for long-term incentive awards granted on or after March 1, 2014 in order to keep pace with evolving best practices, including the following:

•

changed long-term incentive compensation awards from having a single trigger change in control provision to having a double trigger provision so that awards will vest upon a change in control only if an involuntary termination or a termination by the executive for good reason occurs within 2 years of the change in control;

•	eliminated the 10% premium on amounts deferred into the stock unit account under the Deferred Income Plan for Textron Executives.

In addition, in connection with the preparation of the proposed Textron Inc. 2015 Long-Term Incentive Plan (the “2015 Plan”) which is being submitted to shareholders for their approval at the 2015 Annual Meeting (See “APPROVAL OF THE TEXTRON INC. 2015 LONG-TERM INCENTIVE PLAN” herein), the Committee recommended and the Board approved the inclusion of the following provisions in the 2015 Plan:

•

a clawback provision which provides that the Committee shall require reimbursement of any annual incentive payment or long-term incentive payment under any award to an executive officer where (1) the payment was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of Company financial statements, (2) the Committee determines the executive engaged in intentional misconduct that caused or substantially caused the need for the restatement and (3) a lower payment would have been made to the executive based upon the restated financial results;

•	a prohibition on the payment of dividends on unearned performance stock or performance share units;

•	a minimum vesting period of one year for stock options and stock appreciation rights;

•	the double trigger change in control provision described above.

Compensation Philosophy

Textron’s compensation philosophy is to establish target total pay with reference to a talent peer group and to tie a substantial portion of our executives’ compensation to performance against objective business goals and stock price performance. This approach helps us to recruit and retain talented executives, incentivizes our executives to achieve desired business goals and aligns their interests with the interests of our shareholders.

Compensation Program Components

Total pay for Textron executives consists of a base salary, plus participation in both an annual incentive compensation program and a long-term incentive compensation program. Our annual incentive compensation program is designed to reward performance against annual business goals established by the Committee at the beginning of each year and is payable in cash. Our long-term incentive compensation program is designed to reward both absolute and relative performance over a multi-year period. Absolute performance is based on achieving objective performance goals set at the beginning of each year of the incentive period by the Committee. Since 2012, the Committee has measured relative performance by comparing total shareholder return (TSR) against our performance peer companies. The long-term incentive compensation program payout is linked to stock price through awards in the form of stock options, restricted stock units and performance share units payable in cash based upon our stock price. Because a substantial portion of target total pay for our executives is in the form of long-term incentives which are directly linked to stock price (77% for our CEO and 56% for our other executive officers), actual realized pay of our executives closely tracks Textron’s TSR.

2014 Compensation

The two main performance goals set by the Committee for 2014 — applicable to our annual incentive compensation program as well as to the performance share units (“PSUs”) under our long-term incentive compensation program — focused on profitability and cash flow, which were key business priorities for Textron in 2014. The profitability target focused executives on delivery of segment profit in each of our segments. The cash flow target focused executives on improving operational efficiency and strengthening the balance sheet. Performance targets for 2014 were established to require significant improvement in all areas of measured performance from the prior year’s actual results.

For 2014, the annual incentive compensation program paid out at 120.4% of target for our executives, reflecting performance that exceeded targets set at the beginning of the year. PSUs awarded for the 2012-2014 performance cycle were subject to business goals set annually by the Committee during the three-year performance period. These awards were also subject to discretionary adjustment by the Committee based upon Textron’s TSR performance relative to our performance peer companies over the same period. Performance against these goals resulted in a multiplier of 93.6% of the number of PSUs granted, however, the Committee applied a 9.4% discretionary reduction based on Textron’s TSR performance. This adjustment resulted in a final number of units paid of 84.8% of the initial number of 2012-2014 PSUs granted.

Overview and Objectives of Executive Compensation Program

The objectives of Textron’s compensation program for executive officers are:

•	Supporting world class performance

•	Attracting and retaining high-performing talent

•	Focusing executives on delivering balanced performance by providing (i) both cash and equity incentives and (ii) both short-term and long-term incentives

•	Aligning executive compensation with shareholder value

To achieve these objectives the Committee uses the following five guidelines for designing and implementing executive compensation programs at Textron:

•	First, target total pay should be set in reference to the median target total pay of a talent peer group

•	Second, incentive compensation should pay higher when Textron performs well and lower if Textron performs poorly

•	Third, performance goals should align interests of executives with long-term interests of shareholders

•	Fourth, compensation programs should not put the Company at undue risk

•	Fifth, indirect compensation should provide the same level of benefits given to other salaried employees

Target Pay

How Does the Committee Set Target Pay?

Target total pay consists of three elements (i) base salary, (ii) target annual incentive compensation and (iii) target long-term incentive compensation. In setting target pay, the Committee addresses each element as follows:

Element of Target Pay	Setting Target Pay	Supporting Executive Compensation Program Objectives
Base Salary	With reference to a talent peer group median and based on individual responsibilities, complexity of position versus that of the market benchmarks, performance, experience, and future potential	Attracting and retaining high- performing talent
Target Annual Incentive Compensation	Using the criteria for base pay above and expressed as a percentage of salary	Focusing executives on addressing short-term business needs and improving results from one year to the next
Target Long-Term Incentive Compensation	Using the criteria for base pay above and expressed as a percentage of salary	Aligning executive compensation with long-term shareholder value and improving long-term operating and stock price performance

How Does the Committee Select the Talent Peer Group?

The Committee references a “talent” peer group of companies, recommended by its independent compensation consultant and approved by the Committee, as part of its process in establishing target pay for each named executive officer (“NEO”). The Committee believes that complexity and size are the most important factors in establishing this group of companies to provide appropriate references for target pay levels, with industry playing a secondary role. In addition to market cap and enterprise value, as well as availability of information in the compensation survey database, selection criteria for the talent peer group for 2014 included:

•	Publicly-traded companies that are headquartered in the U.S.

•	Revenue of approximately $5 billion to $35 billion with at least 10% from outside the U.S.

•	Median revenue for peer group approximates Textron’s revenue

•	Revenue in the aerospace/defense, technology/engineering, and/or general manufacturing sectors

The table below lists the 2014 talent peer group companies and Textron showing fiscal 2013 revenues. The 2014 talent peer group was referenced in setting target pay for 2015.

2014 Talent Peer Group

($ in millions)

Company Name	Industry	2013 Revenue
Honeywell International Inc.	Aerospace/Defense	$39,055
General Dynamics Corporation	Aerospace/Defense	$31,218
Emerson Electric Co.	Technology/Engineering	$24,669
Northrop Grumman Corporation	Aerospace/Defense	$24,661
Eaton Corporation plc	General Manufacturing	$22,046
TRW Automotive Holdings Corp.	Automotive	$17,435
Illinois Tool Works Inc.	General Manufacturing	$14,135
Parker Hannifin Corporation	General Manufacturing	$13,016
L-3 Communications Holdings, Inc.	Aerospace/Defense	$12,629
Ingersoll-Rand plc	General Manufacturing	$12,351
Oshkosh Corporation	General Manufacturing	$7,665
Visteon Corporation	Automotive	$7,439
BorgWarner Inc.	Automotive	$7,437
KBR, Inc.	Technology/Engineering	$7,214
Terex Corporation	General Manufacturing	$7,084
Federal-Mogul Corporation	Automotive	$6,786
Rockwell Automation, Inc.	Technology/Engineering	$6,352
Spirit AeroSystems Holdings, Inc.	Aerospace/Defense	$5,961
Exelis Inc.	Aerospace/Defense	$4,816
Rockwell Collins, Inc.	Aerospace/Defense	$4,610
75th Percentile		$18,588
Median		$10,008
25th Percentile		$7,010
Textron Inc.		$12,104
Textron Percentile Rank		52%

The 2013 talent peer group (which did not change in 2014) was used to set target pay for 2014.

How Did the Committee Make Compensation Decisions?

Prior to making decisions on compensation, the Committee reviewed the following items:

•	Compensation data for each NEO

•	A detailed compensation benchmarking study comparing each NEO’s current target compensation by component to the market median of the talent peer group

•	An executive retention analysis

•	Potential share-derived wealth and stock ownership information for each NEO

Additionally, the CEO provided input into compensation decisions for NEOs other than himself, including his assessment of each individual’s responsibilities and performance, the complexity of their position against market benchmarks, and their experience and future potential. In setting 2014 target pay, the Committee increased the total target pay of each NEO. The Committee increased Mr. Donnelly’s annual incentive target by approximately 8% and his long-term incentive target by approximately 10% in order to bring his total target compensation closer to the peer group median with compensation components that are strongly linked to Company performance. The Committee increased the base pay, with the corresponding increases in target annual incentive and target long-term incentive compensation, of Mr. Connor, the Company’s CFO, by approximately

6%, Mr. Lupone, the Company’s General Counsel, by approximately 3%, and Ms. Johnson, the Company’s EVP, HR, by approximately 17%. The increases in compensation for Mr. Connor and Mr. Lupone were made in order to recognize the greater scope of their responsibilities in light of the Company’s 2014 acquisitions, including the acquisition of the Beechcraft business. The Committee approved Ms. Johnson’s increase to recognize her advancement in her role in the management team and to move her compensation closer to market median for the talent peer group of companies.

What is the Target Pay for Our Executives?

The following chart and table shows 2014 compensation targets for Textron’s CEO:

Name	Position	Base	Short-term Incentive	Long-Term Incentive	Target Total Pay
Scott C. Donnelly	CEO	$1,080,000	130% of Salary ($1,404,000)	787% of salary ($8,500,000)	$10,984,000

Mix of Target Pay		10%	13%	77%	100%

The following chart and table shows 2014 compensation targets for Textron’s other NEOs:

Name	Position	Base	Short-term Incentive	Long-Term Incentive	Target Total Pay
Frank T. Connor	CFO	$850,000	85% of salary ($722,500)	285% of salary ($2,422,500)	$3,995,000

E. Robert Lupone	General Counsel	650,000	75% of salary (487,500)	175% of salary (1,137,500)	2,275,000

Cheryl H. Johnson	EVP, HR	350,000	60% of salary (210,000)	150% of salary (525,000)	1,085,000

Average Mix of Target Pay		25%	19%	56%	100%

Incentive Compensation

How Does Our Incentive Compensation Work?

Annual Incentive — the target annual incentive compensation and goals are set in the first quarter of each year, and the payout is determined after the end of the year based on Textron’s level of achievement against the performance goals. The performance goals for our executive officers are enterprise-wide goals that aggregate the separate goals for each of our business units which are set to focus the businesses on achieving profitability and generating cash flow consistent with expected market conditions. The Committee also believes that some discretion should be used from time to time based on the Committee’s and Board’s judgment of management’s performance; it therefore reserves the ability to exercise discretion in determining annual incentive compensation payouts.

Long-Term Incentive — long-term incentive (“LTI”) awards made in 2014 included stock options (30%), restricted stock units (30%) and PSUs (40%). The mix of LTI awards balances executive focus on increasing Company stock price, remaining with Textron as awards vest, and meeting performance goals established by the Committee. While the value of all award types is tied to our future performance, each has its own characteristics and benefits for incentivizing desired behaviors as follows:

•	Stock Options (30% of LTI) — these awards provide value only if the stock price goes up during the term of the option, providing a direct incentive to increase our stock price.

•

Restricted Stock Units (RSUs) (30% of LTI) — these awards constitute the right to receive one share of common stock for each RSU upon vesting. The final award value of RSUs will be higher or lower than the grant value depending on the change in stock price over the vesting period. The Committee believes this award type helps retain executives because RSUs have value upon vesting regardless of stock price.

•

Performance Share Units (PSUs) (40% of LTI) — these awards span a three-year performance period with vesting at the end of the third fiscal year. Executives may earn from 0% to 150% of the units originally granted based upon the achievement of performance goals set by the Committee for each year of the performance period with each unit valued based on the price of one share of our common stock, incentivizing the achievement of company performance goals over a sustained period in order to build shareholder value faster than peers. PSU awards made in 2014 are subject to a discretionary TSR modifier that can decrease, but not increase, the payout by up to -40% based on Textron’s 3-year TSR compared to our performance peer group.

Performance Analysis

Which Companies Does the Committee Use to Compare Our Performance?

The table below shows the list of performance peer group companies; checkmarks in the columns under Textron’s manufacturing segments mean that the peer company competes in some way, or operates in similar industries, with that segment.

2014 Performance Peer Group

($ in millions)

Peer Company	Fiscal 2013 Revenue	Bell	Aviation	Industrial	Systems
The Boeing Company	$86,623	✓	✓		✓
United Technologies Corporation	62,626	✓	✓	✓	✓
Lockheed Martin Corporation	45,358	✓			✓
Johnson Controls, Inc.	42,730			✓
Honeywell International Inc.	39,055	✓	✓	✓	✓
Deere & Company	37,795			✓
General Dynamics Corporation	31,218	✓	✓		✓
Northrop Grumman Corporation	24,661				✓
Raytheon Company	23,706				✓
Eaton Corporation plc	22,054			✓	✓
Kubota Corporation	14,075			✓
L-3 Communications Holdings, Inc.	12,629	✓			✓
Ingersoll-Rand plc	12,358			✓
Spirit AeroSystems Holdings, Inc.	5,961	✓	✓
Exelis Inc.	4,816				✓
Rockwell Collins, Inc.	4,610	✓	✓		✓
Alliant Techsystems Inc.	4,362				✓
Textron Inc.	12,104

The 2013 performance peer group (which did not change in 2014) was used for the Committee’s annual incentive compensation and performance analysis.

Does Pay Reflect Performance?

Performance goals for the 2014 annual incentive compensation program and PSUs under the long-term incentive compensation program largely focused on profitability and cash flow with an additional goal related to workforce diversity. The profitability target focused executives on delivery of segment profit in each of our segments. The cash flow target focused executives on improving operational efficiency and strengthening the balance sheet. Achieving TFC non-captive finance targets, which had been maintained as a performance goal for the previous several years, was removed for 2014 programs as the liquidation of our non-captive finance receivables has been substantially accomplished. The diversity metric was maintained from prior years to continue the Company’s focus on having a diverse employee profile.

The Committee believes that a pay for performance analysis should compare Company performance vs. peer performance over the time period an incentive is earned: one year for annual incentive compensation and three years for PSUs. Because stock prices are too volatile over any isolated 12-month period, the Committee believes that the appropriate way to compare performance among companies for annual incentive compensation purposes is to compare operating metrics. However, the Committee believes that the appropriate way to compare performance among companies for Textron’s PSUs is using TSR because change in stock price over three years is enough time to reflect fundamental changes in performance.

The Committee reviewed the Company’s performance compared to the performance peer group described above to assess the effectiveness of our incentive compensation design. The Committee found that annual incentives were appropriately aligned with operating performance in 2013 (the Committee will review 2014 pay for performance once peer data is available) and PSUs were appropriately aligned with total shareholder return from 2012 to 2014.

Annual Incentive Compensation Payouts and Performance Analysis

The Committee established the weighting for the 2014 annual incentive performance goals described above as 60% earnings, 35% cash efficiency and 5% workforce diversity. Performance targets for 2014 were established to require significant improvement in all areas of measured performance from the prior year’s actual results. Payouts for each individual could range from 0% to 200% of target based on performance. The formula for determining 2014 annual incentive compensation for executive officers, and the resulting percentage earned, is detailed below:

2014 Annual Incentive Compensation Calculation

($ in millions)

	Threshold	Target	Maximum	Actual Achievement	Component Weighting	Component Payout (1)
Enterprise NOP(2)	$820	$1,154	$1,405	$1,214	60.0%	74.3%
Mfg Cash Flow(3)	29	668	1,308	753	35.0	39.7
Improvement in Workforce Diversity(4)	-1.0%	1.0%	3.0%	1.3%	5.0	6.4

Total Award % Earned						120.4%

(1)	Results below “threshold” earn 0%; results at “target” earn 100%; results at “maximum” earn 200%, and results between threshold and target or target and maximum earn a prorated percentage.

(2)	“Enterprise NOP” means our total “Segment profit” as reported in our Annual Report on Form 10-K. Segment profit for the manufacturing segments excludes interest expense, certain corporate expenses and acquisition and restructuring costs related to the Beechcraft acquisition. The measurement for the Finance segment includes interest income and expense along with intercompany interest income and expense.

(3)	“Mfg Cash Flow” means “Manufacturing cash flow before pension contributions” (a non-GAAP measure) as reported in our quarterly earnings releases. This measure adjusts net cash from operating activities of continuing operations for dividends received from Textron Financial Corporation (“TFC”), capital contributions provided under the Support Agreement with TFC and debt agreements, capital expenditures, proceeds from the sale of property, plant and equipment and contributions to our pension plans.

(4)	“Improvement in Workforce Diversity” means the change in the number of U.S. full-time salaried diverse employees in relation to all full-time U.S. salaried employees.

At its January 2015 meeting, the Committee discussed the annual incentive compensation awards to be paid to the NEOs for the 2014 performance period and considered input from the full Board. The Committee concluded that the calculated payouts appropriately awarded the Company’s performance for 2014 and approved the payouts as calculated above.

Annual incentive compensation targets and payouts for 2012, 2013 and 2014 for each NEO are shown below:

		2012		2013		2014
Name	Position	Target	Payout	Target	Payout	Target	Payout
Scott C. Donnelly	CEO	$1,200,000	$1,187,000	$1,296,000	$556,000	$1,404,000	$1,690,000
Frank T. Connor	CFO	637,500	630,000	680,000	292,000	723,000	870,000
E. Robert Lupone	General Counsel	450,000	445,000	472,500	203,000	488,000	587,000
Cheryl H. Johnson	EVP, HR	180,000	178,000	180,000	77,000	210,000	253,000

To validate the effectiveness of the annual incentive compensation program, the Committee examines historic annual incentive payouts compared to Textron’s annual operating performance relative to the performance of peer companies in the performance peer group. While exactly comparable metrics are not available for peer companies, indicative comparisons can be made using publicly-reported GAAP data. The charts below demonstrate the directional link between annual incentive compensation payouts and performance as follows:

•

For 2012, Textron’s performance against the performance peers on the cash flow metric was between the 25th and 50th percentiles and on the net operating profit metric was significantly above the 75th percentile. As a result, the annual incentive compensation payout for 2012 was 98.9% of target.

•

For 2013, Textron’s performance against the performance peers was below the 25th percentile on both the cash flow and net operating profit metrics. As a result, the annual incentive compensation payout for 2013 was 42.9% of target.

The Committee will perform a similar comparison for 2014 when complete peer financial results become available.

Year-Over-Year Change in Textron Cash Flow and Net Operating Profit compared to Peers

Note: year-over-year change in cash flow is the change from 2011 to 2012 and from 2012 to 2013 in GAAP-reported “cash from operating activities of continuing operations”; year-over-year change in net operating profit is the change from 2011 to 2012 and from 2012 to 2013 in GAAP-reported “income from continuing operations before income taxes.” Textron’s income from continuing operations before income taxes for 2011 has been adjusted for certain nonrecurring and/or unusual items.

Long-Term Incentive Compensation: Performance Share Unit Payouts and Performance Analysis

Payouts for the 2012-2014 PSU cycle are based upon performance for each of the annual periods within the 2012-2014 cycle against performance goals set for three one-year performance periods, weighted equally, with a modifier based upon TSR relative to our performance peer companies. The calculation for determining the payout to executive officers for the 2012-2014 PSU cycle, and the resulting percentage earned, is detailed below:

2012-2014 Performance Share Unit Calculation

($ in millions)

Metric	2012					2013					2014(1)
	Min	Tgt	Max	Result	Payout	Min	Target	Max	Result	Payout	Min	Target	Max	Result	Payout
Earnings — Manufacturing and Captive Finance Operations	$843	$1,148	$1,606	$1,097	55.0%	$835	$1,157	$1,515	$936	39.4%	$820	$1,154	$1,405	$1,214	67.1%
Cash Efficiency — Manufacturing	415	707	1,150	793	32.9	95	481	894	256	24.8	29	668	1,308	753	42.7
Non-Captive Finance Business					12.3					6.5					N/A
Earnings	-15	0	15	35		-15	0	15			N/A	N/A	N/A
Liquidation	328	428	528	937		200	260	320			N/A	N/A	N/A
Expense	48	38	28	45		30	20	10			N/A	N/A	N/A
Total Earned for Year					100.2%					70.7%					109.8%

Units Earned as % of Original Award:								93.6%
Total Shareholder Return (TSR) modifier applied by O&C Committee:								-9.4%
Final Payout as % of Original Award:								84.8%

(1)	Metrics for 2014 were Enterprise NOP and Manufacturing Cash Flow as described in the “2014 Annual Incentive Compensation Calculation” chart above. Achieving TFC non-captive finance targets was removed as a target for 2014 as the liquidation of our non-captive finance receivables has been substantially accomplished.

For all three years of the 2012-2014 performance cycle, weightings for the metrics described above were 60% earnings-related and 40% cash flow-related. The performance metrics for 2014 are described in more detail above and for previous years are described in the proxy statement for the applicable year. Payouts for each individual could range from 0% to 150% of target based on performance.

As mentioned above, for Stock Options and Restricted Stock Units, the Committee believes the inherent design of payouts directly related to change in stock price automatically results in appropriate pay for performance. To validate that the Company’s PSU awards link pay to performance, the Committee examined PSU payouts at Textron in light of Textron’s TSR compared to its peer companies. Two measures impact PSU payouts: (i) the number of units earned is based on Textron’s performance against operating metrics and (ii) the value of each unit earned is based on Textron’s stock price. The tables below show the 2014 PSU awards and associated payouts by executive in terms of both units and value. The Committee has evaluated the results on the basis of both relative performance (TSR performance vs. peers) and absolute performance (change in stock price).

Units and Value Awarded and Earned for Period

	Position	2012-2014 Units		2012-2014 Value
Name[1]		Original Award	Units Paid	Original Award	Final Payout
Scott C. Donnelly	CEO	174,468	147,952	$4,843,000	$6,242,095
Frank T. Connor	CFO	53,275	45,178	$1,479,000	$1,906,060
E. Robert Lupone	General Counsel	26,170	22,193	$726,000	$936,323

(1)	Ms. Johnson did not receive a PSU award in 2012 and therefore was not eligible for a payout.

•	Relative Performance. The table above shows that the number of units earned by executives was adjusted downward as a result of the Committee’s negative discretion based on the TSR modifier.

•

Absolute Performance. The table above shows that the value of the final payouts made to executives at the end of the performance period was above the original award, commensurate with Textron’s increase in stock price from 2012 through 2014, as is reflected in the chart below.

The chart below shows that final payouts as a percentage of original award value are appropriately linked to Textron’s TSR performance.

3-Year TSR Performance and PSU Payout Value Percentage

Risks Related to Compensation

At each meeting, the Committee discusses potential risks associated with the compensation programs at Textron. During 2014, the Committee addressed different elements of risk pursuant to a calendar agreed at the beginning of the year. The Committee strives to set compensation policies which do not encourage excessive risk-taking by senior executives which could endanger the Company. During 2014, the Committee completed a full review of managing risk within the compensation programs. This annual review helps the Committee to structure executive compensation programs that are designed to avoid exposing the Company to unwarranted risk.

Other Compensation Programs

As mentioned above, Textron provides certain other compensation programs (such as retirement/death benefits) that are designed to provide to NEOs the same level of benefits provided to non-executive officers and, in most cases, all salaried employees. Certain of these programs provide benefits over any caps mandated by government regulations, including:

•

Textron Spillover Pension Plan:    Non-qualified benefit plan to make up for IRS limits to qualified pension plans and, in the case of Mr. Donnelly, to provide a “wrap-around” pension benefit which takes into account his final average compensation with Textron and his combined service with Textron and GE and reduces this benefit by the amount of any other pension benefits which he is eligible to receive under Textron and GE pension plans.

•	Textron Spillover Savings Plan: Non-qualified benefit plan to make up for IRS limits to qualified savings plans.

Textron provides a program to executives which benefits them by allowing for tax planning and also benefits the Company, in that cash payments by the Company are delayed:

•	Deferred Income Plan for Textron Executives: Non-qualified plan that allows participants to defer compensation.

2014 Say-on-Pay Advisory Vote on Executive Compensation

At our 2014 annual meeting, shareholders expressed substantial support for the compensation of our NEOs, with approximately 91% of the votes cast for approval of the say-on-pay advisory vote on executive compensation. The Committee evaluated the results of the 2014 advisory vote at its July meeting. After considering many other factors in evaluating Textron’s executive compensation programs as discussed in this Compensation Discussion and Analysis, the Committee made no changes to our executive compensation program and policies as a result of the 2014 say-on-pay advisory vote.

Role of Independent Compensation Consultant

Under its charter, the Committee has the authority to retain outside consultants or advisors as it deems necessary to provide desired expertise and counsel. In 2014, the Committee engaged the services of Pay Governance LLC as its compensation consultant. Pay Governance reports directly and exclusively to the Committee and provides advice regarding current and emerging best practices with regard to executive compensation. A representative from Pay Governance attended each of the six Committee meetings in 2014. Pay Governance LLC does not provide any other services to the Committee or the Company. The Committee has determined that Pay Governance LLC is independent and that the work of Pay Governance LLC with the Committee for fiscal 2014 has not raised any conflict of interest.

Stock Ownership Requirements

One objective of our executive compensation program is to align the financial interests of our NEOs with the interests of our shareholders. As a result, we require that senior executives accumulate and maintain a minimum level of stock ownership in the Company, which may be achieved through direct ownership of shares, Textron Savings Plan shares, unvested restricted stock units, and vested/unvested share equivalents in Textron compensation and benefit plans. Minimum ownership levels are expressed as a multiple of base salary as follows: five times for the CEO, and three times for other NEOs. New executive officers are given five years to reach their required ownership level. All NEOs currently meet their respective stock ownership requirements or are within their initial five-year period.

Certain Restrictions

Our executives, including our NEOs, are prohibited from engaging in short sales of Textron securities and from engaging in transactions in publicly-traded options, such as puts, calls and other derivative securities based on Textron’s securities including any hedging, monetization or similar transactions designed to decrease the risks associated with holding Textron securities such as zero-cost collars and forward sales contracts. In addition, our NEOs are prohibited from pledging Textron securities as collateral for any loan or holding Textron securities in a margin account.

Clawback Policy

In connection with the preparation of the proposed Textron Inc. 2015 Long-Term Incentive Plan which is being submitted to shareholders for their approval at the 2015 Annual Meeting (See “APPROVAL OF THE TEXTRON INC. 2015 LONG-TERM INCENTIVE PLAN” herein), the Committee recommended and the Board approved the inclusion of a clawback provision which provides that the Committee shall require reimbursement of any annual incentive payment or long-term incentive payment under any award to an executive officer where (1) the payment was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of Company financial statements, (2) the Committee determines the executive engaged in intentional misconduct that caused or substantially caused the need for the restatement and (3) a lower payment would have been made to the executive based upon the restated financial results. Although we may need to revise this clawback provision depending on the final recoupment rules adopted by the SEC under the Dodd-Frank Wall Street Reform and Consumer Protection Act, we believe this policy is a good governance practice that would be beneficial for our Company even prior to the final rules.

In addition, the Company’s long-term incentive award agreements provide that an executive who violates the noncompetition provisions of the award during employment or within two years after termination of employment with the Company forfeits future rights under the award and must repay the Company value received during the period beginning 180 days prior to the earlier of termination or the date the violation occurred.

The Company also is subject to the “clawback” provisions of Section 304 of the Sarbanes-Oxley Act of 2002 which generally requires public company chief executive officers and chief financial officers to disgorge bonuses, other incentive- or equity-based compensation, and profits on sales of company stock that they receive within the 12-month period following the public release of financial information if there is a restatement because of material noncompliance, due to misconduct, with financial reporting requirements under the federal securities laws.

Compensation Arrangements Relating to Termination of Employment

Mr. Donnelly’s letter agreement with Textron provides for payment of varying benefits to him upon events such as death, disability, retirement and termination under voluntary, involuntary (for cause), involuntary (not for cause or for good reason), or change in control circumstances. Mr. Donnelly’s termination benefits are consistent with the terms of our previous CEO’s agreement and were approved by the Committee upon Mr. Donnelly’s initial hiring in 2008 in order to attract him to Textron. Since hiring Mr. Donnelly, the Committee no longer agrees to formal employment contracts which provide for individual termination protection. Mr. Connor, Mr. Lupone and Ms. Johnson are each eligible for termination benefits that are available to all corporate officers as provided by the Severance Plan for Textron Key Executives. After reviewing our executive compensation program during 2013 and 2014, in February 2014 the Committee approved changing long-term incentive awards granted on or after March 1, 2014 from having a single trigger change in control provision to having a double trigger provision so that awards will vest upon a change in control only if an involuntary termination or a termination by the executive for good reason occurs within 2 years of the change in control.

With regard to retirement benefits, in order for Textron to attract Mr. Donnelly to join the Company after his 19-year career at GE, his pension benefits were designed to take into account his years of service at GE so that he would not be disadvantaged by joining Textron. This benefit has been effected through the adoption of an amendment to the Textron Spillover Pension Plan adding an appendix which provides a “wrap-around pension benefit” to Mr. Donnelly in order to compensate for pension benefits at GE that would otherwise not keep pace with his increasing compensation over the course of his career upon joining Textron. The benefit takes into account his service with both GE and Textron and uses the definition of pensionable compensation and final average compensation in the Textron Spillover Pension Plan. This nonqualified pension benefit will become 100% vested upon the earlier of his completion of ten years of service with Textron or his attainment of age 62 while employed by Textron and will be reduced by the combined value of any other benefit which he is eligible to receive under (i) a tax-qualified defined benefit plan maintained by GE, (ii) a tax-qualified defined benefit plan maintained by Textron and (iii) the Textron Spillover Pension Plan.

Mr. Connor’s letter agreement provides for an enhanced pension benefit which will give him an additional three years of credited service under the Textron Spillover Pension Plan, subject to the vesting terms of that Plan. Neither Mr. Lupone nor Ms. Johnson has been provided any supplemental or enhanced pension benefits.

As a result of the Committee’s review of our executive compensation programs in 2013 and in 2014, in February 2014, the Committee made certain changes to the treatment of long-term incentive awards granted on or after March 1, 2014 with respect to retirement, death and disability events. With regard to retirement, the Committee changed the criteria for vesting of long-term incentive awards to be more restrictive, moving from providing this benefit to individuals who are age 55 with at least ten years of service, those with at least 20 years of service regardless of age and those who are age 60 regardless of years of service, to providing this benefit only to individuals who are age 55 with at least ten years of service. With this change, the Committee also moved from prorated vesting after retirement to continued vesting after retirement through the regular vesting period of all outstanding restricted stock units and performance share units held by qualifying retirees to ensure retirees receive the intended value of LTI awards. The Committee also extended the exercise period for stock options from the earlier of three years from retirement or the term of the option to the earlier of four years from retirement or the term of the option to ensure at least one year to exercise after final vesting occurs.

With respect to death or disability, the Committee revised the terms of restricted stock units to change from prorated vesting after the death or disability event to accelerated vesting in full upon the occurrence of the event to ensure the estate of employees who die and employees who become disabled receive the intended value of LTI awards. The Committee also revised the exercise period for stock options upon an awardee’s death from the earlier of one year or the term of the option to the earlier of five years or the term of the option. Upon disability, the exercise period for stock options will be shortened from the full remaining term of the option to the earlier of five years or the term of the option. These changes, which will also apply to awards granted on or after March 1, 2014, help ensure consistent and fair treatment between death and disability events.

Tax Considerations

Section 162(m) of the Internal Revenue Code provides that no U.S. income tax deduction is allowable to a publicly held corporation for non-performance-based compensation in excess of $1 million paid to a “covered employee” (generally the NEOs (other than the chief financial officer)). “Performance-based compensation,” which is exempt from the $1 million limitation, must be payable based upon meeting pre-established and objective performance goals established by the Committee under a plan that has been approved by shareholders and meets other tax code requirements.

Our policy generally has been to seek to qualify various elements of the compensation payable to executives as “performance-based compensation,” although we may pay non-deductible compensation in order to preserve the Committee’s ability to structure our executive compensation program to meet the objectives discussed above, including to reward individual and team performance. Because there are uncertainties as to the application of regulations under Section 162(m), as with most tax matters it is possible that the qualification of awards under the 2015 Plan as “performance-based compensation” for purposes of Section 162(m), and any deductions we claim based thereon, may be challenged or disallowed.

EXECUTIVE COMPENSATION

The following Summary Compensation Table sets forth information concerning compensation of our principal executive officer, principal financial officer and each other individual who was serving as an executive officer at the end of Textron’s 2014 fiscal year (each, an “NEO” and collectively, the “NEOs”).

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Scott C. Donnelly	2014	1,080,000	0	6,477,552	2,827,898	1,690,000	1,439,873	75,370	13,590,693
Chairman, President and Chief	2013	1,064,615	0	5,934,649	2,355,219	556,000	(56,886)	65,075	9,918,672
Executive Officer	2012	1,000,000	0	5,982,367	3,057,000	1,187,000	701,119	104,154	12,031,640
Frank T. Connor	2014	840,385	0	1,884,825	805,952	870,000	371,873	49,979	4,823,014
Executive Vice President and	2013	790,385	0	1,778,522	697,392	292,000	71,254	47,379	3,676,932
Chief Financial Officer	2012	750,000	0	1,866,743	933,475	630,000	290,799	49,100	4,520,117
E. Robert Lupone	2014	646,154	0	898,298	378,445	587,000	0	69,034	2,578,931
Executive Vice President, General	2013	624,231	0	715,467	337,373	203,000	0	76,740	1,956,811
Counsel and Secretary	2012	537,692	325,000	1,379,631	458,550	445,000	0	858,669	4,004,542
Cheryl H. Johnson	2014	340,385	0	316,596	174,658	253,000	254,946	24,979	1,364,564
Executive Vice President, Human	2013	300,000	0	212,849	137,638	77,000	75,707	22,860	826,054
Resources	2012	246,904	0	432,817	45,030	178,000	94,381	123,514	1,120,646

(1)	Base salary increases, if any, are implemented in the first pay period in March of each year; therefore, amounts shown in this column may not exactly match the base salaries disclosed in the CD&A.

(2)	The numbers shown in this column represent the grant date fair values of equity awards granted during the fiscal year, whether settled in stock or cash. The amounts for 2014 include PSUs (granted in 2012, 2013 and 2014) and RSUs (granted in 2014), which are described in the CD&A. The grant date fair values have been determined based on the closing share price on the date of grant. For PSUs, since performance criteria are established on an annual basis, the amounts shown are for the first year of the three-year performance cycle beginning in 2014, plus the second year of the three-year performance cycle beginning in 2013, plus the third year of the three-year performance cycle beginning in 2012. The grant date fair value of each equity-based component for 2014 is detailed below.

	Mr. Donnelly	Mr. Connor	Mr. Lupone	Ms. Johnson
Performance Share Units	$3,663,140	$1,082,726	$521,664	$142,750
Restricted Stock Units	2,814,412	802,099	376,634	173,846

Total	$6,477,552	$1,884,825	$898,298	$316,596

The PSU values above represent target performance. Assuming maximum performance is achieved, then the grant date fair value of the PSUs would be: Mr. Donnelly $5,494,710, Mr. Connor $1,624,089, Mr. Lupone $782,496 and Ms. Johnson $214,125.

(3)	The amounts that appear in this column represent the grant date fair value of stock options granted during the fiscal year. The grant date fair values have been determined based on the assumptions and methodologies set forth in Note 10 Share-Based Compensation in Textron’s Annual Report on Form 10-K for the fiscal year ended January 3, 2015. The number of shares underlying the stock options granted to each NEO during 2014 is detailed in the Grants of Plan-Based Awards in Fiscal 2014 table on page 35.

(4)	The amounts in this column reflect annual incentive compensation earned under Textron’s annual incentive compensation program.

(5)	The amounts in this column are attributable to the executives’ change in actuarial present value of accumulated pension benefits under all defined benefit plans in which the NEOs participate from December 29, 2013 to January 3, 2015. For Ms. Johnson, this column also includes $404 in above-market non-qualified deferred compensation earnings that were posted to her interest-bearing account under the Deferred Income Plan for Textron Executives (“DIP”). Earnings are considered “above-market” if they were higher than 120% of the long-term applicable federal rate with compounding.

(6)	The amounts in this column include the value of other benefits and the incremental cost to Textron in 2014 of providing various perquisites in 2014, as detailed below:

	Mr. Donnelly	Mr. Connor	Mr. Lupone	Ms. Johnson
Spillover Savings Plan Contribution(a)	$41,000	$29,019	$42,874	$4,019
Contributions to Textron Savings Plan	13,000	13,000	13,000	13,000
Contributions to Retirement Plans	5,200	5,200	10,400	5,200
Perquisites(b)	16,170	2,760	2,760	2,760

Total	$75,370	$49,979	$69,034	$24,979

(a)	These amounts represent the value of cash-settled Textron stock units credited to the NEO’s Spillover Savings Plan account during the year. For Mr. Lupone, who is not eligible for a defined benefit pension plan, the Company credits an interest bearing Moody’s account within the SSP with an amount equal to 4% of eligible compensation, reduced by the contribution that was made by the Company under the Textron Savings Plan.

(b)	These amounts are the cost to Textron of parking for Mr. Connor, Mr. Lupone and Ms. Johnson. For Mr. Donnelly, in addition to the cost of parking, the amount also includes the cost of an annual physical exam and the incremental cost to Textron of Mr. Donnelly’s personal usage of corporate aircraft. Textron values the personal use of corporate aircraft by using an incremental cost method that multiplies the hours flown on a personal flight by an hourly direct operating cost rate for the aircraft flown. The rate per flight hour is derived from the aircraft’s variable operating costs which include landing fees, fuel, hangar fees, maintenance, catering, security fees, crew expenses, de-icing costs and other direct operating expenses.

Grants of Plan-Based Awards in Fiscal 2014

The following table sets forth information on plan-based compensation awards granted to the NEOs during Textron’s 2014 fiscal year. Annual equity awards were approved on January 24, 2014 for grant on March 1, 2014.

Grants of Plan-Based Awards in Fiscal 2014

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)		Estimated Future Payouts Under Equity Incentive Plan Awards(2)		All Other Stock Awards: Number of Shares of Stock or Stock Units (#) (3)	All Other Option Awards: Number of Securities Underlying Options(#) (4)	Exercise or Base Price of Option Awards($/sh) (5)	Grant Date Fair Value of Stock and Option Awards (6)
Name	Grant Date	Grant Type	Target ($)	Maximum ($)	Target ($)	Maximum ($)
Scott C. Donnelly		Annual IC	1,404,000	2,808,000
	3/1/2014	PSUs			3,986,043	5,979,065				1,250,857
	3/1/2014	RSUs					70,892			2,814,412
	3/1/2014	Stock Options						222,319	39.700	2,827,898
	3/1/2014	PSUs(7)								2,412,282
Frank T. Connor		Annual IC	722,500	1,445,000
	3/1/2014	PSUs			1,136,026	1,704,039				356,495
	3/1/2014	RSUs					20,204			802,099
	3/1/2014	Stock Options						63,361	39.700	805,952
	3/1/2014	PSUs(7)								726,231
E. Robert Lupone		Annual IC	487,500	975,000
	3/1/2014	PSUs			533,434	800,150				167,396
	3/1/2014	RSUs					9,487			376,634
	3/1/2014	Stock Options						29,752	39.700	378,445
	3/1/2014	PSUs(7)								354,268
Cheryl H. Johnson		Annual IC	210,000	420,000
	3/1/2014	PSUs			246,205	369,308				77,261
	3/1/2014	RSUs					4,379			173,846
	3/1/2014	Stock Options						13,731	39.700	174,658
	3/1/2014	PSUs(7)								65,489

(1)	These amounts refer to awards of annual incentive compensation made under our annual incentive compensation program. The performance metrics and methodology for calculating payments are described in the CD&A.

(2)	These amounts refer to PSU grants made under the Textron Inc. 2007 Long-Term Incentive Plan, which are performance-based long-term grants of share units paid in cash, designed to reward the achievement of specified goals over three distinct fiscal-year performance periods. The performance metrics and methodology for calculating payments are described in the CD&A. Grants of PSUs in 2014 vest at the end of fiscal 2016. The “target” amount to be paid in 2017 assumes 100% earned and is based on the 2014 fiscal year-end share price of $42.17. The “maximum” that can be paid per the plan design is 150% of the PSUs granted, as described in the CD&A. Both target and maximum amounts assume median TSR performance for the three-year performance period.

(3)	These amounts represent the number of RSUs granted in 2014 pursuant to the Textron Inc. 2007 Long-Term Incentive Plan. RSUs earn dividend equivalents until vested and vest ratably over three years, beginning on March 1, 2017, three years after the grant date, and annually thereafter.

(4)	These amounts represent the number of stock options granted in 2014 pursuant to the Textron Inc. 2007 Long-Term Incentive Plan. All annual grants of stock options vest ratably over three years, beginning on March 1, 2015, and annually thereafter.

(5)	Reflects the exercise price for the stock options granted on March 1, 2014 which is equal to the closing price on the grant date.

(6)	Represents the grant date fair value of each equity award listed in the table as determined in accordance with generally accepted accounting principles. With respect to PSUs granted in 2014, the amounts in this column represent the value of only the 2014 portion of the 2014-2016 grant since the grant is subject to three single-year performance periods (2014, 2015 and 2016).

(7)	Represents grant date fair value of the 2014 portion of the 2012-2014 and 2013-2015 PSU awards.

Outstanding Equity Awards at 2014 Fiscal Year-End

The following table sets forth information with respect to the NEOs concerning unexercised options, stock awards that have not yet vested, and equity incentive plan awards as of the end of our 2014 fiscal year.

Outstanding Equity Awards at 2014 Fiscal Year-End

	Option Awards					Stock Awards
Name	Grant Date(1)	Number of Securities Underlying Unexercised Options (#) Exerciseable	Number of Securities Underlying Unexercised Options (#) Unexerciseable	Option Exercise Price ($)(2)	Option Expiration Date	Type of Stock Award(3)	Grant Year	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock that Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)(5)
Scott C. Donnelly	3/1/2014	0	222,319	39.700	3/1/2024	PSU	2014			118,154	3,986,043
	3/1/2013	81,053	162,104	28.470	3/1/2023	RSU	2014	70,892	2,989,516
	3/1/2012	200,000	100,000	27.760	3/1/2022	PSU	2013			147,623	4,980,210
	3/1/2011	227,766	0	26.250	3/1/2021	RSU	2013	88,573	3,735,123
	3/1/2010	235,602	0	20.210	3/1/2020	RSU	2012	104,680	4,414,356
	2/27/2009	100,746	0	5.650	2/27/2019	RSU	2011	34,309	1,446,811
	7/3/2008	200,000	0	47.840	7/3/2018	RSU	2010	17,474	736,879
						RSU	2008	12,991	547,830
Frank T. Connor	3/1/2014	0	63,361	39.700	3/1/2024	PSU	2014			33,674	1,136,026
	3/1/2013	24,000	48,000	28.470	3/1/2023	RSU	2014	20,204	852,003
	3/1/2012	61,072	30,535	27.760	3/1/2022	PSU	2013			43,711	1,474,634
	3/1/2011	69,566	0	26.250	3/1/2021	RSU	2013	26,226	1,105,950
	3/1/2010	83,933	0	20.210	3/1/2020	RSU	2012	31,965	1,347,964
	8/5/2009	80,000	0	14.340	8/5/2019	RSU	2011	10,479	441,899
						RSU	2010	6,225	262,508
E. Robert Lupone	3/1/2014	0	29,752	39.700	3/1/2024	PSU	2014			15,812	533,434
	3/1/2013	11,611	23,220	28.470	3/1/2023	RSU	2014	9,487	400,067
	3/1/2012	30,000	15,000	27.760	3/1/2022	PSU	2013			21,146	713,381
						RSU	2013	12,687	535,011
						RSU	2012	44,931	1,894,740
Cheryl H. Johnson	3/1/2014	0	13,731	39.700	3/1/2024	PSU	2014			7,298	246,205
	3/1/2013	4,737	9,473	28.470	3/1/2023	RSU	2014	4,379	184,662
	3/1/2012	2,946	1,473	27.760	3/1/2022	PSU	2013			8,626	291,007
	3/1/2011	2,578	0	26.250	3/1/2021	RSU	2013	5,176	218,272
	8/1/2010	548	0	20.760	2/28/2018	RSU	2012	17,224	726,336
	8/1/2010	623	0	20.760	3/1/2017	RSU	2011	388	16,362
						RSU	2010	424	17,880

(1)	Stock option awards associated with each annual grant vest ratably over three years on each anniversary of the grant date.

(2)	The exercise price of stock options is equal to the closing price of our common stock on the date of grant.

(3)	The following types of stock awards are shown in this table:

(a)	“PSU” refers to performance share units. These units reward achievement of long-term goals over a three-year performance period, vesting at the end of the third fiscal year. They are settled in cash and valued based on the average closing price of Textron common stock for the first ten trading days of the fiscal year following vesting. Further information about these awards can be found in the CD&A.

(b)	“RSU” refers to restricted stock units. RSUs granted in 2010 are payable in cash and vest ratably over five years, beginning on the first anniversary of the date of grant. RSUs granted in 2011 vest ratably over five years, beginning on the first anniversary of the date of grant, and upon vesting common stock will be issued to the executive, except for Ms. Johnson, whose RSUs granted in 2011 are payable in cash. RSUs granted in 2012 and after vest ratably over three years beginning on the third anniversary of the grant date. Upon vesting, common stock will be issued to the executive, with the exception of Ms. Johnson who has 1,542 RSUs granted in 2012 which are payable in cash. RSUs are granted with the right to receive dividend equivalents.

(4)	The market value of RSUs that have not vested as of January 3, 2015 was calculated using the fiscal year-end closing share price of $42.17 multiplied by the number of unvested units as of that date.

(5)	PSUs granted in 2013 and 2014 vest, to the extent earned, on January 2, 2016 and December 31, 2016, respectively. The market value of PSUs that have not vested as of year-end 2014 was calculated using the fiscal year-end closing share price of $42.17 multiplied by the number of unvested units assuming that 100% of the units are earned and assuming a median TSR performance modifier for the three-year performance period (representing the target performance level).

Option Exercises and Stock Vested in Fiscal 2014

The following table provides information concerning option exercises and the vesting of stock, including PSUs and RSUs, during Textron’s 2014 fiscal year for each NEO.

Option Exercises and Stock Vested in Fiscal 2014

	Option Awards		Stock Awards
Name	Number of shares acquired on exercise (#)	Value Realized on Exercise ($)	Type of Equity Award(1)	Number of Shares or Units Acquired on Vesting (#)		Value Realized on Vesting ($)(2)
Scott C. Donnelly	0	0	PSU RSU	147,952 52,606		6,242,095 2,088,458

					Total	8,330,553

Frank T. Connor	0	0	PSU RSU	45,178 25,464		1,906,060 1,010,921

					Total	2,916,981

E. Robert Lupone	0	0	PSU	22,193		936,323

Cheryl H. Johnson	0	0	RSU	1,212		48,116

(1)	“PSU” and “RSU” are described in more detail in footnote 3 to the previous table.

(2)	Valuation methodology for the PSUs is described in footnote 5 to the previous table, using actual performance results.

Pension Benefits in Fiscal 2014

The table below sets forth information on the pension benefits for the NEOs under each of the Company’s pension plans:

Pension Benefits

Name	Plan Name	Number of Years of Credited Service		Present Value of Accumulated Benefit($)(1)	Payments During Last Fiscal Year($)
Scott C. Donnelly	TRP	6.50		171,861	0
	Spillover	6.50		1,393,025	0
	Wrap Around	25.50(2)		3,942,231	0

			Total	5,507,117	0

Frank T. Connor	TRP	5.42		156,552	0
	Spillover	5.42		734,490	0
	Add’l Credited Service	3.00(2)		493,500	0

			Total	1,384,542	0

E. Robert Lupone (3)	N/A	N/A		N/A	N/A

Cheryl H. Johnson	TRP (Bell)	3.50		100,191	0
	TRP (Textron)	13.25		388,793	0
	Spillover (Bell)	3.50		39,481	0
	Spillover (Textron)	13.25		161,804	0

			Total	690,269	0

(1)	The present value of the accumulated benefit has been calculated consistent with the assumptions set forth in Note 11 Retirement Plans in Textron’s Annual Report on Form 10-K for the fiscal year ended January 3, 2015.

(2)	Years of extra service granted to the executive by employment letter.

(3)	Mr. Lupone is not eligible to participate in any of our pension plans.

A brief description of each of the Company’s pension plans referenced above follows:

TRP: Textron Retirement Program

Effective January 1, 2007, Textron consolidated its retirement benefits for U.S. salaried and eligible bargained employees into a single program, the Textron Retirement Program (“TRP”). The TRP is designed to be a “floor-offset” arrangement which has two parts. The first is a traditional defined pension benefit which provides a set monthly income (pension) at retirement through a formula based on age, years of service, and annual compensation. The second is a new defined contribution benefit called the Textron Retirement Account Plan. Transition rules between the prior plan design and the new plan design provide that participants who meet certain rules will be grandfathered, entitling them to the larger of the benefit calculated under the prior pension formula and the benefit calculated under the TRP. None of the NEOs met the grandfathering rules under the TRP, however Ms. Johnson did meet the grandfathering rules under the Spillover Pension Plan (described below) which entitles her to the larger amount of the two calculations under that Plan. The TRP is funded and tax qualified.

Benefits under the new defined pension formula are based on one and one-third percent of eligible compensation. Benefits under the prior formula are based on a one percent annual benefit for eligible compensation up to the “covered compensation” level ($57,747 in 2014), plus an additional amount equal to one and one-half percent of eligible compensation in excess of covered compensation. “Eligible Compensation” includes base salary plus annual incentive payments in a given year, up to the Internal Revenue Code limit ($260,000 in 2014). The benefit formula is calculated based on eligible employees’ highest consecutive five-year average eligible compensation throughout their career at Textron. Provided an employee meets the five years of qualifying service to become vested in the TRP, the accumulated benefit earned during an employee’s career is payable in monthly installments after retirement. While the normal retirement age under the TRP is 65, eligible grandfathered employees can earn a full benefit upon attainment of age 62. Eligible employees who meet defined age and service criteria can retire and begin collecting a reduced benefit as early as age 55.

Under the Textron Retirement Account Plan, Textron makes annual contributions to a participant’s account equal to 2% of eligible compensation up to the Internal Revenue Code limit, and the account balance is adjusted for investment gains and losses. The participant may receive the account in a lump sum or as an actuarially equivalent annuity upon termination of employment at any age. The value of any distribution from the Textron Retirement Account Plan offsets benefits accrued after 2006 under the pension formula.

Effective January 1, 2010, the TRP was closed to new entrants, and new employees, including Mr. Lupone, instead receive an annual company contribution to the Textron Savings Plan equal to 4% of eligible compensation up to the Internal Revenue Code Limit.

SPP: Spillover Pension Plan

Textron maintains the Spillover Pension Plan (“SPP”) to compensate certain Textron executives for pension benefits that would have been earned but for limitations imposed on tax-qualified plans under federal law. The formula for the SPP is the same as the formula for the defined benefit portion of the qualified plan (the TRP). Eligible compensation components include base salary and annual incentive compensation paid in a given year. The amount included in the formula equals the total of these components (whether or not deferred), less the Internal Revenue Code limit noted above ($260,000 in 2014). Benefits under the SPP also vest after five years of qualifying service, and are generally paid under the same age and service requirements as the defined benefit portion of the TRP. This plan is unfunded and not qualified for tax purposes.

In 2008, an appendix was added to the SPP for certain designated participants hired on or after January 1, 2008, including Mr. Donnelly, to provide a “wrap-around pension benefit.” This appendix will recognize an additional benefit service accrual identified in the offer letter of the designated participant and the resulting calculation will be offset by the prior employer age 65 benefit as described in the offer letter, and any qualified and non-qualified age 65 benefit provided by Textron. Specific to Mr. Donnelly, refer to the CD&A for details on his “wrap-around” benefit.

Effective January 1, 2010, the SPP was closed to new entrants except for those who were participants in the Textron Retirement Program on December 31, 2009. Mr. Lupone, therefore, is not eligible to participate in the SPP.

Nonqualified Deferred Compensation

The table below shows the deferred compensation activity for each NEO during 2014 under non-qualified deferred compensation plans maintained by Textron.

Nonqualified Deferred Compensation

Name	Plan Name	Registrant Contributions in Last FY ($)(1)		Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals / Distributions ($)		Aggregate Balance at Last FYE ($)(3)
Scott C. Donnelly	Spillover Savings Plan	41,000		48,119	0		409,332

Frank T. Connor	Spillover Savings Plan	29,019		24,457	0		216,169

E. Robert Lupone	Spillover Savings Plan	42,874		10,452	0		145,518

Cheryl H. Johnson	Deferred Income Plan	0		2,525	0		57,605
	Spillover Savings Plan	4,019		343	0		6,612

			Total	2,868	0	Total	64,217

(1)	The amounts shown in this column include contributions made by Textron into each executive’s notional deferred income account in the Textron Spillover Savings Plan (the “SSP”) in 2014. There are two types of Company contributions made under the SSP. First, if a participant contributes at least 10% of eligible compensation to the tax-qualified Textron Savings Plan (“TSP”), then the participant’s stock unit account within the SSP is credited with a match equal to 5% of eligible compensation reduced by the matching contribution under the TSP. Second, for Mr. Lupone and other employees hired after 2009 who are not eligible for a defined benefit pension plan, the Company credits the interest bearing Moody’s account within the SSP with an amount equal to 4% of eligible compensation reduced by the contribution that was made by the Company under the TSP. These amounts are also reported in the “All Other Compensation” column in the Summary Compensation table.

(2)	The amounts in this column reflect aggregate earnings during the fiscal year on amounts accrued in the participants’ accounts under the SSP and the DIP, if applicable, based upon the terms of each plan, as described below. To the extent the credited rate exceeds 120% of the long-term applicable federal rate, such earnings are considered “above-market earnings”. The amount of above-market earnings in the DIP was $404 for Ms. Johnson. These earnings are also reported in the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the Summary Compensation Table.

(3)	Of these balances, the following amounts were reported in Summary Compensation Tables in prior-year proxy statements: Mr. Donnelly $194,029, Mr. Connor $107,326, Mr. Lupone $80,384 and Ms. Johnson $2,250. This information is provided to clarify the extent to which amounts payable as deferred compensation represent compensation reported in our prior proxy statements, rather than additional currently earned compensation.

A brief description of the Company’s deferred compensation plans referenced above follows:

DIP: Deferred Income Plan for Textron Executives

NEOs deferring compensation into the Deferred Income Plan for Textron Executives (“DIP”) have forgone current compensation in exchange for an unsecured promise from the Company to pay the deferred amount after their employment ends. NEOs can defer up to 80% of their base salary and certain other cash compensation including annual incentive compensation and long-term incentive distributions settled in cash. The “principal” amount that is deferred can be credited with either a Moody’s-based interest rate or a rate of return that approximates the return on investment for a share of Textron common stock, including dividend equivalents, based upon the elections made annually by each NEO. The interest rate applicable to the Moody’s account is the average Moody’s Corporate Bond Yield Index as published by Moody’s Investors Service, Inc. The compounded Moody’s yield for 2014 was 4.59%, which was applied to all deferrals made subsequent to December 31, 2001.

SSP: Textron Spillover Savings Plan

The Textron Spillover Savings Plan (the “SSP”) makes up for forgone Company matches into the tax-qualified Textron Savings Plan because of federal compensation limits, as a result of deferring income under the DIP, and for employees hired or rehired after 2009 who are not eligible for a defined benefit pension plan. NEO contributions to the qualified savings plan are capped at 10% of eligible compensation up to the Internal Revenue Code limit ($260,000 in 2014). The contribution amount for employees hired or rehired after 2009 is based on 4% of eligible compensation. Contributions under the SSP are tracked in the form of unfunded book-entry accounts credited as stock units, which earn dividend equivalents and which are reinvested into stock units. NEOs are not permitted to make contributions to the SSP.

Potential Payments Upon Termination or Change in Control

The discussion and tables below reflect the amount of compensation that would become payable to each of the NEOs under existing plans and arrangements if the named executive’s employment had terminated and/or a change in control had occurred on January 2, 2015, the last business day of Textron’s 2014 fiscal year. Information is provided with respect to the following termination scenarios — voluntary, “for cause”, death or disability, “not for cause” or “good reason”, change in control — and is based upon the named executive’s compensation and service levels as of such date and, if applicable, based on the Company’s closing stock price on that date. None of the executives are currently retirement eligible.

In addition, in connection with any future actual termination of employment, the Company may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of benefits described below, consistent with the terms of employment contracts and as the Organization and Compensation Committee believes appropriate. The actual amounts that would be paid upon a NEO’s termination of employment can be determined only at the time of such executive’s separation from the Company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported below. Factors that could affect these amounts include the timing during the year of any such event, the Company’s share price and the executive’s age.

Payments Made Upon a Voluntary Termination by an Executive

Voluntary termination occurs when the NEO leaves the Company at his or her own will (e.g., voluntary resignation). Upon a voluntary termination each of the NEOs are entitled only to their vested or accrued obligations.

Payments Made Upon a Termination “for Cause” by the Company

A “for cause” termination occurs when a NEO is separated from Textron after engaging in one or more activities including, but not limited to: (i) conviction of, or pleading nolo contendere or guilty to, a felony (other than a traffic infraction or a crime involving vicarious liability under certain circumstances), (ii) willful misrepresentation, fraud or dishonesty for personal enrichment at the expense of Textron, (iii) willful misconduct or behavior, willful violation of the Company’s Business Conduct Guidelines, or breach of the NEO’s fiduciary duties, in each case, that results in material harm to Textron, or (iv) willful failure to attempt to perform his or her duties or willful failure to attempt to follow the legal written direction of the Board. Upon a termination “for cause,” each of the NEOs would be entitled only to their vested or accrued obligations.

Payments Made Upon a Termination in Connection with Death or Disability

Upon a termination in connection with death or disability, each of the NEOs would be entitled to their vested or accrued obligations as well as the following:

•	For RSUs issued prior to 2014, all RSUs outstanding for at least six months would vest pro-rata and outstanding RSUs issued in 2014 or later would vest in full.

•

For stock options issued prior to 2014, all options outstanding would vest in full. In the event of disability, they remain exercisable until the original expiration date; in the event of death, they remain exercisable until the earlier of the remaining term of the option or 12 months after the date of death. For stock options issued in 2014 or later, options outstanding would vest in full and be exercisable until the earlier of five years of disability/death or the remaining term of the option.

•	For PSUs issued prior to 2014, any PSUs outstanding for at least twelve months would vest pro-rata; for PSUs issued in 2014 or later, PSUs will accelerate and vest pro-rata.

•	Full vesting of benefits under the Textron Savings Plan, SSP, DIP and Retirement Account Plan.

Payments Made Upon a “Not for Cause” Termination by the Company or by an Executive for “Good Reason”

Mr. Donnelly

A “not for cause” termination (also called “involuntary termination”) occurs when employment ends either at the initiation of Textron, but without circumstances that would indicate a “for cause” situation, or at the initiation of the executive for “Good Reason.” Mr. Donnelly’s letter agreement with the Company provides certain severance benefits in the event of a “not for cause” or “Good Reason” termination. “Good Reason” means the occurrence of one or more of the following: (i) the assignment to Mr. Donnelly of duties that are materially inconsistent with his position, (ii) the material reduction of Mr. Donnelly’s position, (iii) the forced relocation of Mr. Donnelly’s principal office, (iv) a reduction in Mr. Donnelly’s salary or other benefits, (v) the failure of the Company to deliver to Mr. Donnelly a satisfactory written agreement from any successor to the Company to assume and agree to perform under the letter agreement, or (vi) other material breach by Textron of the letter agreement. Upon a termination “not for cause,” or for “Good Reason,” Mr. Donnelly would be entitled to his vested or accrued obligations as well as the following:

•	Cash Severance Benefit Comprised of:

–	Two times the sum of (i) base salary and (ii) the greater of (a) the termination year target annual cash incentive compensation and (b) the average annual cash incentive compensation earned during the last three fiscal years, paid in monthly installments over two years

–	A pro-rated annual cash incentive compensation payment (based on actual performance) for the year of termination, paid in a lump sum in the year following termination

•	Treatment of Long-Term Incentive Awards:

–	Unvested stock options would be subject to full vesting acceleration for that portion of the awards that would have vested within two years after termination

–	PSUs would be subject to pro-rata vesting through the termination date

•	Benefits Under Pension and Nonqualified Deferred Compensation Plans:

–	Credit for an additional two and one half years of age and service and compensation under all defined benefit-type retirement plans (including the SPP)

–	A lump sum payment equal to two times the amount of maximum Company annual contribution or match to any defined contribution-type plan in which the executive participates

•

Continuation of Insurance Coverage: Continued coverage (or the cash equivalent thereof) for two years under the Company’s term life insurance and long-term disability insurance plans, and, to the extent eligible on the date of termination, under the accidental death and dismemberment insurance and dependent life insurance plans

Other NEOs

The Severance Plan for Textron Key Executives, in which each of the other NEOs participates, provides severance pay for involuntary termination only if the executive signs a release provided in and required by the plan document. This severance pay is equal to the sum of: (i) the executive’s annual rate of base salary at the date of severance, and (ii) the larger of (a) the average of his or her three most recent actual awards of annual incentive compensation (whether or not deferred) and (b) his or her current target incentive compensation under the annual incentive compensation plan.

Payments Made Upon a Termination in Connection with a “Change in Control”

Mr. Donnelly

A “change in control” termination would occur if Mr. Donnelly experiences a “not for cause” termination during the period beginning 180 days before a change in control and ending on the second anniversary of the change in control. Mr. Donnelly’s letter agreement with the Company provides certain severance benefits in the event of a “change in control” termination. For purposes of Mr. Donnelly’s letter agreement, a “change in control” means the occurrence of any of the following events: (i) any person unrelated to Textron acquires more than 30% of Textron’s then outstanding voting stock, (ii) a majority of the members of the Board of Directors are replaced in any two-year period other than in specific circumstances, (iii) the consummation of a merger or consolidation of Textron with any other corporation, other than a merger or consolidation in which Textron’s voting securities outstanding immediately prior to such merger or consolidation continue to represent at least 50% of the combined voting securities of Textron or such surviving entity immediately after such merger or consolidation, or (iv) shareholder approval of an agreement for the sale or disposition of all or substantially all of Textron’s assets or a plan of complete liquidation. Upon a termination in connection with a “change in control,” Mr. Donnelly would be entitled to his vested or accrued obligations as well as the following:

•	Cash Severance Benefit, Payable in a Lump Sum, Comprised of:

–	Three times base salary

–	Pro-rated portion of the greater of (i) the termination year target annual cash incentive compensation and (ii) the prior year annual cash incentive compensation

–	Three times the greater of (i) the average annual cash incentive compensation over the three years prior to the earlier of the change of control or the termination and (ii) the termination year target annual cash incentive compensation

•	Treatment of Long-Term Incentive Awards:

–	Outstanding unvested stock options, PSUs and RSUs would be subject to immediate and full vesting acceleration as of the change in control.

–	PSUs granted in 2013 and 2014 will be paid based on actual performance through the change in control and based on target performance after the change in control.

•	Benefits Under Pension and Nonqualified Deferred Compensation Plans:

–	Full vesting and credit for an additional three years of age and service and compensation under all defined benefit-type retirement plans (including the SPP)

–	Full vesting acceleration under the Spillover Savings Plan

–	A payment equal to three times the amount of maximum Company annual contribution or match to any defined contribution-type plan in which the executive participates

•

Continuation of Insurance Coverage: Continued coverage (or the cash equivalent thereof) for three years under the Company’s term life insurance and long-term disability insurance plans, and, to the extent eligible on the date of termination, under the accidental death and dismemberment insurance and dependent life insurance plans

•	Additional Perquisites: Outplacement assistance for up to one year following termination

•

Tax Gross-Up Payment: Subject to certain conditions, the Company would gross-up severance payments to cover the executive’s excise taxes determined in accordance with Sections 4999 and 280G of the Internal Revenue Code

Other NEOs

The Severance Plan for Textron Key Executives, in which each of the other NEOs participates, provides severance pay and severance benefits in the event of an involuntary termination or termination for “good reason” by the executive following a change of control only if the executive signs a release provided in and required by the plan document. The severance pay, payable in a lump sum, is equal to the sum of: (i) the executive’s annual rate of base salary at the date of severance, and (ii) the larger of (a) the average of his or her three most recent actual awards of annual incentive compensation (whether or not deferred) and (b) his or her current target incentive compensation under the annual incentive compensation plan. In addition, medical and dental benefits would be provided by Textron to the executive and to his or her dependents, on terms which are not less favorable to them than the terms existing immediately before severance. Such severance benefits would be continued for eighteen months following severance (or, if less, until the executive or dependent obtains comparable coverage under another employer’s plan or Medicare).

Under the Severance Plan for Textron Key Executives, “change of control” means the occurrence of any of the following events: (i) any person unrelated to Textron (a) becomes (other than by acquisition from Textron) the beneficial owner of more than 50% of Textron’s then outstanding voting stock, (b) acquires more than 30% of Textron’s then outstanding voting stock, or (c) acquires all or substantially all of the total gross fair market value of all of the assets of Textron, (ii) a merger or consolidation of Textron with any other corporation occurs, other than a merger or consolidation that would result in the voting securities of Textron outstanding immediately before the merger or consolidation continuing to represent 50% or more of the combined voting power of the voting securities of Textron or such surviving entity outstanding immediately after such merger or consolidation, or (iii) during any 12-month period, a majority of the members of the Board is replaced by directors whose appointment or election is not endorsed by a majority of the members of the Board of Directors before the date of their appointment or election.

In addition, in the event of a not for cause or good reason termination in connection with a change of control, the other NEOs would receive (i) full vesting acceleration under the SPP and SSP and (ii) full vesting of long-term incentive awards which would be payable in the same manner described above for Mr. Donnelly.

The following tables show additional or accelerated payments which would be payable to our NEOs under existing agreements, plans or other arrangements, for various scenarios triggered by a termination of employment, assuming the termination date to be January 2, 2015, and, where applicable, using the closing price of our common stock of $42.17 (as reported on the New York Stock Exchange on January 2, 2015, the last trading day of our fiscal year).

Scott C. Donnelly

	Voluntary	Disability	Death	For Cause	Not For Cause	Change in Control(1)
Annual Incentive / Severance	$0	$0	$0	$0	$4,968,000	$8,856,000
RSU settled in stock or cash(2)	0	8,392,758	8,392,758	0	0	13,870,514
Stock Options(2)	0	4,210,962	4,210,962	0	4,027,919	4,210,962
Cash settlement of PSUs(2)	0	0	0	0	0	8,772,750
Pension benefit(3)	0	3,942,231	1,042,773	0	839,931	6,737,062
Other benefits(4)	0	0	0	0	130,721	351,082
Tax gross-up	0	0	0	0	0	10,212,928

Amount Triggered due to Termination	$0	$16,545,950	$13,646,492	$0	$9,966,571	$53,011,298

Frank T. Connor

	Voluntary	Disability	Death	For Cause	Not For Cause	Change in Control(1)
Annual Incentive / Severance	$0	$0	$0	$0	$1,572,500	$1,572,500
RSU settled in stock or cash(2)	0	2,431,817	2,431,817	0	0	4,010,325
Stock Options(2)	0	1,254,121	1,254,121	0	0	1,254,121
Cash settlement of PSUs(2)	0	0	0	0	0	2,551,919
Pension benefit	0	0	0	0	0	0
Other benefits(4)	0	0	0	0	0	20,140
Tax gross-up	0	0	0	0	0	0

Amount Triggered due to Termination	$0	$3,685,938	$3,685,938	$0	$1,572,500	$9,409,005

E. Robert Lupone

	Voluntary	Disability	Death	For Cause	Not For Cause	Change in Control(1)
Annual Incentive / Severance	$0	$0	$0	$0	$1,137,500	$1,137,500
RSU settled in stock or cash(2)	0	1,833,552	1,833,552	0	0	2,829,818
Stock Options(2)	0	607,761	607,761	0	0	607,761
Cash settlement of PSUs(2)	0	0	0	0	0	1,217,871
Pension benefit	0	0	0	0	0	0
Other benefits(4)	0	0	0	0	0	20,140
Tax gross-up	0	0	0	0	0	0

Amount Triggered due to Termination	$0	$2,441,313	$2,441,313	$0	$1,137,500	$5,813,090

Cheryl H. Johnson

	Voluntary	Disability	Death	For Cause	Not For Cause	Change in Control(1)
Annual Incentive / Severance	$0	$0	$0	$0	$560,000	$560,000
RSU settled in stock or cash(2)	0	681,256	681,256	0	0	1,163,512
Stock Options(2)	0	184,926	184,926	0	0	184,926
Cash settlement of PSUs(2)	0	0	0	0	0	526,339
Pension benefit	0	0	0	0	0	0
Other benefits(4)	0	0	0	0	0	20,140
Tax gross-up	0	0	0	0	0	0

Amount Triggered due to Termination	$0	$866,183	$866,183	$0	$560,000	$2,454,919

(1)	Amounts reported in the “Change in Control” column for stock options, RSUs and PSUs are paid upon a Change in Control, and all other amounts in the “Change in Control” column are paid only upon a “not for cause” or “good reason” termination in connection with a Change in Control.

(2)	Amounts reported for RSUs, PSUs, and Stock Options reflect accelerated vesting triggered by termination event under each scenario, respectively. PSU amounts have been calculated assuming that the 2013-2015 PSU cycle will be paid at 74.8% of target and the 2014-2016 PSU cycle will be paid at 82.6% of target. These figures are based on actual Company performance against goals for 2013 and 2014, and target Company performance against goals for 2015 and 2016. In addition, the figures assume median total shareholder return performance over the 3-year PSU cycle.

(3)	Potential pension benefits have been calculated assuming a discount rate of 4.25%.

(4)	Includes (a) health and welfare benefits for each NEO, and (b) outplacement assistance for one year (administrative assistant, office space, office equipment) for Mr. Donnelly under the “Change in Control” scenario.

Equity Compensation Plan Information

The following table sets forth certain information, as of the end of Textron’s 2014 fiscal year, for all Textron compensation plans previously approved by shareholders. There are no compensation plans not previously approved by shareholders.

Plan category	(a)		(b)		(c)
	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
Equity compensation plans approved by shareholders	9,543,000	(1)	$29.99	(2)	5,070,000	(3)
Equity compensation plans not approved by shareholders	N/A		N/A		N/A
Total	9,543,000		$29.99		5,070,000

(1)	Includes 906,000 unvested shares that may be issued under previously granted RSUs.

(2)	This value reflects the weighted average exercise price of outstanding stock options only.

(3)	Consists of shares remaining available for issuance under the Textron Inc. 2007 Long-Term Incentive Plan that may be issued pursuant to stock options, stock appreciation rights, performance stock, restricted stock, RSUs and other awards, provided that no more than 1,816,000 shares may be issued pursuant to awards other than stock options and stock appreciation rights.

Evaluation of Risk in Compensation Plans

In addition to the Company’s incentive compensation arrangements applicable to senior executives throughout the enterprise, the Company’s business units maintain incentive compensation plans and programs in which business unit employees below the senior executive level participate (such as sales incentive plans and incentive programs linked to safety and customer service, etc.). Textron’s management reviews these business unit incentive compensation plans and programs as they relate to risk management practices and risk-taking incentives.

Transactions with Related Persons

Except as described below, since the beginning of Textron’s 2014 fiscal year, there have been no transactions and there are no currently proposed transactions, in which Textron was or is to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest.

On April 25, 2011, Textron entered into a Hangar License and Services Agreement with our CEO’s limited liability company (“LLC”). Under this agreement, Mr. Donnelly’s LLC subleases a portion of Textron’s leased hangar space for his personal airplane. The agreement also provides that the Company will provide certain aircraft maintenance and other services for Mr. Donnelly’s airplane. Fees for hangar space, maintenance, fuel and all other services are set at market rates, and Mr. Donnelly fully reimburses the Company at such market rates. During 2014, these costs totaled $34,807.

In addition, the Nominating and Corporate Governance Committee has approved Mr. Donnelly’s occasional use of his personal airplane for business travel and has adopted a policy which sets forth regulatory, safety, insurance and other requirements applicable to use of personal aircraft by executives for business purposes. The policy provides for reimbursement of only direct operating expenses to the executive, subject to a cap of $50,000 annually. During 2014, these expenses totaled $1,401.

In March 2015, Mr. Connor, our CFO, purchased a pre-owned Citation M2 business jet from our Cessna Aircraft Company subsidiary. The purchase terms and conditions and the purchase price of $4,179,975 were arrived at on an arms’ length basis, and the transaction has been approved by the Nominating and Corporate Governance Committee. We expect to amend the existing Hangar License and Services Agreement with

Mr. Connor’s limited liability company related to the Company providing hangar space, fuel and other services for this aircraft at market rates. Mr. Connor will fully reimburse the Company at such market rates for the provision of these services. In addition, pursuant to the Company’s policy described above, we expect to reimburse Mr. Connor for his use of his personal aircraft for business travel.

Under Textron’s Corporate Governance Guidelines and Policies, all related party transactions are subject to approval or ratification by the Nominating and Corporate Governance Committee. Related party transactions, referred to as “Interested Transactions with Related Parties” under the Guidelines, are generally defined as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) where the Company is a participant, in which the aggregate amount involved since the beginning of the Company’s last fiscal year exceeds or is expected to exceed $100,000 and an executive officer, director, nominee or greater than 5% beneficial holder or immediate family member of any of the foregoing has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). In determining whether to approve or ratify such a transaction, the committee takes into account, among other factors it deems appropriate, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction.

APPROVAL OF THE TEXTRON INC. 2015 LONG-TERM INCENTIVE PLAN

On February 25, 2015, the Board of Directors adopted, subject to shareholder approval, the Textron Inc. 2015 Long-Term Incentive Plan (the “2015 Plan”). Like our previous long-term incentive plans, the purpose of the 2015 Plan is to (a) promote our long-term success and to increase shareholder value by providing participating employees with incentives to contribute to the long-term growth and profitability of the Company and (b) assist the Company in attracting, retaining and motivating highly qualified individuals who are in a position to make significant contributions to the Company and its subsidiaries.

Key Data Regarding Equity Compensation at Textron

The Company currently administers its equity compensation programs under Textron Inc. 2007 Long-Term Incentive Plan (the “2007 Plan”). The Company also has equity awards outstanding under the Textron Inc. 1999 Long-Term Incentive Plan for Textron Employees (the “1999 Plan”). As of January 3, 2015, the Company’s 2014 fiscal year end, 5,070,000 shares remained available for issuance under the 2007 Plan (no new awards may currently be granted under the 1999 Plan). If the 2015 Plan is approved by the shareholders, it would become effective on April 22, 2015, and replace the 2007 Plan, under which no further awards would be made.

The 2015 Plan, if approved, will provide for the issuance of 17,000,000 shares, which as of January 3, 2015 would have represented approximately 6.1% of the Company’s outstanding common equity. The following table sets forth information regarding outstanding equity awards payable in shares under the 2007 Plan and the 1999 Plan and shares available for future equity awards under the 2007 Plan as of January 3, 2015:

Total shares underlying outstanding stock options	8,637,000
Weighted average exercise price of outstanding stock options	$29.99
Weighted average remaining contractual life of outstanding stock options	6 years
Total shares underlying outstanding unvested time-based restricted stock unit awards	906,000
Total shares available for grant	5,070,000

Company Considerations in Adopting the 2015 Plan

The Compensation Committee recommended, and the Board approved, the number of shares to be authorized under the 2015 Plan based upon management’s recommendation. In developing such recommendation, management considered various factors, including potential dilution (both overall and on an annual basis), burn rate, overhang and the Company’s historical grant practices. Annual dilution, for this purpose, is measured as the total number of shares subject to equity awards granted in a given year less cancellations and other shares returned to the reserve that year, divided by total common shares outstanding at the end of the year. Annual dilution for our equity compensation program for fiscal 2014 was 0.6%. The overall potential dilution from the share reserve under the 2015 Plan is 6.1%, based on the total common shares outstanding as of January 3, 2015.

The number of shares subject to equity awards that we grant annually is commonly expressed as a percentage of total shares outstanding and referred to as burn rate. Burn rate is another measure of dilution that shows how rapidly a company is depleting its shares reserved for equity compensation plans, and differs from annual dilution because it does not take into account cancellations and other shares returned to the reserve. We have calculated the burn rate under our equity compensation program for the past three years, as set forth in the following table:

Time Period	Shares Subject to Options/SARs	Shares Subject to Awards Other Than Options/SARs	Total Granted	Weighted Average Number of Shares Outstanding	Burn Rate (%)
Fiscal 2014	1,838,000	217,000	2,055,000	279,409,000	0.7
Fiscal 2013	2,169,000	257,000	2,426,000	279,299,000	0.9
Fiscal 2012	3,016,000	386,000	3,402,000	280,182,000	1.2

The three-year average burn rate is 0.9%.

An additional metric that is used to measure the cumulative impact of a company’s equity compensation program is overhang, which is measured as the number of shares subject to equity awards outstanding but not exercised or settled, plus number of shares available to be granted, divided by total common shares outstanding at the end of the year. Our overhang as of January 3, 2015 was 5.3%. If the 2015 Plan is approved, our overhang as of that date would increase to 9.6%.

The Company estimates that the availability of 17,000,000 shares under the 2015 Plan would provide a sufficient number of shares to enable us to continue to make awards at historical average annual rates for at least the next six years. However, there can be no certainty as to the future use of shares under the 2015 Plan, if approved by shareholders, as the Company may grant a different mix of equity awards than in the past, and other factors such as the Company’s stock price may affect the rate at which shares are utilized under the 2015 Plan.

Promotion of Good Corporate Governance Practices

The 2015 Plan has been designed to include a number of provisions that promote best practices by reinforcing the alignment between equity compensation arrangements for eligible employees and shareholders’ interests. These provisions include, but are not limited to, the following:

•	Stock options and stock appreciation rights may not be granted with exercise prices lower than the market value of the underlying shares on the grant date;

•

Other than in connection with a change in our capitalization, stock options and stock appreciation rights may not be repriced without shareholder approval or cancelled and re-granted or exchanged for cash or a new award with a lower (or no) exercise price at a time when the exercise price of an option/stock appreciation right is above the fair market value of a share of common stock;

•

All awards under the 2015 Plan must have a minimum vesting period or period of restriction of at least one year (three years in the case of restricted stock and restricted stock unit awards that vest solely based on continued service); provided that a maximum of 5% of the shares available for issuance under the 2015 Plan may be subject to awards that do not comply with these minimum vesting requirements;

•

Shares retained by or delivered to the Company to pay the exercise price of a stock option or withholding taxes in connection with any award, unissued shares resulting from the settlement of stock appreciation rights in common stock and shares purchased by us in the open market using the proceeds of stock option exercises do not again become available for issuance under future awards;

•	No dividends or dividend equivalents shall be paid with respect to (i) options or stock appreciation rights or (ii) performance stock or performance share units prior to payment of the award;

•

Awards and other payments based on the achievement of performance criteria under the 2015 Plan to any executive officer are subject to reimbursement or “clawback” if the executive officer engages in intentional misconduct that results in a substantial restatement of financial statements filed with the SEC and such awards or payments would not have been paid or vested based upon the restated financial results; and

•	The 2015 Plan does not provide for any tax gross-ups.

Section 162(m)

The Board of Directors is also seeking shareholder approval of the 2015 Plan to allow for the granting of awards under the 2015 Plan that are intended to qualify for deductibility by the Company under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). In general, Section 162(m) of the Code denies a deduction for federal income tax purposes for compensation in excess of $1 million per year paid to “covered employees,” defined as the principal executive officer and the three other most highly compensated officers (excluding the principal financial officer). Compensation that qualifies as “performance-based” is excluded for purposes of calculating the amounts of compensation subject to the $1 million limit. One of the requirements that must be satisfied to qualify as performance-based compensation under Section 162(m) of the Code is that the material terms of the performance goals under which compensation may be paid must be disclosed to and approved by our shareholders. For purposes of Section 162(m) of the Code, the material terms include (1) the employees eligible to receive compensation, (2) a description of the business criteria on which the performance goal is based and (3) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to the various types of awards under the 2015 Plan, each of these aspects is discussed below, and shareholder approval of the 2015 Plan will be deemed to constitute approval of each of these aspects of the 2015 Plan for purposes of the approval requirements of Section 162(m) of the Code. Thus, shareholder approval of the 2015 Plan will provide flexibility to grant awards under the 2015 Plan that may qualify as performance-based compensation under Section 162(m) of the Code. However, because interpretive and administrative compliance issues can arise under Section 162(m) of the Code, there can be no guarantee that compensation earned under the 2015 Plan will be treated as exempt “performance-based” compensation under Section 162(m) of the Code. Furthermore, we retain the ability to grant awards under the 2015 Plan that do not (and are not intended to) qualify as performance-based compensation under Section 162(m) of the Code.

Eligibility under 2015 Plan

Individuals eligible to participant in the 2015 Plan include all of the non-employee members of our Board of Directors and those employees of the Company and its subsidiaries selected by the Organization and Compensation Committee (the “Committee”) to participate. Of the approximately 34,000 employees of the Company and its subsidiaries (all of whom would be eligible for awards under the 2015 Plan), approximately 630 employees are participants in the Company’s long-term incentive program.

Shares Available for Award under 2015 Plan

The number of shares of Textron common stock (“Shares”) remaining available for grant under the 2007 Plan is not sufficient for the next few years of long-term awards. The 2015 Plan authorizes the issuance of a maximum of 17,000,000 Shares, 4,250,000 of which may be issued in connection with full-value awards settled in shares, such as restricted stock, restricted stock units, performance stock, and performance share units. No remaining Shares available for grant from the 2007 Plan will be brought forward to add to this total, although any Shares that become available for issuance upon cancellation, forfeiture, or expiration of awards granted under the 2007 Plan without having been exercised or settled will be added to the total referred to above and will be available for issuance under the 2015 Plan. In the case of awards under the 2015 Plan that are denominated and intended to be settled in Shares but which are forfeited or cancelled or otherwise expire without having been exercised or settled in Shares, the corresponding Shares again will be available for issuance under the 2015 Plan.

The closing price of Textron common stock as reported on The New York Stock Exchange on March 2, 2015 was $44.44.

Administration of 2015 Plan

The 2015 Plan will be administered by the Committee. The Committee will have the responsibility to select the Plan participants, grant awards to eligible participants, and determine the terms and conditions of each award, in addition to other responsibilities specified in the 2015 Plan. The Committee may delegate some or all of its authority to one or more officers or employees of the Company, except that it may not delegate its authority with respect to awards to executive officers or as to certain types of awards or acts under the 2015 Plan.

Change of Control

The Committee has the authority to determine the effect of a Change of Control (as defined in the 2015 Plan) on vesting, exercisability, settlement, payment or lapse of restrictions applicable to an award, which effect may be specified in the applicable award document or determined at a later time. Generally, unless the applicable award document provides otherwise, if a participant’s employment with the Company and its subsidiaries is terminated involuntarily without Cause (including resignation by the participant for “good reason”) (each, as defined in the applicable award document), within two years after a Change of Control (a) all options and stock appreciation rights will become immediately exercisable, (b) all restrictions applicable to restricted stock and restricted stock units will lapse, (c) the performance goals applicable to performance stock, performance share units and other performance-based awards will be deemed satisfied at target levels and (d) the vesting of all other awards denominated in Shares will be accelerated.

Other Equitable Adjustments

The Committee also will make equitable adjustments in its sole discretion to the number and kind of Shares authorized for issuance under the 2015 Plan, the special limits contained in the 2015 Plan, the number of Shares subject to outstanding awards and the exercise price of such awards in the event of a stock split, reverse stock split, stock dividend, recapitalization or other enumerated transaction.

Types of Awards

The 2015 Plan authorizes the grant of stock options, stock appreciation rights, performance stock, restricted stock, restricted stock units, performance share units and other awards. In addition to the aggregate limits referred to above, (a) no more than 700,000 Shares may be made subject to stock options or stock appreciation rights granted to a participant in any calendar year, (b) no more than 700,000 Shares may be granted to a participant in any calendar year in connection with awards to be settled in Shares other than stock options or stock appreciation rights, (c) no more than $15 million may be paid to any participant in any calendar year with respect to awards settled in cash, and (d) a maximum of 5% of the Shares available under the 2015 Plan may be issued pursuant to awards that are not subject to the minimum vesting conditions described below.

Stock Options and Stock Appreciation Rights

Stock options granted under the 2015 Plan may be nonqualified options or options intended to qualify as incentive stock options under Section 422 of the Code. Except in the case of certain substitute awards, the exercise price of a stock option granted under the 2015 Plan may not be less than the closing price of a Share on the date of grant. Stock options generally shall have a minimum vesting period of one year from the date of grant. No stock option granted under the 2015 Plan may have a term in excess of ten years, and stock options intended to qualify as incentive stock options are subject to additional restrictions and limitations.

A stock appreciation right issued pursuant to the 2015 Plan entitles the holder, upon exercise, to receive the excess of the closing price of a Share on the date of exercise over the grant price per Share. Under the terms of the 2015 Plan, stock appreciation rights may be granted alone or in tandem with stock options and may be settled in Shares, cash or a combination of Shares and cash. Except in the case of certain substitute awards, the per Share grant price of a stock appreciation right granted under the 2015 Plan may not be less than the closing price of a Share on the date of grant. Stock appreciation rights generally shall have a minimum vesting period of one year from the date of grant.

Except as specifically authorized by Textron’s shareholders, and except with respect to adjustments to reflect changes in the Company’s capitalization or the assumption or substitution of previously granted awards held by employees of a company that is acquired by or merges with the Company, at any time when the exercise price of an option or stock appreciation right is above the fair market value of a share, the Company shall not reduce the exercise price of such option or stock appreciation right and shall not exchange such option or stock appreciation right for a new award with a lower (or no) exercise price or for cash.

Restricted Stock and Restricted Stock Units

Restricted stock and restricted stock units represent, respectively, Shares and the right to receive Shares or the cash value thereof, in each case subject to the holder’s continued employment by Textron and other terms and conditions. Under the terms of the 2015 Plan, restricted stock and restricted stock units intended to be settled in Shares that are granted without performance conditions generally may not vest earlier than on the third anniversary of grant. Restricted stock units may be settled in Shares, cash or a combination of Shares and cash.

Performance Awards

Performance shares and performance share units represent respectively, Shares, and a right to receive Shares or the cash value thereof, subject to the satisfaction of performance criteria and other terms and conditions. Under the terms of the 2015 Plan, such awards generally may not vest prior to the first anniversary of grant. The

Committee may designate awards as intended to qualify as performance-based compensation under Section 162(m) of the Code.

The 2015 Plan sets forth the following performance criteria that the Committee may apply to performance-based awards: operating cash flows from continuing operations; operating working capital; free cash flow; cash efficiency; revenues; segment profit; corporate expenses; special charges; gain (loss) on sale of business; income from continuing operations; net income; EBITDA — earnings before interest, taxes, depreciation and amortization; EBIT — earnings before interest and taxes; EPS — earnings per share, as adjusted EPS; ROA — return on assets; ROS — return on sales; ROE — return on equity; ROIC — return on invested capital; WACC — weighted average cost of capital; total shareholder return; stock price appreciation; growth in managed assets; organic growth; cost performance; net cost reductions; inventory turns; selling and administrative expense as a percentage of sales; days sales outstanding; ratio of income to fixed charges; segment profit margins; total profit margin; EVA — economic value added; intrinsic value and effective income tax rate. The Performance Targets may be described in terms of objectives that are related to the individual participant or objectives that are Company-wide or related to a subsidiary, division, department, region, function or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable subsidiary, division, department, region, function or business unit) or measured relative to selected peer companies or a market index.

Clawback Provision

The 2015 Plan provides that the Committee shall require reimbursement of any annual incentive payment or long-term incentive payment under any award to an executive officer (as designated by the Board) where: (1) the payment was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of Company financial statements filed with the Securities and Exchange Commission; (2) the Committee determines the executive engaged in intentional misconduct that caused or substantially caused the need for the substantial restatement; and (3) a lower payment would have been made to the executive based upon the restated financial results.

Dividends

The 2015 Plan permits the payment of dividends and dividend equivalents with respect to awards, except that no dividends or dividend equivalents shall be paid with respect to (1) stock options and stock appreciation rights or (2) performance stock or performance share units prior to payment of the award.

New Plan Benefits

A new plan benefits table for the 2015 Plan and the benefits or amounts that would have been received by or allocated to participants for the last completed fiscal year under the 2015 Plan if the 2015 Plan was then in effect, as described in the proxy rules, are not provided because all awards made under the 2015 Plan will be made at the Committee’s discretion, subject to the terms of the 2015 Plan. As of the date of this Proxy Statement, no awards have been granted under the 2015 Plan. Therefore, the benefits and amounts that will be received or allocated under the 2015 Plan are not determinable at this time. However, please refer to the Summary Compensation Table for Fiscal 2014 in this proxy statement which sets forth certain information regarding awards granted to our NEOs during fiscal 2014.

U.S. Federal Income Tax Consequences

The following is a brief summary of the U.S. federal income tax consequences of the 2015 Plan generally applicable to us and to participants in the 2015 Plan who are subject to U.S. federal income tax. This summary is based on the Code, applicable Treasury Regulations and administrative and judicial interpretations thereof, each as in effect on the date of this Proxy Statement and is, therefore, subject to future changes in the law. This summary is general in nature and does not purport to be legal or tax advice. Furthermore, the summary does not address issues relating to any U.S. gift or estate tax consequences or any state, local or non-U.S. tax consequences.

Nonqualified Stock Options and Stock Appreciation Rights

A participant will not recognize taxable income upon the grant of a nonqualified stock option or stock appreciation right. Upon exercise, the participant will recognize ordinary income equal to the amount the fair market value of the Shares on the exercise date exceeds the exercise or grant price. In the case of stock options or stock appreciation rights settled in Shares, upon subsequent sale of the acquired Shares, any additional gain or loss will be capital gain or loss, long-term if the Shares have been held for more than one year.

Incentive Stock Options

A participant will not recognize taxable income when an incentive stock option is granted or exercised. However, the excess of the fair market value of the covered Shares over the exercise price on the date of exercise generally is included in the participant’s income for alternative minimum tax purposes. If the participant exercises the option and holds the acquired Shares for more than two years following the date of option grant and more than one year after the date of exercise, the difference between the sale price and exercise price will be taxed as long-term capital gain or loss. If the participant sells the acquired Shares before the end of the two-year and one-year holding periods, he or she generally will recognize ordinary income at the time of sale equal to the fair market value of the Shares on the exercise date (or the sale price, if less) minus the exercise price of the option. Any additional gain will be capital gain, long-term if the Shares have been held for more than one year.

Restricted Stock, Restricted Stock Units, Performance Shares, Performance Share Units

A participant will not recognize taxable income upon the grant of restricted stock, restricted stock units, performance shares, or performance share units. Instead, the participant will recognize ordinary income at the time of vesting equal to the fair market value of the Shares (or cash) received minus any amounts the participant paid. Any subsequent gain or loss will be capital gain or loss, long-term if the Shares have been held for more than one year. For restricted stock only, the participant may instead elect to be taxed at the time of grant. If the participant makes such an election, the one year long-term capital gains holding period begins on the date of grant.

Tax Effect for Textron

Textron generally will receive a deduction for any ordinary income recognized by a participant with respect to an award granted under the 2015 Plan. However, Section 162(m) of the Code provides that no U.S. income tax deduction is allowable to a publicly-held corporation for non-performance-based compensation in excess of $1 million paid to a “covered employee” (generally the NEOs (other than the chief financial officer)). “Performance-based compensation,” which is exempt from the $1 million limitation, must be payable based upon meeting pre-established and objective performance goals established by the Committee under a plan that has been approved by shareholders and meets other tax code requirements. Our policy generally has been to seek to qualify various elements of the compensation payable to executives as performance-based compensation, although we may pay non-deductible compensation in order to preserve the Committee’s ability to structure our executive compensation program to meet the objectives discussed above, including to reward individual and team performance. Because there are uncertainties as to the application of regulations under Section 162(m), as with most tax matters it is possible that the qualification of awards under the 2015 Plan as “performance-based compensation” for purposes of Section 162(m), and any deductions we claim based thereon, may be challenged or disallowed.

The above summary is intended to serve as an overview of some of the primary components of the 2015 Plan. For additional detail, refer to the copy of the 2015 Plan attached hereto as Appendix A.

The Board of Directors recommends a vote “FOR” approval of the adoption of the Textron Inc. 2015 Long-Term Incentive Plan (Item 2 on the proxy card).

ADVISORY VOTE TO APPROVE TEXTRON’S EXECUTIVE COMPENSATION

The Board has adopted a policy providing for an annual “say-on-pay” advisory vote. In accordance with this policy and Section 14A of the Securities Exchange Act of 1934, as amended, and as a matter of good corporate governance, we are providing our shareholders with an advisory (non-binding) vote to approve the compensation of our named executive officers as disclosed in this proxy statement. This vote is advisory only, and it is not binding on Textron or on our Board of Directors. Although the vote is non-binding, the Organization and Compensation Committee (the “Committee”) and the Board will carefully consider the outcome of the vote when making future compensation decisions.

Textron’s compensation philosophy is to establish target total pay with reference to a talent peer group and to tie a substantial portion of our executives’ compensation to performance against objective business goals and stock price performance. This approach helps us to recruit and retain talented executives, incentivizes our executives to achieve desired business goals and aligns their interests with the interests of our shareholders. For a full discussion of our executive compensation programs and 2014 compensation decisions made by the Committee, see “Compensation Discussion and Analysis” beginning on page 19.

Textron’s Board of Directors believes that the Company’s executive compensation program is working to align management’s interests with those of our shareholders to support long-term value creation. Accordingly, Textron shareholders are being asked to vote “FOR” the following advisory resolution at the annual meeting:

“RESOLVED, that the shareholders approve, on an advisory basis, the Company’s compensation of its named executive officers, as disclosed in the Proxy Statement for the 2015 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis and the compensation tables regarding named executive officer compensation, together with the accompanying narrative disclosure.”

Unless the Board modifies its policy on the frequency of future say-on-pay advisory votes, the next say-on-pay advisory vote will be held at the 2016 Annual Meeting of Shareholders.

The Board of Directors recommends a vote “FOR” the resolution approving the Company’s executive compensation (Item 3 on the proxy card).

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee has appointed the firm of Ernst & Young LLP to audit Textron’s consolidated financial statements for 2015, but as a matter of good corporate governance the Board is asking shareholders to ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for 2015. If shareholders do not ratify the appointment, the Audit Committee will reconsider its selection. A representative or representatives of Ernst & Young LLP will be present at the annual meeting and will have the opportunity to make a statement and be available to respond to appropriate questions.

Fees to Independent Auditors

The following table presents fees billed for professional services rendered by Ernst & Young LLP for the audit of Textron’s annual financial statements, the reviews of the financial statements in Textron’s Forms 10-Q, and other services in connection with statutory and regulatory filings and engagements for 2013 and 2014 and fees billed for audit-related services, tax services and all other services rendered by Ernst & Young LLP in 2013 and 2014.

	2013	2014
Audit Fees	$8,292,000	$9,274,000
Audit-Related Fees(1)	483,000	904,000
Tax Fees(2)	128,000	112,000
All Other Fees	0	0

Total Fees	$8,903,000	$10,290,000

(1)	Audit-related fees include fees for employee benefit plan audits, attest services not required by statute or regulation, and consultations concerning financial accounting and reporting matters not classified as audit.

(2)	Tax fees include fees for tax services relating to consultations and compliance.

Under the Audit and Non-Audit Services Pre-Approval Policy adopted by the Audit Committee, all audit and non-audit services to be performed by the independent auditor for Textron require pre-approval by the Audit Committee. The Audit Committee may delegate pre-approval authority to one or more of its members. Any pre-approvals pursuant to delegated authority shall be reported to the Audit Committee at its next scheduled meeting. The Audit Committee cannot delegate pre-approval authority to management.

All audit-related services, tax services and other services for 2014 were pre-approved by the Audit Committee, which determined that such services would not impair the independence of the auditor and are consistent with the Securities and Exchange Commission’s rules on auditor independence.

The Board of Directors recommends a vote “FOR” ratification of the appointment by the Audit Committee of Ernst & Young LLP (Item 4 on the proxy card).

SHAREHOLDER PROPOSAL REGARDING INDEPENDENT BOARD CHAIRMAN

Mr. Raymond M. Cieslak of 340 Sleepy Hollow Farm Road, Warwick, Rhode Island 02886, has notified us that he intends to introduce the following resolution at the annual meeting. As of the date that he submitted his proposal, Mr. Cieslak held 29,891 shares of our common stock. The shareholder proposal and supporting statement appear as received by us. Following the shareholder proposal is our response.

Proposal — Separate Board Chairman and CEO Positions

RESOLVED: Shareholders request that our board directors adopt a policy that separates the chairman and CEO positions and, whenever possible, the chairman shall be an independent director. This policy shall be implemented as soon as practical but no later than the next shareholders’ meeting.

Supporting statements:

•

Board’s response to continue the practice of combining these positions will not be compelling, most likely boilerplate and essentially verbatim to proxies with similar shareholder proposals as well as required SEC discussion on Leadership Structure.

•

25% of S&P 500 companies in 2013 have an independent chairman, up from 10% in 2006. Another 20% have a separate non-independent chairman. Proxy advisory companies generally recommend separate chairman and CEO positions.

•

A separate and independent chairman is better able to oversee senior management, set a pro-shareholder agenda and make shareholder interests a higher priority, without the conflicts of interest that CEOs face.

•

Textron’s businesses need greater attention, particularly its core companies. A separate chairman could eliminate time constraints that the CEO has with doing two jobs and provide the CEO more time to deal with operations.

•

Textron paid its CEO at or above target for lackluster performance in each of the last three years. Excluding pension and deferred compensation, Textron’s CEO’s total compensation increased 11% in 2012 and 19% in 2011. Then the Board decided to increase target compensation by 10% for 2013. Over the long term, Textron’s CEO stands to benefit significantly from restricted shares and new stock options issued at low share prices. A separate and independent chairman could ensure that executive compensation is not excessive and that performance targets are challenging.

•

Despite lackluster performance versus targets, Textron’s financial health has continued to improve and the Board has not taken positive dividend action. Yet the Board approved spending $272 million for over five years of stock option compensation by purchasing shares in 2012 and $302 million for share purchases in the first nine months of 2014. A separate and independent chairman could ensure that Textron shareholders are treated fairly.

•

Textron operates in primarily four businesses — general aviation, helicopters, defense products and automotive products. In the last several years, there has been a big push to break up conglomerates. Typically, a spinoff is done when one or more corporate divisions don’t fit strategically or operationally with others and management thinks the firm’s market value doesn’t fully reflect all of its businesses. These breakups generally result in a more efficient allocation of capital and a higher combined market value. A separate and independent chairman would not have the conflict of interest to pursue this strategy and would have time to devote to the investment community to raise Textron’s valuation.

Based on the above, it is clearly in the best interests of Textron shareholders to support this proposal.

Our Response to the Shareholder Proposal

The Board of Directors recommends a vote “AGAINST” this shareholder proposal.

This proposal requests that Textron’s Board of Directors adopt a policy that separates the chairman and CEO positions and “whenever possible” the chairman shall be an independent director. The proposal states that the policy shall be implemented “no later than the next shareholders’ meeting”. Textron’s shareholders have previously considered, and declined to provide majority support to, a similar proposal, with approximately 23% of shareholders voting in favor of that proposal at the Company’s 2013 Annual Meeting. The Board continues to oppose the independent chair proposal because it believes that it is in the best interests of Textron and its shareholders for the Board to retain the flexibility to determine the most appropriate leadership structure for the Board at any given time. For the reasons discussed below, the Board recommends that shareholders vote AGAINST the proposal.

Regular Review of Leadership Structure/Current Structure is Extremely Effective. Textron’s Corporate Governance Guidelines and Policies currently provide that, at least once every two years, the Board reviews whether having the positions of Chairman and CEO combined best serves the interests of Textron and its shareholders. The Board diligently undertakes this regular review and continues to conclude that combining the positions of Chairman and CEO is the most effective leadership structure for Textron’s Board and best serves the interests of the Company and its shareholders. As described under “The Board of Directors — Leadership Structure” above, this is because the Board believes that the CEO, with his extensive knowledge of the Company’s businesses and full time focus on the business affairs of the Company, makes a more effective Chairman than an independent director, especially given the size and multi-industry nature of the Company’s business. Moreover, the Board believes that our current Chairman and CEO is extremely effective in both of his roles and that separating these roles within the next year, as requested by the proposal, is contrary to the best interests of the Company and its shareholders.

All Directors Other than CEO are Independent. The Board believes that the Company’s corporate governance structure, with its strong emphasis on Board independence, ensures effective oversight of the company’s management by independent directors regardless of whether there is an independent chairman. Specifically, all of Textron’s directors other than the CEO are independent under the listing standards of the New York Stock Exchange and the criteria set forth in Textron’s Corporate Governance Guidelines and Policies. In addition, each of the Audit, Nominating and Corporate Governance, and Organization and Compensation Committees is comprised solely of independent directors.

Lead Director with Expansive Duties. Moreover, Textron’s independent directors annually designate a director to serve as Lead Director from among the chairs of the Board’s committees. The Lead Director is assigned clearly defined and expansive duties, including (i) presiding at all meetings of the Board at which the Chairman is not present, including all executive sessions of the Board, (ii) serving, when needed, as liaison between the CEO and the independent directors, (iii) identifying, together with the CEO, key strategic direction and operational issues upon which the Board’s annual core agenda is based, (iv) discussing agenda items and time allocated for agenda items with the CEO prior to each Board meeting, including the authority to make changes and approve the agenda for the meeting, (v) determining the type of information to be provided to the directors for each scheduled Board meeting, (vi) convening additional executive sessions of the Board, (vii) determining to meet with Textron shareholders, as appropriate, after consultation with the CEO and General Counsel, and (viii) such other functions as the Board may direct. The Nominating and Corporate Governance Committee reassesses on an annual basis the continuing effectiveness of the role of Lead Director and continues to conclude that the role serves Textron well.

Independent Directors Meet Without Management and Oversee CEO’s Performance. The Board also does not believe that the company’s current leadership structure hinders the Board’s ability to oversee management’s performance, contrary to what the proponent suggests. As noted above, all of Textron’s directors other than the CEO are independent, and the Board meets in executive session without management present at each regularly scheduled Board meeting. Additional executive sessions may be convened at any time at the request of a director, and, in such event, the Lead Director presides. The Corporate Governance Guidelines and Policies require a formal annual evaluation of the CEO’s performance by all non-management directors. This evaluation is used by the Organization and Compensation Committee as a basis to recommend the CEO’s compensation. The independent directors have ample opportunity to, and regularly do, both formally and informally monitor and assess the performance of the CEO.

Board Should Retain Flexibility. The Board believes that the decision of whether the roles of chairman and CEO should be combined is an ongoing responsibility of the Board, and it should retain the flexibility to regularly reevaluate the most appropriate structure. If and when the Board deems it to be in the best interests of the Company and its shareholders, the Board has the ability to change its leadership structure. Adopting a policy which prescribes a particular leadership structure deprives the Board of the ability to exercise its fiduciary duty to determine the appropriate leadership structure from time to time, based upon prevailing circumstances.

Accordingly, the Board of Directors recommends a vote “AGAINST” this proposal (Item 5 on the proxy card).

SHAREHOLDER PROPOSAL REGARDING INCENTIVE PAY RECOUPMENT POLICY

Mr. Kenneth Steiner of 14 Stoner Ave., 2M, Great Neck, New York 11021, owner of at least 500 shares of our common stock, has given notice of his designation of John Chevedden as his proxy to introduce the following resolution at the annual meeting. The shareholder proposal and supporting statement appear as received by us. Following the shareholder proposal is our response.

Proposal 6 – Recovery of Unearned Management Bonuses

RESOLVED, that shareholders request the Compensation Committee of our Board of Directors to adopt an incentive pay recoupment policy to provide that the Committee will (a) review, and determine whether to seek recoupment of incentive compensation paid, granted or awarded to a senior executive if, in the Committee’s judgment, (i) there has been misconduct resulting in a violation of law or company policy, that causes significant financial or reputational harm to the company and (ii) the senior executive either committed the misconduct or failed in his or her responsibility to manage or monitor conduct or risks; and (b) disclosure to shareholders the circumstances of any recoupment, and of any Committee decision not to pursue recoupment in instances that meet criteria (i) and (ii). The Policy should mandate that the above recoupment provisions be included in all future incentive plans and award agreements and that the policy be posted on the company website.

Recoupment includes (a) recovery of compensation already paid and (b) forfeiture, recapture, reduction or cancellation of amounts awarded or granted to an executive over which the company retains control. The Policy should operate prospectively, so as not to affect any compensation paid, awarded or granted before it takes effect.

Former General Electric General Counsel Ben Heineman Jr. said that recoupment policies with business-related misconduct triggers are “a powerful mechanism for holding senior leadership accountable to the fundamental mission of the corporation: proper risk taking balanced with proper risk management and the robust fusion of high performance with high integrity.” (http://blogs.law.harvard.edu/corpgov/2010/08/13/making-sense-out-of-clawbacks/)

Please vote to protect shareholder value:

Recovery of Unearned Management Bonuses – Proposal 6

Our Response to the Shareholder Proposal

The Board of Directors recommends a vote “AGAINST” this shareholder proposal.

The Board Has Already Approved a Clawback Provision for the 2015 LTIP. The Board believes that an incentive compensation recoupment provision is a good governance practice that would be beneficial for our Company. Therefore, in connection with the preparation of the proposed 2015 Long-Term Incentive Plan (the “2015 LTIP”) which is being submitted to shareholders for their approval at the 2015 Annual Meeting (See “APPROVAL OF THE TEXTRON INC. 2015 LONG-TERM INCENTIVE PLAN” herein), the Organization and Compensation Committee (the “Committee”) recommended and the Board approved the inclusion of a recoupment or “clawback” provision in the 2015 LTIP. The clawback included in the 2015 LTIP (the “Company’s Clawback Policy”) provides that the Committee shall require reimbursement of any annual incentive payment or long-term incentive payment under any award to an executive officer where:

(1) the payment was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of Company financial statements,

(2) the Committee determines the executive engaged in intentional misconduct that caused or substantially caused the need for the restatement, and

(3) a lower payment would have been made to the executive based upon the restated financial results.

The proposal being presented for shareholder consideration (the “Proposal”) requests adoption of an additional incentive pay recoupment policy, the specifics of which are imprecise, difficult to interpret and inappropriate. The

Board believes that the Company’s Clawback Policy captures the intent of the Proposal, but is a preferable policy as the Company’s Clawback Policy design is unambiguous with well-defined provisions, appropriate to the our specific circumstances, and that it is not practical or necessary to adopt the additional clawback provisions contained in the Proposal. Therefore, the Board does not believe that the Proposal is in the best interests of the Company or its shareholders and recommends that shareholders vote against the Proposal.

The Scope of the Proposal is Vague and Inappropriate. The Company’s Clawback Policy applies to executive officers, as designated by the Board, whereas the Proposal would apply to “senior executives” of the Company. The Board believes that, given size and breadth of Textron’s operations, as a global, multi-industry company with a variety of operating businesses, a policy that would apply to “senior executives” is inappropriately imprecise and expansive. This term could encompass any number of management employees as there are many individuals serving in senior executive capacities at the Company’s operating businesses who are recipients of incentive compensation, but have no responsibility for the enterprise as a whole. The Board believes that attempting to apply a policy so widely across the Company would be unwieldy and entirely unnecessary. The Company’s Business Conduct Guidelines, enterprise and business level policies, the employee performance review process and other ethics and compliance mechanisms in place at Textron adequately address issues of proper business conduct and provide appropriate consequences for improper conduct or violations of policy by such executive employees. The Board believes that the Company’s Clawback Policy, which applies to the same individuals who will be covered by clawback rules that the SEC will adopt under the Dodd-Frank Act and holds the executive officers designated by the Board accountable and potentially subject to recoupment of incentive compensation, is sufficient and appropriate.

The Additional Triggering Events Addressed in the Proposal are Vague and Unworkable. The Company’s Clawback Policy applies in the event that an incentive payment is made based upon financial results that are subsequently the subject of a substantial restatement of the Company’s financial statements. Recoupment of incentive payments would occur where the restated financial information would have resulted in a lower payment to the executive. The Board believes that this clearly defines the circumstances that would be likely to have an adverse impact on shareholders and that this objective standard of when a recoupment can occur provides certainty to the executives and appropriately focuses them on the importance of accurate financial statements. In contrast, the Proposal does not require a financial restatement to trigger the potential recoupment of incentive compensation, but applies where there has been “significant financial or reputational harm.” These terms are ambiguous and are undefined in the Proposal and in many cases it would be impossible to measure the effect of such events on the amount of incentive compensation paid. Moreover, the Board believes that the use of these standards would be difficult if not impossible to enforce. The Board believes that a policy that requires a subjective analysis of events to determine whether there has been significant financial or reputational harm, and whether such purported harm has had any impact on incentive compensation and how such impact would be measured, is simply unworkable.

Likewise, the Proposal would have the Committee pursue recoupment of incentive compensation when there is a real or perceived failure by a senior executive to “manage or monitor conduct or risks.” The Proposal does not explain the meaning of “manage” or “monitor” or what “conduct” or “risks” the Committee must review and does not specify whose “conduct” and “risks” are intended to be covered. Additionally, while the language of the Proposal provides that the recoupment decision is at the Committee’s discretion, the Committee appears obligated to conduct a recoupment review any time the language is implicated. The Board believes that attempting to apply the indefinite and ambiguous standards in the Proposal would be burdensome to the Committee and an inappropriate use of Company resources.

Finally, as noted above, Section 954 of the Dodd-Frank Act mandates that the SEC adopt rules related to the recoupment of executive compensation. The SEC has not yet adopted the required clawback rulemaking. In the meantime, the Board has determined that a clearly defined clawback provision, like the Company’s Clawback Provision contained in the 2015 LTIP, is appropriate and in the best interests of Textron and our shareholders. Once these SEC rules have been finalized, the Board will reexamine the Company’s Clawback Policy and adopt any changes that may be needed to comply with the new rules.

Accordingly, the Board of Directors recommends a vote “AGAINST” this proposal (Item 6 on the proxy card).

OTHER MATTERS TO COME BEFORE THE MEETING

The Board of Directors does not know of any matters which will be brought before the meeting other than those specifically set forth in the notice thereof. If any other matter properly comes before the meeting, it is intended that the persons named in and acting under the enclosed form of proxy or their substitutes will vote thereon in accordance with their best judgment.

SHAREHOLDER PROPOSALS AND OTHER MATTERS FOR 2016 ANNUAL MEETING

Shareholder proposals to be considered for inclusion in the proxy statement and form of proxy relating to the 2016 annual meeting of shareholders under Rule 14a-8 under the Securities Exchange Act of 1934, as amended, must be received by Textron, at 40 Westminster Street, Providence, Rhode Island 02903, Attention: Executive Vice President, General Counsel and Secretary, on or before November 6, 2015.

If shareholders instead wish to bring other business before a shareholder meeting, timely notice must be received by Textron in advance of the meeting. Under Textron’s Amended and Restated By-Laws, such notice must be received not less than 90 nor more than 150 days before the anniversary date of the immediately preceding annual meeting of shareholders or, between November 23, 2015 and January 22, 2016, for the 2016 annual meeting (but if the annual meeting is called for a date that is more than 30 days before or more than 60 days after the anniversary date, then the notice must be received no later than the close of business on the 90th day before the date of the annual meeting or 10 days after public disclosure of the meeting is first made, whichever occurs later). The notice must include the information required by our By-Laws. These requirements are separate from the requirements a shareholder must meet to have a proposal included in Textron’s proxy statement under Rule 14a-8. These time limits also apply to nominations submitted by shareholders under our By-Laws and in determining whether notice is timely for purposes of rules adopted by the Securities and Exchange Commission relating to the exercise of discretionary voting authority by Textron.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

The broker, bank or other nominee for any shareholder who is a beneficial owner, but not the record holder, of the Company’s shares may deliver only one copy of the Company’s proxy statement and annual report to multiple shareholders who share the same address, unless that broker, bank or other nominee has received contrary instructions from one or more of the shareholders. The Company will deliver promptly, upon written or oral request, a separate copy of the proxy statement and annual report to a shareholder at a shared address to which a single copy of the documents was delivered. A shareholder who wishes to receive a separate copy of the proxy statement and annual report, now or in the future, should submit their request to the Company by telephone at (401) 457-2353 or by submitting a written request to the Secretary at Textron Inc., 40 Westminster Street, Providence, Rhode Island 02903. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future will need to contact their broker, bank or other nominee to request that only a single copy of each document be mailed to all shareholders at the shared address in the future.

By order of the Board of Directors,

E. Robert Lupone

Executive Vice President, General Counsel and

Secretary

March 6, 2015

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE VOTE YOUR PROXY VIA INTERNET OR TELEPHONE (SEE ENCLOSED PROXY CARD) OR FILL IN, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENVELOPE PROVIDED.

Appendix A

TEXTRON INC.

2015 LONG-TERM INCENTIVE PLAN

1. Purposes of the Plan

The purposes of the Plan are to (a) promote the long-term success of the Company and its Subsidiaries and to increase shareholder value by providing Eligible Individuals with incentives to contribute to the long-term growth and profitability of the Company and (b) assist the Company in attracting, retaining and motivating highly qualified individuals who are in a position to make significant contributions to the Company and its Subsidiaries.

Upon the Effective Date, no further Awards will be granted under the Prior Plan.

2. Definitions and Rules of Construction

(a)    Definitions.     For purposes of the Plan, the following capitalized words shall have the meanings set forth below:

“Affiliate” means any Parent or Subsidiary and any person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the Company.

“Award” means an Option, Restricted Stock, Restricted Stock Unit, Stock Appreciation Right, Performance Stock, Performance Share Unit or Other Award granted by the Committee pursuant to the terms of the Plan.

“Award Document” means an agreement, certificate or other type or form of document or documentation approved by the Committee that sets forth the terms and conditions of an Award. An Award Document may be in paper, electronic or other media, may be limited to a notation on the books and records of the Company and, unless the Committee requires otherwise, need not be signed by a representative of the Company or a Participant.

“Beneficial Owner” and “Beneficially Owned” have the meaning set forth in Rule 13d-3 under the Exchange Act.

“Board” means the Board of Directors of the Company, as constituted from time to time.

“Cause” shall have the meaning set forth in the applicable Award Document.

“Change of Control” means:

(i)     Any “person” or “group” (within the meaning of Sections 13 (d) and 14 (d)(2) of the Exchange Act other than the Company, any “person” who on the Effective Date was a director or officer of the Company, any trustee or other fiduciary holding Common Stock under an employee benefit plan of the Company or a Subsidiary, or any corporation which is owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of Common Stock, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Act) of more than thirty percent (30%) of the then outstanding voting stock of the Company, or

(ii)     during any period of two consecutive years, individuals who at the beginning of such period constitute the Board and any new director whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period (or whose election or nomination was previously so approved) cease for any reason to constitute a majority of the Board, or

(iii)     the consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which results in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty percent (50%) of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or

(iv)     the consummation of the complete liquidation of the Company or the sale or disposition by the Company of all or substantially all of the Company’s assets.

If an Award is subject to Section 409A of the Code, the payment or settlement of the Award shall accelerate upon a Change of Control only if the event also constitutes a “change in ownership,” “change in effective control,” or “change in the ownership of a substantial portion of the Company’s assets” as defined under Section 409A of the Code. Any adjustment to the Award that does not affect the Award’s status under Section 409A (including accelerated vesting or adjustment of the amount of the Award) may occur upon a Change of Control as defined in the Plan, regardless of whether the event also constitutes a change in control under Section 409A.

“Code” means the Internal Revenue Code of 1986.

“Committee” means the Organization and Compensation Committee of the Board, any successor committee thereto or any other committee appointed from time to time by the Board to administer the Plan, which committee shall meet the requirements of Section 162(m)(4)(C) of the Code, Section 16(b) of the Exchange Act and the applicable rules of the NYSE; provided, however, that, if any Committee member is found not to have met the qualification requirements of Section 162(m)(4)(C) of the Code and Section 16(b) of the Exchange Act, any actions taken or Awards granted by the Committee shall not be invalidated by such failure to so qualify.

“Common Stock” means the common stock of the Company, par value $0.125 per share, or such other class of share or other securities as may be applicable under Section 13 of the Plan.

“Company” means Textron Inc., a Delaware corporation, or any successor to all or substantially all of the Company’s business that adopts the Plan.

“Effective Date” means the date on which the Plan is approved by the shareholders of the Company.

“Eligible Individuals” means the individuals described in Section 4(a) of the Plan who are eligible for Awards under the Plan.

“Exchange Act” means the Securities Exchange Act of 1934.

“Fair Market Value” means, with respect to a share of Common Stock, the closing selling price of a share of Common Stock on the relevant date of determination as reported on the composite tape for securities listed on the NYSE, or such national securities exchange as may be designated by the Committee. If there were no sales on the relevant date, the fair market value shall equal the closing share price on the most recent day preceding the relevant date during which a sale occurred.

“Incentive Stock Option” means an Option that is intended to comply with the requirements of Section 422 of the Code.

“Non-Employee Director” means any member of the Board who is not an officer or employee of the Company or any Subsidiary.

“Nonqualified Stock Option” means an Option that is not an Incentive Stock Option.

“NYSE” means the New York Stock Exchange or any successor thereto.

“Option” means an Incentive Stock Option or Nonqualified Stock Option granted pursuant to Section 7 of the Plan.

“Other Award” means any form of Award other than an Option, Restricted Stock, Restricted Stock Unit, Performance Stock, Performance Share Unit, or Stock Appreciation Right, granted pursuant to Section 11 of the Plan.

“Parent” means a corporation which owns or beneficially owns a majority of the outstanding voting stock or voting power of the Company. Notwithstanding the above, with respect to an Incentive Stock Option, Parent shall have the same meaning as “parent corporation” set forth in Section 424(e) of the Code.

“Participant” means an Eligible Individual who has been granted an Award under the Plan.

“Performance Period” means the period established by the Committee and set forth in the applicable Award Document over which Performance Targets are measured.

“Performance Stock” means an Award of Shares based on achievement of Performance Targets, granted pursuant to Section 10(b) of the Plan.

“Performance Target” means the performance objectives established by the Committee, from among the performance criteria provided in Section 6(g), and set forth in the applicable Award Document.

“Performance Share Unit” means an Award that grants a right to receive Shares or cash in the future based on achievement of Performance Targets, granted pursuant to Section 10(c) of the Plan.

“Plan” means this Textron Inc. 2015 Long-Term Incentive Plan, as set forth herein and amended or restated from time to time.

“Plan Limit” means the maximum aggregate number of Shares that may be issued for all purposes under the Plan as set forth in Section 5(a) of the Plan.

“Prior Plan” means the 2007 Long-Term Incentive Plan, as in effect, amended and restated from time to time.

“Restricted Stock” means one or more Shares granted pursuant to Section 8(b) of the Plan.

“Restricted Stock Unit” means a right to receive one or more Shares (or cash, if applicable) in the future granted pursuant to Section 8(c) of the Plan.

“Shares” means shares of Common Stock, as may be adjusted pursuant to Section 13(b).

“Stock Appreciation Right” means a right to receive all or some portion of the appreciation on Shares granted pursuant to Section 9 of the Plan.

“Subsidiary” means (i) a corporation or other entity with respect to which the Company, directly or indirectly, has the power, whether through the ownership of voting securities, by contract or otherwise, to elect at least a majority of the members of such corporation’s board of directors or analogous governing body, or (ii) any other corporation or other entity in which the Company, directly or indirectly, has an equity or similar interest greater than 50% and which the Committee designates as a Subsidiary for purposes of the Plan. For purposes of determining eligibility for the grant of Incentive Stock Options under the Plan, the term “Subsidiary” shall be defined in the manner required by Section 424(f) of the Code.

“Substitute Award” means any Award granted upon assumption of, or in substitution or exchange for, outstanding employee equity awards previously granted by a company or other entity acquired by the Company or with which the Company combines pursuant to the terms of an equity compensation plan that was approved by the shareholders of such company or other entity.

“Target Number” means, if applicable, the target number of Shares or cash value established by the Committee and set forth in the applicable Award Document.

(b)    Rules of Construction.    Whenever used in the Plan, (i) the masculine pronoun shall be deemed to include the feminine pronoun; (ii) the singular form of a word shall be deemed to include the plural form, unless the context requires otherwise; (iii) the word “include” shall mean “including but not limited to”; (iv) references to a statute or regulation or statutory or regulatory provision shall include the provision (or a successor provision of similar import) as currently in effect, as amended, or as reenacted, and to any regulations and other formal guidance of general applicability issued thereunder; (v) references to a law shall include any statute, regulation, rule, court case, or other requirement established by an exchange or an agency or other governmental authority, and (vi) applicable law shall include any tax law that imposes requirements in order to avoid adverse tax consequences. Unless the text indicates otherwise, references to sections are to sections of the Plan.

3. Administration

(a)    Committee.    The Plan shall be administered by the Committee, which shall have full power and authority, subject to the express provisions hereof, to:

(i)   select the Participants from the Eligible Individuals;

(ii)  grant Awards in accordance with the Plan;

(iii) determine the number of Shares subject to each Award or the cash amount payable in connection with an Award;

(iv) determine the terms and conditions of each Award, including those related to term, permissible methods of exercise, vesting, cancellation, payment, settlement, exercisability, Performance Periods, Performance Targets, and the effect, if any, of a Participant’s termination of employment with the Company or any of its Subsidiaries or, subject to Section 6(d), a Change of Control of the Company;

(v)  subject to Sections 6 (Awards in General), 16 (restrictions on amendment and termination) and 17(e) (Section 409A of the Code), amend the terms and conditions of an Award after the granting thereof;

(vi) specify and approve the provisions of the Award Documents delivered to Participants in connection with their Awards;

(vii)  construe and interpret any Award Document delivered under the Plan;

(viii) make factual determinations in connection with the administration or interpretation of the Plan;

(ix)   adopt, prescribe, amend, waive and rescind administrative regulations, rules and procedures relating to the Plan;

(x)    employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and to rely upon any advice, opinion or computation received therefrom;

(xi)   vary the terms of Awards to Participants in non-US jurisdictions to take account of local tax and securities law and other regulatory requirements or to procure favorable tax treatment for Participants;

(xii)  correct any defects, supply any omission or reconcile any ambiguity or inconsistency in any Award Document or the Plan; and

(xiii) make all other determinations and take any other action desirable or necessary to interpret, construe or implement properly the provisions of the Plan or any Award Document.

(b)    Plan Construction and Interpretation.    The Committee shall have full power and authority, subject to the express provisions hereof, to construe and interpret the Plan.

(c)    Determinations of Committee Final and Binding.    All determinations by the Committee in carrying out and administering the Plan and in construing and interpreting the Plan shall be made in the Committee’s sole discretion and shall be final, binding and conclusive for all purposes and upon all persons interested herein.

(d)    Delegation of Authority.    To the extent not prohibited by applicable laws, rules and regulations, the Committee may, from time to time, delegate some or all of its authority under the Plan to a subcommittee or subcommittees thereof, or to one or more officers or employees of the Company, as it deems necessary, appropriate or advisable under such conditions or limitations as it may set at the time of such delegation or thereafter; provided, however, that the Committee may not delegate its authority (i) to make Awards to employees (A) who are subject on the date of the Award to the reporting rules under Section 16(a) of the Exchange Act, (B) who are executive officers whose compensation may be subject to the limit on deductible compensation pursuant to Section 162(m) of the Code, or (C) who are officers of the Company who are delegated authority by the Committee hereunder, or (ii) pursuant to Section 16 of the Plan. For purposes of the Plan, reference to the Committee shall be deemed to refer to any subcommittee, subcommittees, officer, officers, or employee or employees to whom the Committee delegates authority pursuant to this Section 3(d). In addition, notwithstanding the foregoing, an independent Committee of the Board is required to approve any grants under this plan to non-employee directors.

(e)    Liability of Committee.    Subject to applicable laws, rules and regulations: (i) no member of the Board or Committee (or its delegates) shall be liable for any good faith action or determination made in connection with the operation, administration or interpretation of the Plan and (ii) the members of the Board or the Committee (and its delegates) shall be entitled to indemnification and reimbursement in the manner provided in the Company’s Restated Certificate of Incorporation as it may be amended from time to time. In the performance of its responsibilities with respect to the Plan, the Committee shall be entitled to rely upon information and/or advice furnished by the Company’s officers or employees, the Company’s accountants, the Company’s counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such information and/or advice.

(f)    Action by the Board.    Anything in the Plan to the contrary notwithstanding, subject to applicable laws, rules and regulations, any authority or responsibility that, under the terms of the Plan, may be exercised by the Committee may alternatively be exercised by the Board.

4. Eligibility

(a)    Eligible Individuals.    Awards may be granted to employees and Non-Employee Directors of the Company or any of its Subsidiaries; provided, however, that only employees of the Company or a Parent or Subsidiary may be granted Incentive Stock Options. The Committee shall have the authority to select the persons to whom Awards may be granted and to determine the type, number and terms of Awards to be granted to each such Participant. Under the Plan, references to “employment” or “employed” include service of Participants who are Non-Employee Directors, except for purposes of determining eligibility to be granted Incentive Stock Options.

(b)    Grants to Participants.    The Committee shall have no obligation to grant any Eligible Individual an Award or to designate an Eligible Individual as a Participant solely by reason of such Eligible Individual having received a prior Award or having been previously designated as a Participant. The Committee may grant more than one Award to a Participant and may designate an Eligible Individual as a Participant for overlapping periods of time.

5. Shares Subject to the Plan

(a)    Plan Limit.    Subject to adjustment in accordance with Section 13 of the Plan, the maximum aggregate number of Shares that may be issued for all purposes under the Plan shall be 17,000,000, plus any Shares that become available for issuance upon cancellation, forfeiture, or expiration of awards granted under the Prior Plan without having been exercised or settled. Shares to be issued under the Plan may be authorized and unissued shares, issued shares that have been reacquired by the Company (in the open-market or in private transactions) and that are being held in treasury, or a combination thereof. No more than 17,000,000 Shares may be issued pursuant to Incentive Stock Options.

(b)    Rules Applicable to Determining Shares Available for Issuance.    The number of Shares remaining available for issuance will be reduced by the number of Shares subject to outstanding Awards that are both denominated and intended to be settled in Shares and, for all other awards, by the number of Shares actually delivered upon settlement or payment of the Award. For purposes of determining the number of Shares that remain available for issuance under the Plan, (i) the number of Shares that are tendered by a Participant or withheld by the Company to pay the exercise price of an Award or to satisfy the Participant’s tax withholding obligations in connection with the exercise or settlement of an Award and (ii) all of the Shares covered by a stock-settled Stock Appreciation Right to the extent exercised, will not be added back to the Plan Limit. In addition, for purposes of determining the number of Shares that remain available for issuance under the Plan, the number of Shares corresponding to Awards that are both denominated and intended to be settled in Shares under the Plan that are forfeited or canceled or otherwise expire for any reason without having been exercised or settled or that is settled through issuance of consideration other than Shares (including cash) shall be added back to the Plan Limit and again be available for the grant of Awards; provided, however, that this provision shall not be applicable with respect to (i) the cancellation of a Stock Appreciation Right granted in tandem with an Option upon the exercise of the Option or (ii) the cancellation of an Option granted in tandem with a Stock Appreciation Right upon the exercise of the Stock Appreciation Right.

(c)    Special Limits.    Anything to the contrary in Section 5(a) above notwithstanding, but subject to adjustment under Sections 5(b) and 13 of the Plan, the following special limits shall apply to Shares available for Awards under the Plan:

(i)   the maximum number of Shares that may be issued pursuant to awards of Restricted Stock, Restricted Stock Units, Performance Stock, Performance Share Units and Other Awards that are payable in Shares granted under the Plan shall equal 4,250,000 Shares in the aggregate.

(ii)   the maximum number of Shares that may be made subject to Options and Stock Appreciation Rights granted to any Eligible Individual in any calendar year shall equal 700,000 Shares, and if any Option or Stock Appreciation Right is forfeited, canceled or otherwise expires for any reason without having been exercised, the Shares subject to such Option or Stock Appreciation Right shall be included in the determination of the aggregate number of Shares issued to such employee under the Plan.

(iii)   the maximum amount of Awards (other than those Awards set forth in Section 5(c)(ii)) that may be (1) awarded to any Eligible Individual in any calendar year (with respect to Awards settled in Shares) is 700,000 Shares measured as of the date of grant, or (2) paid to any Eligible Individual in any calendar year (with respect to Awards settled in cash) is $15 million; and

(iv)   A maximum of five percent (5%) of the aggregate number of Shares available for issuance under the Plan may be covered by Awards without the minimum vesting period otherwise required by Sections 7(f) (minimum vesting for Options), 8(a) (minimum vesting for Restricted Stock and Restricted Stock Units), 9(c) (minimum vesting for Stock Appreciation Rights), 10(a) (minimum vesting for Performance Stock and Performance Share Units) and 11 (minimum vesting for other Awards).

(d)   Any Shares underlying Substitute Awards shall not be counted against the number of Shares remaining for issuance and shall not be subject to Section 5(c).

6. Awards in General

(a)    Types of Awards.    Awards under the Plan may consist of Options, Restricted Stock, Restricted Stock Units, Stock Appreciation Rights, Performance Stock, Performance Share Units and Other Awards. Any Award described in Sections 7 through 11 of the Plan may be granted singly or in combination or tandem with any other Award, as the Committee may determine. Awards under the Plan may be made in combination with, in replacement of, or as alternatives to awards or rights under any other compensation or benefit plan of the Company, including the plan of any acquired entity.

(b)    Terms Set Forth in Award Document.    The terms and conditions of each Award shall be set forth in an Award Document in a form approved by the Committee for such Award, which Award Document shall contain terms and conditions consistent with the Plan. Notwithstanding the foregoing, and subject to applicable laws, the Committee may accelerate (i) the vesting or payment of any Award, (ii) the lapse of restrictions on any Award or (iii) the date on which any Award first becomes exercisable. The Committee shall exercise this discretion only in the event of death, disability, Change of Control, retirement, or involuntary termination without Cause. The terms of Awards may vary among Participants, and the Plan does not impose upon the Committee any requirement to make Awards subject to uniform terms. Accordingly, the terms of individual Award Documents may vary.

(c)    Termination of Employment.    The Committee shall specify at or after the time of grant of an Award the provisions governing the disposition of an Award in the event of a Participant’s termination of employment with the Company or any of its Subsidiaries. Subject to applicable laws, rules and regulations, in connection with a Participant’s termination of employment, the Committee shall have the discretion to accelerate the vesting, exercisability or settlement of, eliminate the restrictions and conditions applicable to, alter the form of payment, or extend the post-termination exercise period of an outstanding Award. Such provisions may be specified in the applicable Award Document or determined at a subsequent time.

(d)    Change of Control.    (i) The Committee shall have full authority to determine the effect, if any, of a Change of Control of the Company or any Subsidiary on the vesting, exercisability, settlement, payment or lapse of restrictions applicable to an Award, which effect may be specified in the applicable Award Document or determined at a subsequent time. Subject to applicable laws, rules and regulations, the Board or the Committee shall, at any time prior to, coincident with, or after the effective time of a Change of Control, take such actions as it may consider appropriate, including: (A) providing for the acceleration of any vesting conditions relating to the exercise or settlement of an Award or that an Award shall terminate or expire unless exercised or settled in full on or before a date fixed by the Committee; (B) making such adjustments to the Awards then outstanding as the Committee deems appropriate to reflect such Change of Control; (C) causing the Awards then outstanding to be assumed, or new rights substituted therefor, by the surviving corporation in such Change of Control; or (D) permitting or requiring Participants to surrender outstanding Options and Stock Appreciation Rights in exchange for a cash payment equal to the difference, if any, between the highest price paid for a Share in the Change of Control transaction and the exercise price of the Award. If an Award is subject to Section 409A of the Code, the Committee shall have discretion to alter the terms of the Award only to the extent that the alteration would not cause the Award to fail to satisfy the requirements of Section 409A. In addition, except as otherwise specified in an Award Document (or a Participant’s written employment agreement with the Company or any Subsidiary) if a Participant’s employment with the Company and Subsidiaries is terminated involuntarily without Cause, within two years after a Change of Control:

(1)   any and all Options and Stock Appreciation Rights outstanding as of the effective date of the Participant’s termination shall become immediately exercisable;

(2)   any restrictions imposed on Restricted Stock and Restricted Stock Units outstanding as of the effective date of the Participant’s termination shall lapse;

(3)   the Performance Targets with respect to all Performance Share Units, Performance Stock and other performance-based Awards granted pursuant to Sections 6(g) or 10 outstanding as of the effective date of the Participant’s termination shall be deemed to have been attained at the specified target level of performance;

(4)   all Awards denominated in Shares outstanding as of the effective date of the Participant’s termination shall be immediately vested; and

(5)   any Award that became earned or vested as a result of the Participant’s termination or the Change of Control shall be paid in full within 30 days after the vesting date (unless the payment would constitute an impermissible acceleration under Section 409A of the Code, in which case the payment shall be made on the original distribution date).

To the extent provided under the applicable Award Document, resignation by a Participant for “good reason” (as defined in the Award Document) shall be treated as an involuntary termination of the Participant’s employment without Cause.

(ii)   Notwithstanding any other provision of the Plan or any Award Document, the provisions of this Section 6(d) may not be terminated, amended, or modified upon or after a Change of Control in a manner that would adversely affect a Participant’s rights with respect to an outstanding Award without the prior written consent of the Participant. Subject to Section 16 and the requirements of Section 409A of the Code, the Board, upon recommendation of the Committee, may terminate, amend or modify this Section 6(d) at any time and from time to time prior to the approval by the shareholders of the Company of a transaction which would result in a Change of Control (or, if earlier, the occurrence of a Change of Control).

   (e)    Dividends and Dividend Equivalents.    The Committee may provide Participants with the right to receive dividends or payments equivalent to dividends or interest with respect to an outstanding Award, which payments can either be paid currently or deemed to have been reinvested in Shares, and can be made in Shares, cash or a combination thereof, as the Committee shall determine; provided, however, that the terms of any payment or reinvestment of dividends (including the time and form in which reinvested dividends will be paid to the Participant) must be specified in the Award Document when the Award is granted and must comply with all applicable laws, rules and regulations. Dividends or dividend equivalents that are paid currently with respect to any Award generally shall be paid at the same time as dividends are paid to the Company’s shareholders, and in no event later than 2 1/2 months after the end of the year in which the dividend record date falls. Dividends or dividend equivalents that are reinvested with respect to any Award shall vest and be paid out at the same time and under the same conditions as the underlying Award. Notwithstanding the foregoing, no dividends or dividend equivalents shall be paid with respect to (i) Options or Stock Appreciation Rights or (ii) Performance Stock or Performance Share Units prior to payment of the Award.

(f)    Rights of a Shareholder.    A Participant shall have no rights as a shareholder with respect to Shares covered by an Award (including voting rights) until the date the Participant or his or her nominee becomes the holder of record of such Shares. No adjustment shall be made for dividends or other rights for which the record date is prior to such date, except as provided in Section 13.

(g)    Performance-Based Awards.    (i) The Committee may determine whether any Award (or portion of an Award) under the Plan is intended to be “performance-based compensation” under Section 162(m)(4)(C) of the Code. Any such Awards (or portions of Awards) designated to be “performance-based compensation” shall be conditioned on the achievement of one or more Performance Targets to the extent required by Section 162(m) of the Code and will be subject to all other conditions and requirements of Section 162(m). The Performance Targets will consist of specified levels of one or more of the following performance criteria as the Committee deems appropriate: operating cash flows from continuing operations; operating working capital; free cash flow; cash efficiency; revenues; segment profit; corporate expenses; special charges; gain (loss) on sale of business; income from continuing operations; net income; EBITDA—earnings before interest, taxes, depreciation and amortization; EBIT—earnings before interest and taxes; EPS—earnings per share, as adjusted EPS; ROA—return on assets; ROS—return on sales; ROE—return on equity; ROIC—return on invested capital; WACC—weighted average cost of capital; total shareholder return; stock price appreciation; growth in managed assets; organic growth; cost performance; net cost reductions; inventory turns; selling and administrative expense as a percentage of sales; days sales outstanding; ratio of income to fixed charges; segment profit margins; total profit margin; EVA—economic value added; intrinsic value and effective income tax rate. The Performance Targets may be described in terms of objectives that are related to the individual Participant or objectives that are Company-wide or related to a Subsidiary, division, department, region, function or business unit and may be measured on an absolute or cumulative basis or on the basis of percentage of improvement over time, and may be measured in terms of Company performance (or performance of the applicable Subsidiary, division, department, region, function or business unit) or measured relative to selected peer companies or a market index. In addition, for Awards or portions of Awards not intended to qualify as “performance-based compensation” under Section 162(m) of the Code, the Committee may establish Performance Targets based on other criteria as it deems appropriate.

(ii)   The Participants will be designated, and the applicable Performance Targets will be established, by the Committee within ninety (90) days following the commencement of the applicable Performance Period (or such earlier or later date permitted or required by Section 162(m) of the Code). Any payment of an Award that is designated to be “performance-based compensation” under Section 162(m)(4)(C) of the Code shall be conditioned on the written certification of the Committee in each case that the Performance Targets and any other material conditions were satisfied. The Committee may determine, at the time of Award grant and to the extent permitted by Code Section 162(m), that if performance exceeds the specified Performance Targets, the Award may be settled with payment greater than the Target Number, but in no event may such payment exceed the limits set forth in Section 5(c). Similarly, the Committee may establish a payment that is below the Target Number but above a threshold level of payment if performance is below established Performance Targets. The Committee retains the right to reduce any Award notwithstanding the attainment of the Performance Targets. The Committee does not, however, retain any right to increase the amount otherwise determined under the provisions of an Award or portion of an Award that is intended to be “performance-based compensation” under Section 162(m)(4)(C) of the Code.

(h)    Deferrals.     No Option or Stock Appreciation Right shall include a right to defer gain upon exercise or any other deferral feature. Deferrals of other Awards shall be subject to provisions of the Award Document or another plan document that satisfies the requirements of Section 409A of the Code.

(i)    Repricing of Options and Stock Appreciation Rights.    Notwithstanding any other provision of the Plan, except as may be specifically authorized by the Company’s shareholders, at any time when the exercise price of an Option or Stock Appreciation Right is above the Fair Market Value of a Share, the Company shall not reduce the exercise price of such Option or Stock Appreciation Right and shall not exchange such Option or Stock

Appreciation Right for a new Award with a lower (or no) exercise price or for cash. The foregoing shall not (i) prevent adjustments pursuant to Section 13 or (ii) apply to grants of Substitute Awards.

(j)    Clawback Provision.    The Committee shall, in all appropriate circumstances, require reimbursement of any annual incentive payment or long-term incentive payment under any Award to an executive officer where: (1) the payment was predicated upon achieving certain financial results that were subsequently the subject of a substantial restatement of Company financial statements filed with the Securities and Exchange Commission; (2) the Committee determines the executive engaged in intentional misconduct that caused or substantially caused the need for the substantial restatement; and (3) a lower payment would have been made to the executive based upon the restated financial results. In each such instance, the Company will, to the extent practicable, seek to recover from the individual executive the amount by which the individual executive’s incentive payments for the relevant period exceeded the lower payment that would have been made based on the restated financial results. For purposes of this provision, the term “executive officer” means any officer who has been designated an executive officer by the Board.

7. Options

(a)    General.    The Committee, in its discretion, may grant Options to Eligible Individuals and shall determine whether such Options shall be Incentive Stock Options or Nonqualified Stock Options. Each Option shall be evidenced by an Award Document that shall expressly identify the Option as an Incentive Stock Option or Nonqualified Stock Option, and be in such form and contain such provisions as the Committee shall from time to time deem appropriate.

(b)    Exercise Price.    The exercise price of an Option shall be fixed by the Committee at the time of grant or shall be determined by a method specified by the Committee at the time of grant. In no event shall the exercise price of an Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant; provided, however that the exercise price of a Substitute Award granted as an Option shall be determined in accordance with Section 409A of the Code and, with respect to Incentive Stock Options, Section 424 of the Code and may be less than one hundred percent (100%) of the Fair Market Value.

(c)    Term.    An Option shall be effective for such term as shall be determined by the Committee and as set forth in the Award Document relating to such Option, and the Committee may extend the term of an Option after the time of grant; provided, however, that the term of an Option may in no event extend beyond the tenth (10th) anniversary of the date of grant of such Option.

(d)    Exercise; Payment of Exercise Price.    Options shall be exercised by delivery of a notice of exercise in a form approved by the Company. Subject to the provisions of the applicable Award Document, the exercise price of an Option may be paid (i) in cash or cash equivalents, (ii) by actual delivery or attestation to ownership of freely transferable Shares already owned by the person exercising the Option, (iii) by a combination of cash and Shares equal in value to the exercise price, (iv) through net share settlement or similar procedure involving the withholding of Shares subject to the Option with a value equal to the exercise price or (v) by such other means as the Committee may authorize. In accordance with the rules and procedures authorized by the Committee for this purpose, the Option may also be exercised through a “cashless exercise” procedure authorized by the Committee from time to time that permits Participants to exercise Options by delivering irrevocable instructions to a broker to deliver promptly to the Company the amount necessary to pay the exercise price and the amount of any required tax or other withholding obligations or such other procedures determined by the Company from time to time.

(e)    Incentive Stock Options.    The exercise price per Share of an Incentive Stock Option shall be fixed by the Committee at the time of grant or shall be determined by a method specified by the Committee at the time of grant, but in no event shall the exercise price of an Incentive Stock Option be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant. No Incentive Stock Option may be issued pursuant to the Plan to any individual who, at the time the Incentive Stock Option is granted, owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any of its Subsidiaries, unless (i) the exercise price determined as of the date of grant is at least one hundred ten percent (110%) of the Fair Market Value on the date of grant of the Shares subject to such Incentive

Stock Option and (ii) the Incentive Stock Option is not exercisable more than five (5) years from the date of grant thereof. No Participant shall be granted any Incentive Stock Option which would result in such Participant receiving a grant of Incentive Stock Options that would have an aggregate Fair Market Value in excess of one hundred thousand dollars ($100,000), determined as of the time of grant, that would be exercisable for the first time by such Participant during any calendar year. The terms of any Incentive Stock Option granted under the Plan shall comply in all respects with the provisions of Section 422 of the Code.

(f)    Minimum Vesting Provisions.    Except as otherwise permitted by Section 5(c)(iv) of the Plan, Options shall have a minimum vesting period of one (1) year from the date of grant. Options shall not be deemed to lack a minimum vesting period solely because they vest before the end of the period in the event of the Participant’s death, disability or retirement, or upon or after a Change of Control.

8. Restricted Stock and Restricted Stock Units

(a)    Minimum Vesting Provisions.    Except as otherwise permitted by Section 5(c)(iv) of the Plan, Restricted Stock or Restricted Stock Units settled in Shares that are granted without any other performance-based qualification criteria other than the Participant’s continued service shall have a minimum period of restriction of three (3) years. Performance-based grants shall feature a minimum period of restriction of one (1) year. Awards of Restricted Stock or Restricted Stock Units shall not be deemed to lack a minimum period of restriction solely because they vest before the end of the period in the event of the Participant’s death, disability or retirement, or upon or after a Change of Control.

(b)    Restricted Stock.    The Committee, in its discretion, may grant Restricted Stock to Eligible Individuals. An Award of Restricted Stock shall consist of one or more Shares granted to an Eligible Individual, and shall be subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee in connection with the Award and specified in the applicable Award Document. Restricted Stock may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which it may be canceled.

(c)    Restricted Stock Units.    The Committee, in its discretion, may grant Restricted Stock Units to Eligible Individuals. A Restricted Stock Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and the applicable Award Document, one or more Shares or cash in the amount of the Fair Market Value of the Shares. Restricted Stock Units may, among other things, be subject to restrictions on transferability, vesting requirements or other specified circumstances under which they may be canceled. If and when the cancellation provisions lapse, the Restricted Stock Units shall become Shares owned by the applicable Participant or, if provided in the Award Document or at the sole discretion of the Committee, cash, or a combination of cash and Shares, with a value equal to the Fair Market Value of the Shares on the vesting date.

9. Stock Appreciation Rights

(a)    General.    The Committee, in its discretion, may grant Stock Appreciation Rights to Eligible Individuals. A Stock Appreciation Right shall entitle a Participant to receive, upon satisfaction of the conditions to payment specified in the applicable Award Document, an amount equal to the excess, if any, of the Fair Market Value on the exercise date of the number of Shares for which the Stock Appreciation Right is exercised over the grant price for such Stock Appreciation Right specified in the applicable Award Document. The grant price per share of Shares covered by a Stock Appreciation Right shall be fixed by the Committee at the time of grant or, alternatively, shall be determined by a method specified by the Committee at the time of grant, but in no event shall the grant price of a Stock Appreciation Right be less than one hundred percent (100%) of the Fair Market Value of a Share on the date of grant; provided, however, that the grant price of a Substitute Award granted as a Stock Appreciation Rights shall be in accordance with Section 409A of the Code and may be less than one hundred percent (100%) of the Fair Market Value. Payments to a Participant upon exercise of a Stock Appreciation Right may be made in cash or Shares, or a combination of cash and Shares having an aggregate Fair Market Value as of the date of exercise equal to the excess, if any, of the Fair Market Value on the exercise date of the number of Shares for which the Stock Appreciation Right is exercised over the grant price for such Stock Appreciation Right. The term of a Stock Appreciation Right settled in Shares shall not exceed ten (10) years.

(b)    Stock Appreciation Rights in Tandem with Options.    A Stock Appreciation Right granted in tandem with an Option may be granted either at the same time as such Option or subsequent thereto. If granted in tandem with an Option, a Stock Appreciation Right shall cover the same number of Shares as covered by the Option (or such lesser number of Shares as the Committee may determine) and shall be exercisable only at such time or times and to the extent the related Option shall be exercisable, and shall have the same term as the related Option. The grant price of a Stock Appreciation Right granted in tandem with an Option shall equal the per-share exercise price of the Option to which it relates. Upon exercise of a Stock Appreciation Right granted in tandem with an Option, the related Option shall be canceled automatically to the extent of the number of Shares covered by such exercise; conversely, if the related Option is exercised as to some or all of the Shares covered by the tandem grant, the tandem Stock Appreciation Right shall be canceled automatically to the extent of the number of Shares covered by the Option exercise.

(c)    Minimum Vesting Provisions.    Except as otherwise permitted by Section 5(c)(iv) of the Plan, Stock Appreciation Rights shall have a minimum vesting period of one (1) year from the date of grant. Stock Appreciation Rights shall not be deemed to lack a minimum vesting period solely because they vest before the end of the period in the event of the Participant’s death, disability or retirement, or upon or after a Change of Control.

10. Performance Stock and Performance Share Units

(a)    Minimum Vesting Provisions.    Except as otherwise permitted by Section 5(c)(iv) of the Plan, Performance Stock or Performance Share Units shall feature a minimum period of restriction of one (1) year. Awards of Performance Stock or Performance Share Units shall not be deemed to lack a minimum period of restriction solely because they vest before the end of the period in the event of the Participant’s death, disability or retirement, or upon or after a Change of Control.

(b)    Performance Stock.    The Committee may grant Performance Stock to Eligible Individuals. An Award of Performance Stock shall consist of a Target Number of Shares granted to an Eligible Individual based on the achievement of Performance Targets over the applicable Performance Period, and shall be subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee in connection with the Award and specified in the applicable Award Document.

(c)    Performance Share Units.    The Committee, in its discretion, may grant Performance Share Units to Eligible Individuals. A Performance Share Unit shall entitle a Participant to receive, subject to the terms, conditions and restrictions set forth in the Plan and established by the Committee in connection with the Award and specified in the applicable Award Document, a Target Number of Shares or cash based upon the achievement of Performance Targets over the applicable Performance Period. At the sole discretion of the Committee, Performance Share Units shall be settled through the delivery of Shares or cash, or a combination of Shares and cash.

11. Other Awards

The Committee shall have the authority to specify the terms and provisions of other forms of equity- or cash-based Awards not described above that the Committee determines to be consistent with the purpose of the Plan and the interests of the Company, which Awards may provide for cash payments or settlement in Shares. Except as otherwise permitted by Section 5(c)(iv) of the Plan, (a) to the extent that any such other Awards are to be settled in Shares and are performance-based, the minimum period of restriction shall be one (1) year, and (b) to the extent that such other Awards are to be settled in Shares that have no performance-based criteria other than the Participant’s continued service, the minimum period of restriction shall be three (3) years; provided that, in each case, Awards shall not be deemed to lack a minimum period of restriction solely because they vest before the end of the period in the event of the Participant’s death, disability or retirement, or upon or after a Change of Control.

12. Certain Restrictions

(a)    Transfers.    No Award shall be transferable other than pursuant to a beneficiary designation under Section 12(c), by last will and testament or by the laws of descent and distribution or, except in the case of an

Incentive Stock Option, pursuant to a domestic relations order; provided, however, that the Committee may, subject to applicable laws, rules and regulations and such terms and conditions as it shall specify, permit the transfer of an Award, other than an Incentive Stock Option, for no consideration, to a member of the Participant’s family or household or to a trust, partnership, corporation, or similar vehicle the parties in interest in which are limited to the Participant and members of the Participant’s family or household, in each case, with respect to whom such Award or the exercise thereof (as applicable) is covered by an effective registration statement under the Securities Act of 1933 (collectively, the “Permitted Transferees”). Any Award transferred to a Permitted Transferee shall be further transferable only by last will and testament or the laws of descent and distribution or, for no consideration, to another Permitted Transferee of the Participant.

(b)    Award Exercisable Only by Participant.    During the lifetime of a Participant, an Award shall be exercisable only by the Participant or by a Permitted Transferee to whom such Award has been transferred in accordance with Section 12(a) above. The grant of an Award shall impose no obligation on a Participant to exercise or settle the Award.

(c)    Beneficiary Designation.     Subject to restrictions and procedures established by the Company, a Participant may, from time to time, name a beneficiary or beneficiaries to receive any benefit under the Plan in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Participant, including any default designation, and will be effective only when filed by the Participant (in such form or manner as may be prescribed by the Company) and received by the Company. No beneficiary designation shall be effective if received by the Company after the Participant’s death. In the absence of a valid designation by the Participant under the Plan, the Participant’s beneficiary shall be his beneficiary under the Company’s group life insurance plan or, if none, the Participant’s estate. If a beneficiary determined under this paragraph does not survive the Participant, or such designated beneficiary is legally impaired or prohibited from receiving the benefits under an Award, the Participant’s beneficiary shall be determined as if such deceased or disqualified beneficiary were never designated.

13. Recapitalization or Reorganization

(a)    Authority of the Company and Shareholders.    The existence of the Plan, the Award Documents and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Shares or the rights thereof or which are convertible into or exchangeable for Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

(b)    Change in Capitalization.    Notwithstanding any provision of the Plan or any Award Document, the number and kind of Shares authorized for issuance under Section 5 of the Plan, including the maximum number of Shares available under the special limits provided for in Section 5(c), shall be equitably adjusted in the sole discretion of the Committee in the event of a stock split, reverse stock split, stock dividend, recapitalization, reorganization, partial or complete liquidation, reclassification, merger, consolidation, separation, extraordinary cash dividend, split-up, spin-off, combination, exchange of Shares, warrants or rights offering to purchase Shares at a price substantially below Fair Market Value, or any other corporate event or distribution of stock or property of the Company affecting the Shares in order to preserve, but not increase, the benefits or potential benefits intended to be made available under the Plan. In addition, upon the occurrence of any of the foregoing events, the number and kind of Shares subject to any outstanding Award and the exercise price per Share (or the grant price per Share, as the case may be), if any, under any outstanding Award shall be equitably adjusted (including by payment of cash to a Participant) in the sole discretion of the Committee in order to preserve the benefits or potential benefits intended to be made available to Participants. Such adjustments shall be made by the Committee. Unless otherwise determined by the Committee, such adjusted Awards shall be subject to the same restrictions and vesting or settlement schedule to which the underlying Award is subject.

14. Term of the Plan

Unless earlier terminated pursuant to Section 16, the Plan shall terminate on the tenth (10th) anniversary of the Effective Date, except with respect to Awards then outstanding. No Awards may be granted under the Plan after the tenth (10th) anniversary of the Effective Date, and no Incentive Stock Option may be granted under the Plan after the tenth (10th) anniversary of the date on which the Plan was adopted by the Board. To the extent (but only to the extent) required by Section 162(m) of the Code, no Award that is intended to be “performance-based compensation” under Section 162(m) shall be granted after the first shareholder meeting in 2020 unless the material terms of the performance goal for the Award have been disclosed to and reapproved by shareholders before that date.

15. Effective Date

The Plan shall become effective on the Effective Date.

16. Amendment and Termination

Subject to applicable laws, rules and regulations, the Board may at any time terminate or, from time to time, amend, modify or suspend the Plan; provided, however, that no termination, amendment, modification or suspension shall (a) be effective without the approval of the shareholders of the Company if such approval is required under applicable laws, rules and regulations, including the rules of NYSE, or (b) materially and adversely alter or impair the rights of a Participant in any Award previously made under the Plan without the consent of the holder thereof. Notwithstanding the foregoing, the Board shall have broad authority to amend the Plan or any Award under the Plan without the consent of a Participant to the extent it deems necessary or desirable (i) to comply with, take into account changes in, or interpretations of, applicable tax laws, securities laws, employment laws, accounting rules and other applicable laws, rules and regulations, (ii) to take into account unusual or nonrecurring events or market conditions (including the events described in Section 13(b)), or (iii) to take into account significant acquisitions or dispositions of assets or other property by the Company. To the extent permitted by applicable law, the Board may (I) make a non-exclusive written delegation of its authority to amend the Plan to the Committee or to one or more officers of the Company and (II) authorize the Committee or delegated officers to make a further delegation of their authority to amend the Plan.

17. Miscellaneous

(a)    Tax Withholding.    The Company or a Subsidiary, as appropriate, may require any individual entitled to receive a payment of an Award to remit to the Company, prior to payment, an amount sufficient to satisfy any applicable tax withholding requirements. In the case of an Award payable in Shares, the Company or a Subsidiary, as appropriate, may permit or require a Participant to satisfy, in whole or in part, such obligation to remit taxes by the Company withholding Shares that would otherwise be received by such individual or repurchasing Shares that were issued to the Participant to satisfy the (i) minimum statutory withholding rates within the United States, or (ii) in accordance with local tax jurisdictions outside the United States, as applicable, for any applicable tax withholding purposes, in accordance with all applicable laws and pursuant to such rules as the Committee may establish from time to time. The Company or a Subsidiary, as appropriate, shall also have the right to deduct from all cash payments made to a Participant (whether or not such payment is made in connection with an Award) any applicable taxes required to be withheld with respect to such payments.

(b)    No Right to Awards or Employment.    No person shall have any claim or right to receive Awards under the Plan. Neither the Plan, the grant of Awards under the Plan nor any action taken or omitted to be taken under the Plan shall be deemed to create or confer on any Eligible Individual any right to be retained in the employ of the Company or any Subsidiary or other affiliate thereof, or to interfere with or to limit in any way the right of the Company or any Subsidiary or other affiliate thereof to terminate the employment of such Eligible Individual at any time. No Award shall constitute salary or contractual compensation for the year of grant, any later year or any other period of time. Payments received by a Participant under any Award made pursuant to the Plan shall not be included in, nor have any effect on, the determination of employment-related rights or benefits under any other employee benefit plan or similar arrangement provided by the Company and the Subsidiaries, unless otherwise specifically provided for under the terms of such plan or arrangement or by the Committee.

(c)    Securities Law Restrictions.    An Award may not be exercised or settled, and no Shares may be issued in connection with an Award, unless the issuance of such Shares (i) has been registered under the Securities Act of 1933, (ii) has qualified under applicable state “blue sky” laws (or the Company has determined that an exemption from registration and from qualification under such state “blue sky” laws is available) and (iii) complies with all applicable foreign securities laws. All certificates for Shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any exchange upon which the Shares are then listed, and any applicable securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(d)    Section 162(m) of the Code.    The Plan is intended to comply in all respects with Section 162(m) of the Code; provided, however, that in the event the Committee determines that compliance with Section 162(m) of the Code is not desired with respect to a particular Award (or portion of an Award), compliance with Section 162(m) of the Code will not be required. In addition, if any provision of this Plan would cause Awards or portions of Awards that are intended to constitute “qualified performance-based compensation” under Section 162(m) of the Code, to fail to so qualify, that provision shall be severed from, and shall be deemed not to be a part of, the Plan, but the other provisions hereof shall remain in full force and effect.

(e)    Section 409A of the Code.     The Plan is intended, and shall be interpreted, to provide compensation that is exempt from Section 409A, or that complies with the applicable requirements of Section 409A. If any provision of the Plan or an Award Document contravenes any regulations or guidance promulgated under Section 409A of the Code or would cause an Award to be subject to additional taxes, accelerated taxation, interest and/or penalties under Section 409A of the Code, such provision of the Plan or Award Document may be modified by the Committee without the consent of the Participant in any manner the Committee deems reasonable or necessary. In making such modifications the Committee shall attempt, but shall not be obligated, to maintain, to the maximum extent practicable, the original intent of the applicable provision without contravening the provisions of Section 409A of the Code. Moreover, any discretionary authority that the Committee may have pursuant to the Plan shall not be applicable to an Award that is subject to Section 409A of the Code to the extent such discretionary authority would contravene Section 409A of the Code or the guidance promulgated thereunder.

(f)    Awards to Individuals Subject to Laws of a Jurisdiction Outside of the United States.    To the extent that Awards under the Plan are awarded to Eligible Individuals who are domiciled or reside outside of the United States or to persons who are domiciled or reside in the United States but who are subject to the tax laws of a jurisdiction outside of the United States, the Committee may adjust the terms of the Awards granted hereunder to such person (i) to comply with the laws, rules and regulations of such jurisdiction and (ii) to permit the grant of the Award not to be a taxable event to the Participant. The authority granted under the previous sentence shall include the discretion for the Committee to adopt, on behalf of the Company, one or more sub-plans applicable to separate classes of Eligible Individuals who are subject to the laws of jurisdictions outside of the United States.

(g)    Satisfaction of Obligations.    Subject to applicable law, the Company may apply any cash, Shares, securities or other consideration received upon exercise or settlement of an Award to any obligations a Participant owes to the Company and the Subsidiaries in connection with the Plan or otherwise, including any tax obligations or obligations under a currency facility established in connection with the Plan.

(h)    No Limitation on Corporate Actions.    Nothing contained in the Plan shall be construed to prevent the Company or any Subsidiary from taking any corporate action, whether or not such action would have an adverse effect on any Awards made under the Plan. No Participant, beneficiary or other person shall have any claim against the Company or any Subsidiary as a result of any such action.

(i)    Unfunded Plan.    The Plan is intended to constitute an unfunded plan for incentive compensation. Prior to the issuance of Shares, cash or other form of payment in connection with an Award, nothing contained herein shall give any Participant any rights that are greater than those of a general unsecured creditor of the Company. The Committee may, but is not obligated to, authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Shares with respect to awards hereunder.

(j)    Successors.    All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company.

(k)    Application of Funds.    The proceeds received by the Company from the sale of Shares pursuant to Awards will be used for general corporate purposes.

(l)    Award Document.    In the event of any conflict or inconsistency between the Plan and any Award Document, the Plan shall govern and the Award Document shall be interpreted to minimize or eliminate any such conflict or inconsistency.

(m)    Headings.    The headings of Sections herein are included solely for convenience of reference and shall not affect the meaning of any of the provisions of the Plan.

(n)    Severability.    If any provision of this Plan is held unenforceable, the remainder of the Plan shall continue in full force and effect without regard to such unenforceable provision and shall be applied as though the unenforceable provision were not contained in the Plan.

(o)    Expenses.    The costs and expenses of administering the Plan shall be borne by the Company.

(p)    Governing Law.    Except as to matters of federal law, the Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to any conflict of law provisions that might otherwise point to a different jurisdiction.

(q)    Compliance with Individual Tax Requirements. The Company does not warrant that the Plan will comply with Section 409A or any other provision of the Code with respect to any Participant or with respect to any payment. In no event shall the Company; any Subsidiary; any director, officer, or employee of the Company or a Subsidiary; or any member of the Committee be liable for any additional tax, interest, or penalty incurred by a Participant as a result of the Plan’s failure to satisfy the requirements of Section 409A of the Code or any other requirements of applicable tax laws.

ANNUAL MEETING OF SHAREHOLDERS OF

TEXTRON INC.

Wednesday, April 22, 2015, 11:00 a.m. EDT

Textron Inc.

40 Westminster Street

Providence, Rhode Island

1                    ¢

TEXTRON INC.

Proxy Solicited on Behalf of the Board of Directors for Annual Meeting of

Shareholders, April 22, 2015

The undersigned hereby appoint(s) Scott C. Donnelly, Frank T. Connor and E. Robert Lupone, or any one of them, attorneys with full power of substitution and revocation to each, for and in the name of the undersigned with all the powers the undersigned would possess if personally present, to vote the shares of the undersigned in Textron Inc. as indicated on the proposals referred to on the reverse side hereof at the annual meeting of its shareholders to be held on Wednesday, April 22, 2015, and at any adjournments thereof, and in their or his discretion upon any other matter which may properly come before said meeting.

This card also constitutes voting instructions to the trustees under the Textron savings plans to vote, in person or by proxy, the proportionate interest of the undersigned in the shares of Common Stock of Textron Inc. held by the trustees under the plans, as described in the proxy statement.

(Continued and to be signed on the reverse side)

COMMENTS:

¢ 1.1	14475 ¢

ANNUAL MEETING OF SHAREHOLDERS OF

TEXTRON INC.

Wednesday, April 22, 2015, 11:00 a.m. EDT

Textron Inc.

40 Westminster Street

Providence, Rhode Island

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 22, 2015

The Company’s Proxy Statement for the 2015 Annual Meeting of Shareholders,

the Annual Report to Shareholders for the fiscal year ended January 3, 2015 and the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2015 are available at www.textron.com/Investor Relations—Annual Report & Proxy Materials.

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

      ¢

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES LISTED BELOW,

“FOR” PROPOSALS 2, 3 AND 4 AND “AGAINST” PROPOSALS 5 AND 6.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE:  ☒

The Board of Directors recommends that you vote “FOR” the following proposals:									FOR	AGAINST	ABSTAIN

1.	Election of Directors						09)	Lord Powell of Bayswater KCMG	☐	☐	☐

			FOR	AGAINST	ABSTAIN		10)	Lloyd G. Trotter	☐	☐	☐

	01) 02) 03) 04) 05) 06) 07) 08)	Scott C. Donnelly Kathleen M. Bader R. Kerry Clark James T. Conway Ivor J. Evans Lawrence K. Fish Paul E. Gagné Dain M. Hancock	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐	☐ ☐ ☐ ☐ ☐ ☐ ☐ ☐		11)	James L. Ziemer	☐	☐	☐
						2.	Approval of the proposed Textron Inc. 2015 Long-Tern Incentive Plan.		☐	☐	☐

						3.	Approval of the advisory (non-binding) resolution to approve executive compensation.		☐	☐	☐
						4.	Ratification of appointment of independent registered public accounting firm.		☐	☐	☐
The Board of Directors recommends that you vote “AGAINST” the following shareholder proposals:
						5.	Shareholder proposal regarding independent board chairman.		☐	☐	☐
						6.	Shareholder proposal regarding incentive compensation recoupment policy.		☐	☐	☐

This proxy, when properly signed, will be voted as directed by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR the nominees listed herein, FOR proposals 2, 3 and 4 and AGAINST proposals 5 and 6 or if the card constitutes voting instructions to a savings plan trustee, the trustee will vote as described in the proxy statement.

TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

IMPORTANT NOTICE

YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN YOUR PROXY, OR SUBMIT YOUR VOTE BY INTERNET OR BY TELEPHONE AS SOON AS POSSIBLE. BY DOING SO, YOU MAY SAVE TEXTRON THE EXPENSE OF ADDITIONAL SOLICITATION.

	To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.	¢

ANNUAL MEETING OF SHAREHOLDERS OF

TEXTRON INC.

Wednesday, April 22, 2015, 11:00 a.m. EDT

Textron Inc.

40 Westminster Street

Providence, Rhode Island

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 p.m. EDT the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

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e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER
ACCOUNT NUMBER

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON APRIL 22, 2015. The Company’s Proxy Statement for the 2015 Annual Meeting of Shareholders, the Annual Report to Shareholders for the fiscal year ended January 3, 2015 and the Company’s Annual Report on Form 10-K for the fiscal year ended January 3, 2015 are available at www.textron.com/Investor Relations—Annual Report & Proxy Materials.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

¢

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE NOMINEES LISTED BELOW,

“FOR” PROPOSALS 2, 3 AND 4 AND “AGAINST” PROPOSALS 5 AND 6.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE:  ☒

The Board of Directors recommends that you vote “FOR” the following proposals:									FOR	AGAINST	ABSTAIN

1.	Election of Directors						09)	Lord Powell of Bayswater KCMG	☐	☐	☐

			FOR	AGAINST	ABSTAIN		10)	Lloyd G. Trotter	☐	☐	☐

	01)	Scott C. Donnelly	☐	☐	☐		11)	James L. Ziemer	☐	☐	☐

	02)	Kathleen M. Bader	☐	☐	☐	2.	Approval of the proposed Textron Inc. 2015 Long-Tern Incentive Plan.		☐	☐	☐
	03)	R. Kerry Clark	☐	☐	☐
	04)	James T. Conway	☐	☐	☐	3.	Approval of the advisory (non-binding) resolution to approve executive compensation.		☐	☐	☐
	05)	Ivor J. Evans	☐	☐	☐
	06)	Lawrence K. Fish	☐	☐	☐	4.	Ratification of appointment of independent registered public accounting firm.		☐	☐	☐
	07)	Paul E. Gagné	☐	☐	☐
	08)	Dain M. Hancock	☐	☐	☐	The Board of Directors recommends that you vote “ AGAINST” the following shareholder proposals:

						5.	Shareholder proposal regarding independent board chairman.		☐	☐	☐

						6.	Shareholder proposal regarding incentive compensation recoupment policy.		☐	☐	☐

This proxy, when properly signed, will be voted as directed by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR the nominees listed herein, FOR proposals 2, 3 and 4 and AGAINST proposals 5 and 6 or if the card constitutes voting instructions to a savings plan trustee, the trustee will vote as described in the proxy statement.

						TO INCLUDE ANY COMMENTS, USE THE COMMENTS BOX ON THE REVERSE SIDE OF THIS CARD.

						ELECTRONIC ACCESS TO FUTURE DOCUMENTS

If you would like to receive future shareholder communications electronically exclusively, and no longer receive any material by mail please visit http://www.amstock.com. Click on Shareholder Account Access to enroll. Please enter your account number and tax identification number to log in, then select Receive Company Mailings via E-Mail and provide your e-mail address.

If you vote by telephone or through the Internet, please DO NOT mail back this proxy card.

	To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.				☐

IMPORTANT NOTICE

YOUR VOTE IS IMPORTANT. PLEASE SIGN, DATE AND RETURN YOUR PROXY, OR SUBMIT YOUR VOTE BY INTERNET OR BY TELEPHONE AS SOON AS POSSIBLE. BY DOING SO, YOU MAY SAVE TEXTRON THE EXPENSE OF ADDITIONAL SOLICITATION.

Signature of Shareholder	Date:	Signature of Shareholder	Date:

¢	Note:	Please sign exactly as your name or names appear on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If the signer is a partnership, please sign in partnership name by authorized person.	¢